As filed with the Securities and Exchange Commission on June 8, 2018

Registration Statement No. 333-217914

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 4

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE KOREA DEVELOPMENT BANK

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives in the United States:

Young Eun Ban or Choon Keun Song Duly Authorized Representatives of The Korea Development Bank 320 Park Avenue, 32nd Floor New York, NY 10022	Seong-wook Kim Duly Authorized Representative of The Republic of Korea 460 Park Avenue, 9th Floor New York, NY 10022

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

c/o 19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539, Korea

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$6,000,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Korea Development Bank to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering, (ii) guarantees that may be issued by The Korea Development Bank in respect of obligations of other parties on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance and (iii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Korea Development Bank on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) and guarantees to be issued by The Korea Development Bank, registered hereunder, (ii) guarantees to be issued by The Republic of Korea, registered hereunder and (iii) US$1,847,380,000 aggregate principal amount of debt securities (with or without warrants) and guarantees registered under Registration Statement No. 333-203739 (including an aggregate principal amount of US$200,000,000 of debt securities that may be sold by us from time to time in a continuous offering designated Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”)). Of such securities, The Korea Development Bank has sold US$300,000,000 floating rate notes due 2022, US$500,000,000 floating rate notes due 2020, US$150,000,000 floating rate notes due 2022, US$350,000,000 2.750% Notes due 2023, US$500,000,000 floating rate notes due 2021 and US$500,000,000 3.375% notes due 2023, and US$5,547,380,000 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K-1 to this registration statement, together with the supplement to that prospectus supplement filed as Exhibit K-2 to this registration statement, to be used in connection with the sale by us of the Series C Notes in a continuous offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2018

PROSPECTUS

$7,847,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2018

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2017 and 2016 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Youngdeungpo-gu, Seoul, The Republic of Korea.

In May 2009, the KDB Act was amended to facilitate our privatization, reflecting the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry. To implement our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital in November 2009.

In August 2013, in light of continued uncertainties surrounding the global economy and the prolonged effects of the global financial crisis that commenced in the second half of 2008 on the Korean economy, as well as certain overlap of financial policy roles among different Government-owned banks and financial corporations, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan called for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of KoFC’s overseas assets of approximately ~~W~~2 trillion to The Export-Import Bank of Korea, or KEXIM, (ii) the sale of our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services.

In May 2014, the National Assembly amended the KDB Act to largely reflect the plan announced by the Financial Services Commission and halt our privatization and streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions. Under the amended KDB Act, which was amended in May 2014, the public policy financing role was consolidated and strengthened, and KDBFG and KoFC (together with its subsidiaries) were merged into us on December 31, 2014 in order to utilize our rich experience and expertise in public policy financing, and we took over KoFC’s role of providing public policy financial support to Korean companies, including managing and operating the Financial Market Stabilization Fund established pursuant to the Act on the Structural Improvement of the Financial Industry enacted in 2009, while KoFC’s overseas assets of approximately ~~W~~2 trillion were transferred to KEXIM. On December 31, 2014, the Government transferred all of its ownership interest in KoFC and KDBFG to us and in return received 3,036,079,768 new shares of us with an aggregate par value of ~~W~~15,180.4 billion, which represented all of our share capital. As a newly merged entity, we have an authorized share capital of up to ~~W~~30,000 billion and our paid-in capital was ~~W~~15,180.4 billion. While the Government has halted its plan for our privatization, it has expressed its intention to privatize our subsidiaries that do not have policy financing roles, subject to market conditions.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2017, we had ~~W~~140,005.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~213,179.0 billion and total equity of ~~W~~22,616.1 billion, as compared to ~~W~~141,321.2 billion of loans outstanding, ~~W~~219,075.9 billion of total assets and ~~W~~22,565.0 billion of total equity as of December 31, 2016. In 2017, we recorded interest income of ~~W~~4,873.3 billion, interest expense of ~~W~~3,386.9 billion and net income of ~~W~~434.8 billion, as compared to ~~W~~5,014.0 billion of interest income, ~~W~~3,589.6 billion of interest expense and ~~W~~3,641.1 billion of net loss in 2016. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the chairman of the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•	allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•	obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•	broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•	the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•	the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•	the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2017, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

	December 31, 2017(1)
	(billions of won)
Long-term debt:
Won currency borrowings	~~W~~	3,918.3
Industrial finance bonds		116,737.6
Foreign currency borrowings		5,344.8

Total long-term debt		126,000.7	(2)(3)

Capital:
Paid-in capital		17,938.1
Capital surplus		2,498.0
Retained earnings(4)		1,743.3
Accumulated other comprehensive income		436.7

Total capital		22,616.1

Total capitalization	~~W~~	148,616.8

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2017.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,071.40 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2017.
(3)	As of December 31, 2017, we had contingent liabilities totaling ~~W~~7,803.5 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes regulatory reserve for credit losses of ~~W~~1,308.5 billion as of December 31, 2017. If our provision for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•	raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. On February 20, 2000, the Government contributed ~~W~~100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by ~~W~~959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed ~~W~~3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed ~~W~~50 billion in cash to our capital. On August 13, 2003, the Government contributed ~~W~~80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed ~~W~~1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed ~~W~~500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed ~~W~~900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by ~~W~~400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital). In March 2010, the Government, through KDBFG, made a further capital contribution of ~~W~~10 billion in cash to our capital. In December 2013, the Government contributed ~~W~~10 billion in cash to our capital. In December 2014, our paid-in capital increased by ~~W~~5,918.5 billion in connection with the merger of KDBFG and KoFC into us as described under the heading “Overview” in this prospectus.” In April, July and September 2015, the Government contributed ~~W~~2 trillion in the form of shares of common stock of Korea Land & Housing Corporation and KEPCO, ~~W~~40 billion in cash and ~~W~~15 billion in cash, respectively, to our capital to support our fund for infrastructure projects, new growth engine, high-tech and new renewable energy industries and business enterprises in general. The Government further contributed to our capital ~~W~~50 billion in cash in July 2016, ~~W~~247.7 billion in cash in September 2016, ~~W~~10 billion in cash in November 2016, ~~W~~250 billion in the form of shares of common stock of Incheon Port Authority and Yeosu Gwangyang Port Authority in May 2017, ~~W~~80 billion in cash in September 2017 and ~~W~~65 billion in cash in December 2017. Taking into account these capital contributions, reduction and merger, as of December 31, 2017, our total paid-in capital was ~~W~~17,938.1 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2017 and 2016—Note 23.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•	the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•	the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Statements of Financial Position Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2016 and 2017, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2016 and 2017.

	As of December 31,
	2016	2017
	(billions of won)
Statements of Financial Position Data
Total Loans(1)	147,855.5	146,448.9
Total Borrowings(2)	194,384.6	184,847.0
Total Assets	272,837.8	263,811.7
Total Liabilities	241,818.4	230,240.9
Equity	31,019.5	33,570.8

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, financial liabilities designated at fair value through profit or loss, borrowings and debt issued.

Consolidated Income Statement Data

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2016 and 2017.

	Year Ended December 31,
	2016	2017
	(billions of Won)
Income Statement Data
Total Interest Income	5,777.7	5,753.8
Total Interest Expense	3,734.0	3,499.6
Net Interest Income	2,043.7	2,254.3
Operating Income (Loss)	(3,154.3)	767.3
Non-operating Income (Loss)	1,916.3	778.4
Income (Loss) before Income Tax	(1,238.0)	1,545.7
Income Tax Expense	1,118.4	982.3
Income from discontinued operations	294.8	—
Net Income (Loss)	(2,061.6)	563.4

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2016 and 2017, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2016 and 2017 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2016	2017
	(billions of won)
Statements of Financial Position Data
Total Loans(1)	141,321.2	140,005.2
Total Borrowings(2)	180,357.7	173,432.5
Total Assets	219,075.9	213,179.0
Total Liabilities	196,510.9	190,562.9
Equity	22,565.0	22,616.1

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, financial liabilities designated at fair value through profit or loss, borrowings and debt issued.

As of December 31, 2017, our total assets decreased by 2.7% to ~~W~~213,179.0 billion from ~~W~~219,075.9 billion as of December 31, 2016, primarily due to a decrease in available-for-sale financial assets to ~~W~~32,062.9 billion from ~~W~~36,680.1 billion and a decrease in loans to ~~W~~140,005.2 billion from ~~W~~141,321.2 billion.

As of December 31, 2017, our total liabilities decreased by 3.0% to ~~W~~190,562.9 billion from ~~W~~196,510.9 billion as of December 31, 2016, primarily due to a decrease in deposits to ~~W~~33,058.2 billion from ~~W~~37,677.8 billion and a decrease in borrowings to ~~W~~20,971.6 billion from ~~W~~23,600.0 billion.

As of December 31, 2017, our total equity increased by 0.2% to ~~W~~22,616.1 billion from ~~W~~22,565.0 billion as of December 31, 2016, primarily due to an increase in paid-in capital to ~~W~~17,938.1 billion from ~~W~~17,543.1 billion and an increase in retained earnings to ~~W~~1,743.3 billion from ~~W~~1,308.5 billion, which more than offset a decrease in accumulated other comprehensive income to ~~W~~436.7 billion from ~~W~~1,213.5 billion.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2016 and 2017 included in this prospectus.

	Year Ended December 31,
	2016	2017
	(billions of Won)
Income Statement Data
Total Interest Income	5,014.0	4,873.3
Total Interest Expense	3,589.6	3,386.9
Net Interest Income	1,424.4	1,486.4
Operating Income (Loss)	(1,270.5)	1,474.8
Income (Loss) before Income Tax	(3,894.1)	682.6
Income Tax Expense (Benefit)	(253.0)	247.8
Net Income (Loss)	(3,641.1)	434.8

2017

We had net income of ~~W~~434.8 billion in 2017 compared to net loss of ~~W~~3,641.1 billion in 2016, on a separate basis.

The principal factors for the net income of ~~W~~434.8 billion in 2017 compared to the net loss of ~~W~~3,641.1 billion in 2016 included:

•	a decrease in impairment losses on investments in subsidiaries and associates to ~~W~~773.9 billion in 2017 from ~~W~~3,140.9 billion in 2016, primarily due to a decrease in impairment losses on Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME;

•	a decrease in provision for loan losses to ~~W~~1,212.2 billion in 2017 from ~~W~~3,249.7 billion in 2016, primarily due to (i) the write-off of a significant amount of our loans to Hanjin Shipping Co., Ltd. and STX Offshore & Shipbuilding Co., Ltd. in 2017 and (ii) a decrease in our loans to DSME as a result of a debt-to-equity swap in 2017; and

•	an increase in net gain on available-for-sale financial assets to ~~W~~885.0 billion in 2017 from ~~W~~248.2 billion in 2016, primarily due to gains from the sale of our equity interest in Korea Aerospace Industries, Ltd. in June 2017.

The above factors were partially offset by (i) an income tax expense of ~~W~~247.8 billion in 2017 compared to an income tax benefit of ~~W~~253.0 billion in 2016, primarily due to income before income tax of ~~W~~682.6 billion in 2017 compared to loss before income tax of ~~W~~3,894.1 billion in 2016 and (ii) a decrease in dividend income to ~~W~~850.8 billion in 2017 from ~~W~~1,197.4 billion in 2016, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

2016

We had net loss of ~~W~~3,641.1 billion in 2016 compared to net loss of ~~W~~1,895.1 billion in 2015, on a separate basis.

Principal factors for the increase in net loss in 2016 compared to 2015 included:

•	an increase in impairment losses on investments in subsidiaries and associates to ~~W~~3,140.9 billion in 2016 from ~~W~~1,134.9 billion in 2015, primarily due to the impairment loss on investments in Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME, which suffered from financial difficulties and liquidity problems in 2016, primarily due to significant losses incurred in connection with the construction of offshore facilities and drill ships resulting from a prolonged slowdown in the global shipbuilding industry; and

•	an increase in provision for loan losses to ~~W~~3,249.7 billion in 2016 from ~~W~~2,810.1 billion in 2015, primarily due to increased provisions for loan losses relating to exposure to DSME, STX Offshore & Shipbuilding Co., Ltd. and Hanjin Shipping following downgrades of the classification of our exposure to (i) DSME to precautionary from normal, (ii) STX Offshore & Shipbuilding to expected loss from substandard and (iii) Hanjin Shipping to expected loss from normal, following our evaluation of such companies’ financial conditions (including significant increases in their liabilities) and operating results (including significant operating losses).

The above factors were partially offset by an increase in dividend income to ~~W~~1,197.4 billion in 2016 from ~~W~~615.3 billion in 2015, primarily due to increased dividends from investments in associates (including Korea Electric Power Corporation, or KEPCO).

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2017, we established provisions of ~~W~~3,515.5 billion for possible loan losses, 6.1% higher than the provisions as of December 31, 2016 of ~~W~~3,313.4 billion, primarily due to an increase in loans classified as substandard. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2017 and 2016—Notes 3(26), 23(4) and 23(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2017, we have provided loans of ~~W~~2,365.4 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~23.1 billion following debt-for-equity swaps. As of December 31, 2017, we had established provisions of ~~W~~723.3 billion for such loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2016(1)				As of December 31, 2017(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of won)
Loan Classification	Normal(2)	~~W~~	132,092.4	~~W~~	305.9	~~W~~	130,890.8	~~W~~	309.3
	Precautionary		5,147.5		1,097.3		5,258.5		1,118.5
	Substandard		2,056.8		505.1		2,221.7		981.9
	Doubtful		664.6		416.3		458.8		227.1
	Expected Loss		1,359.9		988.8		1,175.5		878.6

	Total	~~W~~	141,321.2	~~W~~	3,313.4	~~W~~	140,005.2	~~W~~	3,515.5

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2017, our non-performing loans totaled ~~W~~3,856.0 billion, representing 2.8% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2017, our legal reserve was zero due to our use of the reserve to cover our net losses for 2016.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of December 31, 2017, our credit extended to these companies totaled ~~W~~10,634.7 billion, accounting for 5.0% of our total assets as of such date.

As of December 31, 2017, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,712.8 billion from ~~W~~7,634.4 billion as of December 31, 2016, primarily due to a debt-to-equity swap and a decrease in guarantees. As of

December 31, 2017, our exposure to STX Offshore & Shipbuilding was ~~W~~1,079.8 billion, a decrease from ~~W~~1,422.8 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of December 31, 2017, our exposure to Dongbu Steel decreased to ~~W~~1,212.1 billion from ~~W~~1,325.2 billion as of December 31, 2016, primarily due to the repayment of certain existing loans. As of December 31, 2017, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,145.4 billion from ~~W~~1,242.2 billion as of December 31, 2016, primarily due to the repayment of certain existing loans. As of December 31, 2017, our exposure to Hyundai Merchant Marine increased to ~~W~~1,095.5 billion from ~~W~~1,080.4 billion as of December 31, 2016, primarily due to the extension of new loans. As of December 31, 2017, our exposure to Daehan Shipbuilding decreased to ~~W~~756.9 billion from ~~W~~769.2 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of December 31, 2017, our exposure to Hanjin Shipping decreased to ~~W~~363.1 billion from ~~W~~439.5 billion as of December 31, 2016, primarily due to the repayment of certain existing loans through the sale of collateral. As of December 31, 2017, our exposure to STX Heavy Industries increased slightly to ~~W~~269.2 billion from ~~W~~268.7 billion as of December 31, 2016, primarily due to a slight increase in valuation of shares of common stock of STX Heavy Industries.

As of December 31, 2017, we established provisions of ~~W~~741.3 billion for our exposure to DSME, ~~W~~701.8 billion for STX Offshore & Shipbuilding, ~~W~~239.7 billion for Dongbu Steel, ~~W~~104.2 billion for Hanjin Heavy Industries and Construction, ~~W~~175.1 billion for Hyundai Merchant Marine, ~~W~~50.2 billion for Daehan Shipbuilding, ~~W~~115.7 billion for Hanjin Shipping and ~~W~~96.4 billion for STX Heavy Industries.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction, shipbuilding and shipping industries. STX Pan Ocean had been in court receivership since June 2013 and was sold to Harim Group in June 2015. STX Construction has been in court receivership since April 2013. STX Offshore & Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In August 2016, STX Heavy Industries filed for court receivership, and in January 2017, the Seoul Central District Court approved its rehabilitation plan, which includes debt-to-equity swaps. In December 2017, the creditors of STX Engine, including us, and UAMCO Ltd., a private bad asset clearing house in Korea, signed a stock purchase agreement in which the creditors agreed to sell off an 87% stake in STX Engine for ~~W~~185.2 billion. In April 2018, the creditors of STX Corporation, including us, and AFC Korea, a Chinese private equity fund, signed a stock purchase agreement in which the creditors agreed to sell an 86.3% stake in STX Corporation for ~~W~~68.5 billion. Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Certain troubled companies in the Dongbu Group are in voluntary out-of-court debt restructuring programs with their creditors, and Dongbu Steel entered into a voluntary workout agreement with its creditors in October 2015. We are the main creditor bank of STX Group and Dongbu Group.

In May 2016, Hanjin Shipping, Korea’s largest container operator, submitted itself to joint management with us, as its largest creditor, and other creditors in an effort to revive itself from financial difficulties. In August 2016, we and the other creditors rejected Hanjin Shipping’s last funding plan, and Hanjin Shipping entered into court receivership in September 2016 and was declared bankrupt in February 2017. In July 2016, Hyundai Merchant Marine executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine. As of December 31, 2017, our equity interest in Hyundai Merchant Marine was 13.1%.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder.

In January 2016, the prosecutors’ office of Korea began investigating allegations of mismanagement and accounting irregularities at DSME, including our dealings with and oversight of DSME. Concurrent with the prosecutors’ investigation, in June 2016, the Board of Audit and Inspection, the audit agency of the Government, submitted to financial regulators its reports showing DSME had overstated its operating profit in 2013 and 2014 and criticized us, as the lead creditor bank and largest shareholder of DSME, for alleged mismanagement and loose oversight of DSME, which allegedly led to the failure to uncover the alleged accounting irregularities contributing to further losses at DSME. In December 2016, the prosecutors indicted our former chief executive officer, who had served from 2011 to 2013, for alleged malpractice, bribery and abuse of power. In May 2017, the Seoul Central District Court convicted him of charges of bribery and abuse of power and sentenced him to four years in prison. On appeal, in November 2017, the Seoul High Court convicted him on additional charges of corruption for allegedly pressuring the then chief executive officer of DSME to invest in his friend’s biotech company between 2011 and 2012, among other misconducts, and extended his sentence to five years and two months. Although we believe our dealings regarding DSME were carried out in compliance with relevant guidelines and procedures, we cannot predict whether the outcome of the investigation by the prosecutors into DSME may be adverse to us. In addition, further investigations may be launched by other governmental authorities with respect to our dealings with DSME, including those by our other former officers. An adverse determination by the prosecutors or other governmental authorities may result in regulatory sanctions and/or financial penalties as well as reputational harm to us.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In 2017, we sold non-performing loans worth ~~W~~681.8 billion to Deasin F&I Co., Ltd., Eugene Asset Management and UAMCO Ltd.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 1.8% over our prime rate, although we provide a discount between 0.2% and 0.7% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and Auditors—Notes to Separate Financial Statements of December 31, 2017 and 2016—Note 48.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2016		2017
	(billions of won)
Equipment Capital Loans:
Domestic Currency	~~W~~	50,416.2	~~W~~	48,964.6
Foreign Currency(2)		8,307.3		7,015.4

		58,723.5		55,980.0
Working Capital Loans:
Domestic Currency(3)		47,931.6		49,624.8
Foreign Currency(2)		6,718.1		5,931.6

		54,649.7		55,556.4
Other Loans(4)		27,948.0		28,468.8

Total Loans	~~W~~	141,321.2	~~W~~	140,005.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~10,009.1 billion as of December 31, 2016 and ~~W~~7,793.2 billion as of December 31, 2017. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”

(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2017, we had ~~W~~140,005.2 billion in outstanding loans, which represents a 0.9% decrease from ~~W~~141,321.2 billion of outstanding loans as of December 31, 2016.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2017 Total
	2016		2017
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	44,915.8	~~W~~	50,475.0	45.3%
Loans with Remaining Maturities of More Than One Year		68,457.4		61,061.4	54.7

Total	~~W~~	113,373.2	~~W~~	111,536.4	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2017 Total
	2016		2017
	(billions of won, except percentages)
Manufacturing	~~W~~	55,234.7	~~W~~	55,204.0	49.5%
Banking and Insurance		24,042.3		25,373.6	22.7
Transportation		7,130.1		7,075.5	6.3
Public Administration		855.5		778.8	0.7
Electric, Gas and Water Supply Industry		3,498.2		3,409.8	3.1
Others(2)		22,612.4		19,694.7	17.7

Total	~~W~~	113,373.2	~~W~~	111,536.4	100.0%

Percentage increase (decrease) from previous period		2.9%		(1.6)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 49.5% of our outstanding equipment capital and working capital loans as of December 31, 2017. As of December 31, 2017, loans to the transportation equipment manufacturing businesses and the metal product manufacturing businesses accounted for 14.0% and 13.9%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of December 31, 2017, accounting for 5.0% of our outstanding equipment capital and working capital loans. As of December 31, 2017, our five largest borrowers and 20 largest borrowers accounted for 12.3% and 23.8%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2017 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2017 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	32.8%
Banking and Insurance	55.7
Transportation	4.8
Electric, Gas and Water Supply Industry	2.0
Others(1)	4.7

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2017 Total
	2016		2017
	(billions of won, except percentages)
Manufacturing	~~W~~	26,623.6	~~W~~	28,691.1	61.6%
Banking and Insurance		3,162.6		4,801.8	10.3
Transportation		3,130.7		3,133.3	6.7
Electric, Gas and Water Supply Industry		912.0		1,107.3	2.4
Others(1)		10,216.4		8,865.3	19.0

Total	~~W~~	44,045.3	~~W~~	46,598.8	100.0%

Percentage increase (decrease) from previous period		(8.4)%		5.8%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2017:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2017%			December 31, 2017%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	42,903.6	76.6%	~~W~~	36,245.3	65.2%
On-lending loans		3,656.9	6.5		10,755.0	19.4
Foreign currency loans		4,460.8	8.0		1,293.7	2.3
Local currency loans denominated in foreign currencies		49.0	0.1		51.0	0.1
Offshore loans in foreign currencies		1,177.7	2.1		3,912.1	7.0
Government fund loans		243.5	0.4		0.0	0.0
Overdraft		0.0	0.0		155.9	0.3
Others(1)		3,488.5	6.3		3,143.4	5.7

Total	~~W~~	55,980.0	100.0%	~~W~~	55,556.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2016		2017
	(billions of won)
Acceptances	~~W~~	656.5	~~W~~	399.2
Guarantees on local borrowing		812.8		1,055.5
Guarantees on foreign borrowing		8,584.6		6,311.7
Letter of guarantee for importers		46.6		37.1

Total	~~W~~	10,100.5	~~W~~	7,803.5

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~34,334.6 billion as of December 31, 2017 from ~~W~~32,602.2 billion as of December 31, 2016.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2017, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~11,671.5 billion, equal to 30.3% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2017:

Equity Investments

	Book Value as of December 31, 2017
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,041.5
Construction		988.3
Banking and Insurance		9,484.0
Real Estate Business		3,785.5
Manufacturing		468.8
Transportation		496.3
Others		1,070.2

Total	~~W~~	34,334.6

As of December 31, 2017, we held total equity investments, on a book value basis, of ~~W~~768.7 billion in one of our five largest borrowers and ~~W~~1,995.3 billion in five of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2017, the aggregate value of our equity investments accounted for approximately 99.0% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyzes and managerial assistance; and

•	offering trust services.

As of December 31, 2017, we held in trust cash and other assets totaling ~~W~~33,970.6 billion, and we generated in 2017 trust fee income equaling ~~W~~136.6 billion. As of December 31, 2016, we held in trust cash and other assets totaling ~~W~~36,058.0 billion, and we generated in 2016 trust fee income equaling ~~W~~133.8 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2016 and 2017, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2017:

Type of Funds Borrowed	As of December 31, 2017
	(billions of won)
General Purpose	~~W~~	248.8
Special Purpose		4,540.8

Total	~~W~~	4,789.6

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2017:

Outstanding Balance	As of December 31, 2017
	(billions of won)
Denominated in Won	~~W~~	95,361.9
Denominated in Other Currencies		22,931.9

Total	~~W~~	118,293.8

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2017, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2017) was ~~W~~131,449.8 billion, equal to 22.8% of our authorized amount under the KDB Act, which was ~~W~~577,398.0 billion.

In 2017, we issued ~~W~~51.1 trillion in Won-denominated industrial finance bonds and ~~W~~5.8 trillion in industrial finance bonds denominated in other currencies. In 2018, we are targeting to issue approximately ~~W~~51.0 trillion in Won-denominated industrial finance bonds and approximately ~~W~~7.0 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2017, the outstanding amount of our foreign currency borrowings was US$11.1 billion.

Our long term and short term foreign currency borrowings decreased to ~~W~~11,875.7 billion as of December 31, 2017 from ~~W~~13,269.8 billion as of December 31, 2016.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2016, demand deposits held by us totaled ~~W~~1,869.3 billion and time and savings deposits held by us totaled ~~W~~27,290.3  billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2017:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2018		2019		2020		2021		Thereafter
	(billions of won)
Won	~~W~~	51,711.5	~~W~~	22,744.7	~~W~~	4,080.7	~~W~~	846.9	~~W~~	22,085.7
Foreign		16,506.2		3,960.3		4,255.2		2,154.6		9,121.5

Total Won Equivalent	~~W~~	68,217.7	~~W~~	26,705.0	~~W~~	8,335.9	~~W~~	3,001.5	~~W~~	31,207.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2017, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2013	46,237.4
2014	99,441.9
2015	100,119.6
2016	92,692.8
2017	103,339.2

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2013	31,080.3
2014	37,260.0
2015	37,341.4
2016	38,264.9
2017	34,772.6

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2017:

External Bonds

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	14,394.7	US$	14,394.7
Japanese yen (¥)		¥36,500.0		323.4
Euro (EUR)	EUR	1,165.3		1,391.4
Singapore dollar (SGD)	SGD	470.0		351.2
Hong Kong dollar (HKD)	HKD	5,045.0		645.3
Chinese offshore renminbi (CNH)	CNH	9,452.0		1,443.3
Swiss franc (CHF)	CHF	580.0		592.3
Brazilian real (BRL)	BRL	545.8		164.8
Australian dollar (AUD)	AUD	1,022.9		797.4
Great Britain Sterling (GBP)	GBP	500.0		671.8
New Zealand dollar (NZD)	NZD	400.0		283.6
Norwegian Krone (NOK)	NOK	700.0		84.8
South African Rand (ZAR)	ZAR	130.0		10.6
Indonesian Rupiah(IDR)	IDR	670,000.0		49.7
Indian Rupee(INR)	INR	1,282.2		20.0
Swedish Krona(SEK)	SEK	1,210.0		146.7

Total			US$	21,371.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2017.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain nine branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao and Shenyang and eight overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Yangon, Moscow, Manila, Sydney and Bangkok.

Property

Our head office is located at 14 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 77 branches in major cities throughout the Republic, including 23 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Dong Gull Lee	September 10, 2020
Chief Operating Officer and Vice Chairman of the Board of Directors	Dai Hyun Lee	September 27, 2019
Auditor	Cheol Hwan Seo	February 25, 2021
Independent Non-executive Directors	Jong Sub Sung	March 1, 2018
	Hi-Taek Shin	April 26, 2018
	Hay-Young Chung	April 26, 2018
	Chae Yeol Yang	May 25, 2019

As of December 31, 2017, we employed 3,418 persons with 1,922 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	300,000,000	3.00	September 14, 2012	September 14, 2022	300,000,000
USD	350,000,000	3.00	September 14, 2012	September 14, 2022	350,000,000
USD	100,000,000	3.00	September 14, 2012	September 14, 2022	100,000,000
USD	500,000,000	1.50	January 22, 2013	January 22, 2018	500,000,000
USD	30,000,000	3M USD Libor + 1.00	June 10, 2013	June 10, 2018	30,000,000
USD	300,000,000	3.00	September 17, 2013	March 17, 2019	300,000,000
USD	450,000,000	3.00	September 17, 2013	March 17, 2019	450,000,000
USD	40,000,000	3.81	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000	4.00	November 1, 2013	November 1, 2023	30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	50,000,000	3.74	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000	3.70	November 6, 2013	November 6, 2023	50,000,000
USD	30,000,000	3.79	November 13, 2013	November 13, 2023	30,000,000
USD	50,000,000	3.8	November 13, 2013	November 13, 2023	50,000,000
USD	50,000,000	3.75	November 15, 2013	November 15, 2023	50,000,000
USD	20,000,000	3.66	November 26, 2013	November 26, 2023	20,000,000
USD	60,000,000	3.68	November 26, 2013	November 26, 2023	60,000,000
USD	50,000,000	3.8	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000	3.8	December 18, 2013	December 18, 2023	20,000,000
USD	20,000,000	3.81	December 18, 2013	December 18, 2023	20,000,000
USD	750,000,000	3.75	January 22, 2014	January 22, 2024	750,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024	30,000,000
USD	50,000,000	3.62	April 29, 2014	April 29, 2024	50,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024	20,000,000
USD	350,000,000	2.5	September 11, 2014	March 11, 2020	350,000,000
USD	400,000,000	2.5	September 11, 2014	March 11, 2020	400,000,000
USD	50,000,000	3.25	November 14, 2014	November 14, 2024	50,000,000
USD	750,000,000	0.04625	November 16, 2011	November 16, 2021	750,000,000
USD	200,000,000	0.02875	August 22, 2013	August 22, 2018	200,000,000
USD	300,000,000	0.02875	August 22, 2013	August 22, 2018	300,000,000
USD	200,000,000	0.0385	February 20, 2014	February 20, 2024	200,000,000
USD	20,000,000	3.72	April 9, 2014	April 9, 2024	20,000,000
USD	30,000,000	3.72	April 10, 2014	April 10, 2024	30,000,000
USD	30,000,000	3.7	April 11, 2014	April 11, 2024	30,000,000
USD	50,000,000	3.7	April 11, 2014	April 11, 2024	50,000,000
USD	50,000,000	2.73	February 6, 2015	February 6, 2027	50,000,000
USD	500,000,000	2.25	May 18, 2015	May 18, 2020	500,000,000
USD	30,000,000	3.01	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.33	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.2	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	20,000,000	3M USD Libor + 0.55	October 15, 2015	October 15, 2018	20,000,000
USD	50,000,000	3M USD Libor + 0.65	November 4, 2015	November 5, 2018	50,000,000
USD	10,000,000	3M USD Libor + 0.70	November 6, 2015	November 6, 2020	10,000,000
USD	100,000,000	3M USD Libor + 0.67	November 27, 2015	November 27, 2018	100,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	150,000,000	3M USD Libor + 0.85	April 12, 2016	April 12, 2019	150,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	500,000,000	2.500	January 13, 2016	January 13, 2021	500,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	150,000,000	3M USD Libor + 0.95	April 12, 2016	April 12, 2021	150,000,000
USD	11,700,000	1.530	July 05, 2016	July 05, 2022	11,700,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	1.375	September 12, 2016	September 12, 2019	500,000,000
USD	20,000,000	2.625	December 14, 2016	December 14, 2021	20,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	70,000,000	3M USD Libor + 0.37	January 24, 2017	January 24, 2018	70,000,000
USD	30,000,000	3M USD Libor + 0.35	January 31, 2017	January 31, 2018	30,000,000
USD	50,000,000	1.91	February 21, 2017	February 21, 2019	50,000,000
USD	50,000,000	1.91	February 21, 2017	February 21, 2019	50,000,000
USD	500,000,000	2.625	February 27, 2017	February 27, 2022	500,000,000
USD	500,000,000	3M USD Libor + 0.705	February 27, 2017	February 27, 2022	500,000,000
USD	500,000,000	3M USD Libor + 0.45	February 27, 2017	February 27, 2020	500,000,000
USD	50,000,000	2.76	March 31, 2017	March 31, 2022	50,000,000
USD	50,000,000	1.85	May 23, 2017	May 23, 2019	50,000,000
USD	50,000,000	1.85	May 24, 2017	May 24, 2019	50,000,000
USD	30,000,000	2.58	June 16, 2017	June 16, 2022	30,000,000
USD	300,000,000	3M USD Libor + 0.725	July 6, 2017	July 6, 2022	300,000,000
USD	50,000,000	4.5	July 13, 2017	July 13, 2019	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
USD	50,000,000	3M USD Libor + 0.31	July 24, 2017	January 24, 2019		50,000,000
USD	50,000,000	4.51	August 10, 2017	August 10, 2019		50,000,000
USD	20,000,000	4.2	September 11, 2017	September 11, 2019		20,000,000
USD	350,000,000	2.75	September 19, 2017	March 19, 2023		350,000,000
USD	150,000,000	3M USD Libor + 0.705	September 19, 2017	February 27, 2022		150,000,000
USD	500,000,000	3M USD Libor + 0.675	September 19, 2017	September 19, 2020		500,000,000
USD	300,000,000	3M USD Libor + 0.8	October 30, 2017	October 30, 2022		300,000,000
USD	20,000,000	4.8	November 3, 2017	November 3, 2019		20,000,000
USD	100,000,000	3M USD Libor + 0.55	November 27, 2017	November 27, 2020		100,000,000
USD	200,000,000	3M USD Libor + 0.56	December 19, 2017	June 19, 2020		200,000,000

		Subtotal in Original Currency			USD	14,394,700,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	15,422,481,580,000

SGD	200,000,000	2.05	July 23, 2015	July 23, 2018		200,000,000
SGD	200,000,000	2.65	December 3, 2015	December 3, 2018		200,000,000
SGD	70,000,000	2.01	January 26, 2017	January 16, 2020		70,000,000

		Subtotal in Original Currency			SGD	470,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	376,308,893,400

JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	6,500,000,000	0.89	June 7, 2013	June 7, 2018		6,500,000,000
JPY	15,000,000,000	0.69	January 29, 2014	January 29, 2019		15,000,000,000

		Subtotal in Original Currency			JPY	36,500,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	346,440,939,900

HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	300,000,000	1.82	April 26, 2013	April 26, 2018		300,000,000
HKD	160,000,000	2.28	October 31, 2013	October 31, 2018		160,000,000
HKD	1,042,000,000	3.2	April 3, 2014	October 3, 2021		1,042,000,000
HKD	388,000,000	0.0442	April 12, 2011	April 12, 2021		388,000,000
HKD	130,000,000	0.0228	November 4, 2013	November 4, 2018		130,000,000
HKD	160,000,000	1.73	November 6, 2015	May 6, 2019		160,000,000
HKD	300,000,000	1.85	November 19, 2015	November 19, 2018		300,000,000
HKD	316,000,000	1.88	November 23, 2015	November 23, 2018		316,000,000
HKD	154,000,000	1.79	December 3, 2015	December 3, 2018		154,000,000
HKD	433,000,000	1.965	February 25, 2016	February 25, 2018		433,000,000
HKD	140,000,000	3M HKD Hibor + 0.71	April 07, 2016	April 07, 2018		140,000,000
HKD	350,000,000	2.060	October 25, 2016	October 25, 2023		350,000,000
HKD	113,000,000	1.980	April 07, 2016	March 30, 2021		113,000,000
HKD	160,000,000	2.08	October 17, 2017	October 19, 2020		160,000,000
HKD	140,000,000	2.17	October 25, 2017	October 25, 2020		140,000,000
HKD	205,000,000	2.57	October 27, 2017	October 27, 2022		205,000,000
HKD	162,000,000	2.685	December 19, 2017	December 19, 2022		162,000,000

		Subtotal in Original Currency			HKD	5,045,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	691,326,742,700

CNH	150,000,000	4.45	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.1	December 18, 2013	December 18, 2023		210,000,000
CNH	200,000,000	4.38	February 13, 2015	February 13, 2018		200,000,000
CNH	1,000,000,000	3.55	June 19, 2015	June 19, 2018		1,000,000,000
CNH	300,000,000	3.78	July 9, 2015	July 9, 2019		300,000,000
CNH	140,000,000	3.84	July 17, 2015	July 17, 2018		140,000,000
CNH	100,000,000	3.91	July 20, 2015	July 20, 2018		100,000,000
CNH	138,000,000	4.05	July 24, 2015	July 24, 2018		138,000,000
CNH	100,000,000	4.15	July 27, 2015	July 27, 2018		100,000,000
CNH	120,000,000	4.05	August 17, 2015	August 17, 2018		120,000,000
CNH	1,000,000,000	4.10	August 24, 2015	August 24, 2018		1,000,000,000
CNH	200,000,000	4.10	August 24, 2015	August 24, 2018		200,000,000
CNH	200,000,000	3.90	November 19, 2015	November 19, 2018		200,000,000
CNH	500,000,000	4.04	December 8, 2015	December 8, 2018		500,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
CNH	700,000,000	4.20	December 15, 2015	December 15, 2018		700,000,000
CNH	600,000,000	4.20	December 15, 2015	December 15, 2018		600,000,000
CNH	130,000,000	4.500	March 30, 2016	March 30, 2019		130,000,000
CNH	315,000,000	3.300	October 28, 2016	October 26, 2018		315,000,000
CNH	60,000,000	3.600	November 02, 2016	November 02, 2019		60,000,000
CNH	100,000,000	4.180	November 29, 2016	November 29, 2019		100,000,000
CNH	150,000,000	4.750	December 12, 2016	December 12, 2019		150,000,000
CNH	150,000,000	5.45	February 14, 2017	February 14, 2021		150,000,000
CNH	150,000,000	5.3	February 14, 2017	February 14, 2020		150,000,000
CNH	150,000,000	5.265	February 21, 2017	February 21, 2021		150,000,000
CNH	200,000,000	5.3	March 6, 2017	March 6, 2020		200,000,000
CNH	339,000,000	4.37	May 31, 2017	May 31, 2019		339,000,000
CNH	200,000,000	4.19	July 27, 2017	July 27, 2020		200,000,000
CNH	220,000,000	4.3	July 31, 2017	July 31, 2020		220,000,000
CNH	230,000,000	4.355	August 29, 2017	August 29, 2020		230,000,000
CNH	1,400,000,000	4.5	November 10, 2017	November 10, 2020		1,400,000,000

		Subtotal in Original Currency			CNH	9,452,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	1,546,373,476,560

EUR	200,000,000	1.50	May 30, 2013	May 30, 2018		200,000,000
EUR	300,000,000	1.50	May 30, 2013	May 30, 2018		300,000,000
EUR	200,000,000	1.50	July 23, 2013	May 30, 2018		200,000,000
EUR	100,000,000	3M Euribor + 0.45	October 28, 2014	October 28, 2019		100,000,000
EUR	16,000,000	3M Euribor + 0.45	October 30, 2014	October 30, 2019		16,000,000
EUR	25,000,000	12M Euribor +0.02	February 12, 2015	August 12, 2019		25,000,000
EUR	50,000,000	3M Euribor + 0.45	February 24, 2016	February 24, 2018		50,000,000
EUR	18,000,000	3M Euribor + 0.35	April 15, 2016	April 15, 2018		18,000,000
EUR	40,290,000	0.16	December 01, 2016	December 01, 2021		40,290,000
EUR	82,000,000	3M Euribor + 0.35	April 15, 2016	April 15, 2018		82,000,000
EUR	64,000,000	0.24	November 25, 2016	November 25, 2021		64,000,000
EUR	70,000,000	0.00	November 13, 2017	August 13, 2020		70,000,000

		Subtotal in Original Currency			EUR	1,165,290,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,490,699,096,964

CHF	180,000,000	1.000	December 21, 2012	December 21, 2018		180,000,000
CHF	100,000,000	0.01375	October 2, 2013	July 2, 2018		100,000,000
CHF	150,000,000	0.01375	October 2, 2013	July 2, 2018		150,000,000
CHF	150,000,000	0.02	October 29, 2012	October 29, 2018		150,000,000

		Subtotal in Original Currency			CHF	580,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	634,958,781,600

BRL	545,800,000	7.73	July 05, 2016	July 05, 2019		545,800,000

		Subtotal in Original Currency			BRL	545,800,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	176,542,099,228

AUD	100,000,000	4.50	April 30, 2013	April 30, 2018		100,000,000
AUD	25,000,000	3M BBSW + 1.45	July 30, 2013	July 30, 2018		25,000,000
AUD	30,000,000	5.15	July 31, 2013	July 31, 2018		30,000,000
AUD	50,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		50,000,000
AUD	150,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		150,000,000
AUD	200,000,000	4.50	May 22, 2014	November 22, 2019		200,000,000
AUD	20,000,000	3.37	February 11, 2015	February 11, 2022		20,000,000
AUD	300,000,000	3M BBSW + 1.03	November 27, 2015	November 27, 2018		300,000,000
AUD	22,900,000	2.55	July 05, 2016	July 05, 2022		22,900,000
AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	25,000,000	2.44	July 19, 2017	July 19, 2019		25,000,000

		Subtotal in Original Currency			AUD	1,022,900,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	854,281,379,270

IDR	670,000,000,000	7.00	November 30, 2017	November 30, 2022		670,000,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2017
		Subtotal in Original Currency			IDR	670,000,000,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	53,120,012,000

INR	1,282,200,000	5.80	September 1, 2017	September 1, 2020		1,282,200,000

		Subtotal in Original Currency			INR	1,282,200,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	21,430,485,648

NOK	300,000,000	4.00	October 23, 2013	April 23, 2020		300,000,000
NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	700,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	90,897,576,000

ZAR	130,000,000	8.20	June 30, 2015	July 2, 2018		130,000,000

		Subtotal in Original Currency			ZAR	130,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	11,295,770,200

NZD	100,000,000	5.25	April 3, 2014	April 3, 2018		100,000,000
NZD	100,000,000	5.125	November 13, 2014	November 13, 2020		100,000,000
NZD	200,000,000	3M BKBM+1.05	April 18, 2016	April 18, 2019		200,000,000

		Subtotal in Original Currency			NZD	400,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	303,891,896,000

GBP	100,000,000	2.00	November 20, 2014	December 20, 2018		100,000,000
GBP	150,000,000	2.00	November 20, 2014	December 20, 2018		150,000,000
GBP	250,000,000	1.75	October 31, 2017	December 15, 2022		250,000,000

		Subtotal in Original Currency			GBP	500,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	719,766,520,000
SEK	400,000,000	1.83	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.74	November 30, 2017	November 30, 2027		410,000,000
		Subtotal in Original Currency			SEK	1,210,000,000
		Subtotal in Equivalent Amount of Won(16)			~~W~~	157,122,952,800

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	22,896,938,202,270

*	Repaid on the respective maturity dates.
(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,071.40, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 800.63, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 949.11, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 137.07, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 163.65, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,279.25, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,094.72, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 323.45, the prevailing market rate on December 31, 2017.
(9)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 835.16, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 7.90, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Indian Rupee amounts are converted to Won amounts at the rate of MXN 1.00 to Won 16.72, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 129.86, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

(13)	South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 86.86, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(14)	New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 759.68, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.
(15)	Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,439.53, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2017(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.73~2.16	2010~2012	2023~2025		154,063
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.25~3M Libor + 0.78	2013~2016	2018~2021		1,285,680
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22~ 3M Libor + 0.74	2014~2016	2018~2024		1,809,558
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	0.69~1.66	2017	2018		1,069,868
HSBC and others	Off-shore long-term borrowings	3M Libor + 0.35 ~ +0.62	2013~2016	2018~2019		214,280
JBIC	Off-shore borrowings from JBIC	4.27~4.32	2010	2020		18,364
Others	Short-term borrowings in foreign currency	0.05~5.50	2017	2018		5,724,739
	Long-term borrowings in foreign currency	0.12~4.30	2015~2017	2018~2021		1,599,175

Total External Borrowings of KDB					~~W~~	11,875,727

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2017 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	1.4~1.65	2017	2018		1,840,000
Long-term Industrial Finance Bonds	1.28~9.4	2004~2017	2013~2046		93,405,149

Total Bonds	1.28~9.4	2004~2017	2013~2046		95,245,149
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	0.95~1.45	1998~2012	2018~2032	~~W~~	248,829
Borrowings from Industrial Bank of Korea	0.60~1.00	2014~2016	2019~2021		3,183
Borrowings from Small Business Corp.	0.70~3.24	2009~2017	2018~2032		104,161
Borrowings from the Ministry of Culture and Tourism	0.05~2.50	2009~2017	2018~2029		2,563,235
Borrowings from Korea Energy Management Corporation	0.25~3.10	2003~2017	2018~2031		648,512
Others(1)	0.00~3.28	2003~2017	2018~2044		1,221,687

Total Borrowings(2)					4,789,607
3. Other Debt(3)					3,304,419

Total Internal Floating Debt(4)					2,711,314
Total Internal Funded Debt(5)					100,627,861

Total Internal Debt				~~W~~	103,339,175

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~871,314 million and long term borrowings in the amount of ~~W~~3,918,293 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Cheol-Hwan Seo, who was appointed by the Financial Services Commission for a three-year term on February 26, 2018.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12F, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03150, Korea, which has audited our separate financial statements as of and for the year ended December 31, 2016 included in this prospectus. KPMG Samjong Accounting Corp., located at 152, Teheran-ro, Gangnam-gu, Seoul 06236 (Yeoksam-dong, Gangnam Finance Center 27th Floor), Korea has audited our separate financial statements as of and for the year ended December 31, 2015 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2016 and 2015—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-ku, Seoul, 03145, Korea T : +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2017 and 2016, the separate statements of comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibilities for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these separate financial statements based on our audits. We conducted our audits in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the separate financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the separate financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the separate financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the separate financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Bank as of December 31, 2017 and 2016, and its financial performance and its cash flows for the years then ended in accordance with Korean International Financial Reporting Standards.

/s/ Nexia Samduk

Seoul, Korea

March 28, 2018

This report is effective as of March 28, 2018, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

A member of Nexia International

Nexia International is a leading worldwide network of independent accounting and consulting firms, providing comprehensive portfolio of audit, accountancy, tax and advisory services.

Korea Development Bank

Separate Statements of Financial Position

As of December 31, 2017 and 2016

(In millions of won)	Notes	December 31, 2017		December 31, 2016
Assets
Cash and due from banks	4,44,45,48	~~W~~	6,608,642	6,707,719
Financial assets held for trading	5,44,45,48		926,737	1,789,299
Available-for-sale financial assets	6,37,44,45,48		32,062,921	36,680,130
Held-to-maturity financial assets	7,44,45,48		12,313	15,867
Loans	8,44,45,48		136,279,322	137,740,872
Derivative financial assets	9,44,45,46,48		6,249,609	6,318,073
Investments in subsidiaries and associates	10,47		22,749,389	22,776,376
Property and equipment, net	11,47		592,884	581,906
Investment property, net	12,47		78,391	82,217
Intangible assets, net	13,47		90,502	58,755
Current tax assets			4,383	11,486
Other assets	14,44,45,48		7,465,441	6,277,917
Assets held for sale	15		58,473	35,300

Total assets		~~W~~	213,179,007	219,075,917

Liabilities
Financial liabilities designated at fair value through profit or loss	16,44,45,48	~~W~~	1,583,713	1,893,077
Deposits	17,44,45,48		33,058,179	37,677,803
Borrowings	18,44,45,48		20,971,629	23,599,957
Debentures	19,44,45,48		117,818,982	117,186,901
Derivative financial liabilities	9,44,45,46,48		5,907,803	6,402,532
Defined benefit liabilities	20		45,647	43,717
Provisions	21		1,363,951	1,201,250
Deferred tax liabilities	35		973,497	1,292,001
Current tax liabilities			337,978	3,620
Other liabilities	22,44,45,48		8,501,497	7,210,048

Total liabilities			190,562,876	196,510,906

Equity
Issued capital	23		17,938,099	17,543,099
Capital surplus	23		2,498,001	2,499,947
Accumulated other comprehensive income	23		436,749	1,213,465
Retained earnings	23		1,743,282	1,308,500
(Regulatory reserve for credit losses of ~~W~~1,308,500 million and ~~W~~1,370,828 million as of December 31, 2017 and 2016, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~63,530 million and (-)~~W~~62,328 million as of December 31, 2017 and 2016, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~63,530 million and (-)~~W~~62,328 million as of December 31, 2017 and 2016, respectively)

Total equity			22,616,131	22,565,011

Total liabilities and equity		~~W~~	213,179,007	219,075,917

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

For the years ended December 31, 2017 and 2016

(In millions of won, except earnings per share information)	Notes	2017		2016
Interest income	24	~~W~~	4,873,273	5,014,016
Interest expense	24		(3,386,902)	(3,589,636)

Net interest income	47		1,486,371	1,424,380
Net fees and commission income	25		403,578	400,972
Dividend income	26		850,811	1,197,422
Net loss on financial assets held for trading	27		(22,117)	(21,082)
Net gain on financial liabilities designated at fair value through profit or loss	28		80,360	66,000
Net gain on available-for-sale financial assets	29		885,026	248,203
Net gain on derivatives	30		619,562	56,349
Net foreign currency transaction loss	31		(321,777)	(266,375)
Other operating expense, net	32		(633,584)	(444,722)

Non-interest income, net	47		1,861,859	1,236,767

Provision for loan losses	8,47		1,212,184	3,249,719

General and administrative expenses	33,47		661,296	681,901

Operating income (loss)	47		1,474,750	(1,270,473)

Impairment loss on investments in subsidiaries and associates	10		(773,910)	(3,140,885)
Other non-operating income	34		18,038	538,033
Other non-operating expense	34		(36,286)	(20,815)

Non-operating expense, net			(792,158)	(2,623,667)

Profit (loss) before income taxes			682,592	(3,894,140)

Income tax expense (benefit)	35		247,810	(253,042)

Profit (loss) for the year	23		434,782	(3,641,098)

(Profit (loss) for the year adjusted for regulatory reserve for credit losses: ~~W~~371,252 million and (-)~~W~~3,578,770 million for the years ended December 31, 2017 and 2016, respectively)
Other comprehensive income (loss) for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	23
Valuation gain (loss) on available-for-sale financial assets, net			(689,806)	609,146
Exchange differences on translation of foreign operations			(91,636)	22,499
Valuation gain on cash flow hedge			7,990	4,902
Items that will not be reclassified subsequently to profit or loss:
Remeasurements of defined benefit liabilities			(3,264)	7,728

			(776,716)	644,275

Total comprehensive loss for the year		~~W~~	(341,934)	(2,996,823)

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	36	~~W~~	123	(1,051)

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

For the years ended December 31, 2017 and 2016

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2016	~~W~~	17,235,399	2,501,439	569,190	4,949,598	25,255,626
Loss for the year		—	—	—	(3,641,098)	(3,641,098)
Valuation gain on available-for-sale financial assets		—	—	609,146	—	609,146
Exchange differences on translation of foreign operations		—	—	22,499	—	22,499
Valuation gain on cash flow hedge		—	—	4,902	—	4,902
Remeasurements of defined benefit liabilities		—	—	7,728	—	7,728

Total comprehensive income (loss) for the year		—	—	644,275	(3,641,098)	(2,996,823)

Paid-in capital increase		307,700	(1,492)	—	—	306,208

Transaction with owners		307,700	(1,492)	—	—	306,208

Balance at December 31, 2016	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011

Balance at January 1, 2017	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011
Profit for the year		—	—	—	434,782	434,782
Valuation loss on available-for-sale financial assets		—	—	(689,806)	—	(689,806)
Exchange differences on translation of foreign operations		—	—	(91,636)	—	(91,636)
Valuation gain on cash flow hedge		—	—	7,990	—	7,990
Remeasurements of defined benefit liabilities		—	—	(3,264)	—	(3,264)

Total comprehensive income (loss) for the year		—	—	(776,716)	434,782	(341,934)

Paid-in capital increase		395,000	(1,946)	—	—	393,054

Transaction with owners		395,000	(1,946)	—	—	393,054

Balance at December 31, 2017	~~W~~	17,938,099	2,498,001	436,749	1,743,282	22,616,131

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

For the years ended December 31, 2017 and 2016

(In millions of won)	Notes	2017		2016
Cash flows from operating activities
Profit (loss) for the year		~~W~~	434,782	(3,641,098)
Adjustments for:
Income tax expense (benefit)	35		247,810	(253,042)
Interest income	24		(4,873,273)	(5,014,016)
Interest expense	24		3,386,902	3,589,636
Dividend income	26		(850,811)	(1,197,422)
Loss on valuation of financial assets held for trading	27		1,262	4,217
Gain on valuation of financial liabilities designated at fair value through profit or loss	28		(77,678)	(60,319)
Gain on disposal of available-for-sale financial assets	29		(1,069,777)	(430,458)
Impairment loss on available-for-sale financial assets	29		184,751	182,255
Loss (gain) on valuation of derivatives	30		(158,758)	643,785
Net gain on fair value hedged items	30		(626,860)	(287,966)
Loss on foreign exchange translations	31		332,015	157,777
Loss (gain) on disposal of investments in subsidiaries and associates	32		9,512	(463,252)
Impairment loss on investments in subsidiaries and associates	10		773,910	3,140,885
Provision for loan losses	8		1,212,184	3,249,719
Increase (reversal) of provision for payment guarantees	21		(117,793)	265,190
Increase of provision for unused commitments	21		267,690	115,870
Increase (reversal) of financial guarantee provision	21		92,859	(82,202)
Increase (reversal) of provision for lawsuits	21		(1,053)	97,311
Increase of other provisions	21		6,700	3,743
Defined benefit costs	20,33		38,745	41,185
Depreciation of property and equipment	11,33		29,318	31,911
Gain on disposal of assets held for sale	34		(9,195)	(533,530)
Impairment loss on assets held for sale	34		—	13,761
Gain on disposal of property and equipment	34		(485)	(135)
Loss on disposal of intangible assets	34		16	—
Depreciation of investment property	12,34		2,019	1,841
Amortization of intangible assets	13,33		20,674	27,376
Other operating loss, net			35,496	178,732
Loss on redemption of debentures			47	409

			(1,143,773)	3,423,261

Changes in operating assets and liabilities:
Due from banks			(540,316)	132,627
Financial assets held for trading			1,287,522	(104,007)
Loans			364,004	(4,369,278)
Derivative financial instruments			(257,267)	(437,467)
Other assets			(1,271,121)	(476,906)
Financial liabilities designated at fair value through profit or loss			(231,686)	330,778
Deposits			(4,590,771)	(2,275,391)

(Continued)

Korea Development Bank

Separate Statements of Cash Flows, Continued

For the years ended December 31, 2017 and 2016

(In millions of won)	Notes	2017		2016
Defined benefit liabilities			(40,035)	(40,117)
Other liabilities			1,571,483	(1,104,428)

			(3,708,187)	(8,344,189)

Income taxes paid			(36,531)	(32,559)
Interest received			4,652,416	4,886,057
Interest paid			(3,600,564)	(3,574,509)
Dividends received			852,150	1,183,132

Net cash used in operating activities		~~W~~	(2,549,707)	(6,099,905)

Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	18,738,795	31,907,763
Acquisition of available-for-sale financial assets	6		(14,244,489)	(25,932,198)
Redemption of held-to-maturity financial assets	7		2,080	13,247
Disposal of property and equipment	11		933	781
Acquisition of property and equipment	11		(39,335)	(34,551)
Disposal of intangible assets	13		58	253
Acquisition of intangible assets	13		(52,596)	(12,165)
Disposal of investments in subsidiaries and associates			593,604	1,444,061
Acquisition of investments in subsidiaries and associates			(1,415,135)	(625,780)
Disposal of assets held for sale			35,123	2,372,645

Net cash provided by investing activities			3,619,038	9,134,056

Cash flows from financing activities
Proceeds from borrowings			33,126,111	26,054,918
Repayment of borrowings			(35,701,335)	(26,952,783)
Proceeds from issuance of debentures			98,720,241	73,413,193
Repayment of debentures			(97,410,868)	(72,929,024)
Proceeds from issue of share capital			145,000	307,700
Stock issuance costs			(1,946)	(1,492)

Net cash used in financing activities			(1,122,797)	(107,488)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			(451,170)	143,307

Net increase (decrease) in cash and cash equivalents			(504,636)	3,069,970
Cash and cash equivalents at beginning of the year			9,090,849	6,020,879

Cash and cash equivalents at end of the year	42	~~W~~	8,586,213	9,090,849

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,938,099 million with 3,587,619,768 shares of issued and outstanding as of December 31, 2017 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2017 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	8	97

2. Basis of Preparation

(1) Application of accounting standards

These financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (K-IFRS) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2017. Application of these amendment and improvements does not have a material impact on its financial statements.

•	Amendments to K-IFRS 1007 ‘Statement of Cash Flows’

•	Amendments to K-IFRS 1012 ‘Income Taxes’

•	Amendments to K-IFRS 1112 ‘Disclosure of Interests in Other Entities’

(ii) New and amended standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2017, and the Bank has not early adopted them.

K-IFRS 1109 ‘Financial Instruments’

K-IFRS 1109 ‘Financial Instruments’ replaces the existing guidance in K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’. The Bank plans to adopt K-IFRS 1109 for the accounting periods beginning on or after January 1, 2018.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

K-IFRS 1109 is retrospectively applied in principle, but there are some exceptions such as exemption of restatement of comparative information for classification, measurement, impairment of financial instruments. For hedge accounting, the requirements are generally applied prospectively, with some exceptions such as accounting for time value of options.

Major characteristics of K-IFRS 1109 are financial assets being classified and measured based on the holder’s business model and instrument’s contractual cash flow characteristics, impairment model of financial instruments based on expected credit losses (ECL), broader range of hedged items and hedging instruments that qualify for the application of hedge accounting or changes in evaluation of hedging effectiveness etc.

For smooth adoption of K-IFRS 1109, financial impact analysis, accounting policies establishment, accounting system establishment and stabilization need to take place. The impact of the standards on the financial statements in the period they are initially adopted may differ depending on the Bank’s decisions and judgments of accounting policies as well as economic environment and its financial instruments.

In connection with the adoption of K-IFRS 1109, the Company completed the process of undertaking any update on its internal control processes and rebuilding accounting systems related to the reporting of financial instruments. The Bank analyzes the financial impact of the new standard on the financial statements based on the information available on December 31, 2017 and the general impacts on the financial statements are as follows:

Classification and measurement of financial assets

K-IFRS 1109 requires a financial asset to be classified and measured subsequently at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL) based on the holder’s business model and instrument’s contractual cash flow characteristics as shown below. If a hybrid contract contains a host that is a financial asset, an embedded derivative is not separated from the host and the entire hybrid contract is classified according to the requirement of K-IFRS 1109.

Contractual cash flow characteristics
Business model	Composed solely of principal and interest	Other
Objective of collecting contractual cash flows	Measured at amortized cost(*1)
Objective of collecting contractual cash flows and selling financial assets	Measured at FVOCI(*1)	Measured at FVTPL(*2)
Objective of selling or others	Measured at FVTPL
(*1)	Financial assets may be irrevocably designated as measured at FVTPL to eliminate or reduce accounting mismatch.
(*2)	Investments in equity instruments not held for trading may be irrevocably designated as measured at FVOCI.

The requirements of K-IFRS 1109 to classify financial assets as measured at amortized costs or FVOCI are more stringent than those of K-IFRS 1039, and thus, the proportion of financial assets measured at FVTPL may increase, which may lead to a rise in volatility of profit or loss because of the adoption of K-IFRS 1109.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

As of December 31, 2017, the Bank holds loans and receivables amounting to ~~W~~150,203,457 million, held-to-maturity financial assets amounting to ~~W~~12,313 million, available-for-sale financial assets ~~W~~32,062,921 million and financial assets at fair value through profit or loss ~~W~~926,737 million excluding derivative financial assets.

According to K-IFRS 1109, a debt instrument may be measured at amortized cost if both of the conditions that the instrument is held within a business model whose objective is to hold instruments in order to collect contractual cash flows and that the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding are met. As of December 31, 2017, the Bank holds loans and receivables and held-to-maturity financial assets measured at amortised cost amounting to ~~W~~150,203,457 million and ~~W~~12,313 million, respectively.

According to K-IFRS 1109, a debt instrument may be measured at FVOCI if both of the conditions that the instrument is held within a business model whose objective is achieved by both collecting contractual cash flows and selling instruments and that the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding are met. As of December 31, 2017, the Bank holds debt instruments classified as available-for-sale financial assets amounting to ~~W~~17,609,058 million.

According to K-IFRS 1109, an entity may make an irrevocable election at initial recognition to present in other comprehensive income subsequent changes in the fair value of an investment in an equity instrument that is not held for trading and the gain or losses accumulated in other comprehensive income are not subsequently transferred to profit or loss. As of December 31, 2017, the Bank holds equity instruments classified as available-for-sale financial assets amounting to ~~W~~14,453,863 million.

According to K-IFRS 1109, a debt instrument that is held for trading or whose contractual terms do not give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding and an equity instrument not designated as measured at FVOCI are measured at FVTPL. As of December 31, 2017, the Bank holds debt and equity instruments classified as financial assets at FVPL amounting to ~~W~~911,203 million and ~~W~~15,534 million, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

As of December 31, 2017, the following table summarizes the impacts on the classification and measurement of financial assets (excluding derivatives) held by the Bank.

	Classification based on K-IFRS 1039	Classification based on K-IFRS 1109	Amount based on K-IFRS 1039		Amount based on K-IFRS 1109
Due from banks	Loans and receivables	Financial assets at amortized cost	~~W~~	6,545,780	6,545,780
Financial assets held for trading:
Debt securities	Financial assets at FVTPL	Financial assets at FVTPL		911,203	911,203
Equity securities	”	”		15,534	15,534
Available-for-sale financial assets:
Debt securities	Available-for-sale financial assets	Financial assets at FVOCI		17,583,985	17,583,985
	”	Financial assets at amortized cost		25,073	25,000
Equity securities	”	Financial assets at FVTPL		4,216,878	4,206,997
	”	Financial assets at FVOCI		10,236,985	10,236,943
Held-to-maturity financial assets	Held-to-maturity financial assets	Financial assets at amortized cost		12,313	12,312
Loans	Loans and receivables	Financial assets at FVTPL		707,816	881,957
	”	Financial assets at amortized cost		135,571,506	135,540,768
Other financial assets:	”	”		7,378,355	7,380,764

			~~W~~	183,205,428	183,341,243

When applying K-IFRS 1109 on the Bank’s financial position as of December 31, 2017, ~~W~~707,816 million of loans and receivables and ~~W~~4,216,878 million of available-for-sale financial assets would be classified as FVTPL. As a result, the proportion of financial assets measure at FVTPL of total financial assets (excluding derivatives) will increase from 0.51% to 3.28% and the volatility of profit or loss resulting from changes in the fair value of financial assets will increase.

Classification and measurement of financial liabilities

K-IFRS 1109 requires that the amount of change in fair value of the financial liability designated as measured at FVTPL that is attributable to changes in the credit risk shall be presented in other comprehensive income and the amount shall not be reclassified as profit or loss. If the requirements create or enlarge an accounting mismatch in profit or loss, all gains or losses on that liability including the effects of changes in the credit risk shall be presented in profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

In K-IFRS 1039, the entire change in fair value of the financial liability designated as measured at FVTPL is presented in profit or loss. In K-IFRS 1109, the profit or loss related to the financial liability may be decreased because a portion of the change in fair value is presented in other comprehensive income

As of December 31, 2017, the Bank designated ~~W~~1,583,713 million of financial liabilities amounting to ~~W~~181,566,313 million excluding derivatives as measured at FVTPL.

When applying K-IFRS 1109 on the Bank’s financial position as of December 31, 2017, the accumulated amount of change in the fair value of the financial liabilities that is attributable to changes in the credit risk of that liability would be ~~W~~13,131 million and profit or loss relating to valuation of the financial liability is expected to decrease slightly.

Impairment: financial assets and contract assets

In K-IFRS 1039, impairment is recognized only when there is objective evidence of impairment based on incurred loss model. In K-IFRS 1109, impairment of debt instruments measured at amortized costs or FVOCI, lease receivables, contract assets, loan commitments and financial guarantee contracts is recognized based on the expected credit loss (ECL) impairment model.

K-IFRS 1109 outlines a ‘three-stage’ model for impairment based on changes in credit risk since initial recognition. A loss allowance is measured based on the 12-month ECL or life-time ECL which allows early recognition of credit loss compared to the incurred loss model of K-IFRS 1039.

	Classification	Loss allowance
Stage 1	Assets with no significant increase in credit risk since initial recognition	12-month ECL: Expected credit losses that result from default events that are possible within 12 months after the reporting date.
Stage 2	Assets with significant increase in credit risk since initial recognition	Lifetime ECL: Expected credit losses that result from all possible default events over the expected life of the financial instrument.
Stage 3	Credit-impaired assets

In K-IFRS 1109, the cumulative changes in lifetime ECL since initial recognition are recognized as a loss allowance for originated credit-impaired financial assets.

As of December 31, 2017, the following table summarizes the impacts on the loss allowance of the Bank.

	Amount based on K-IFRS 1039		Amount based on K-IFRS 1109	Difference
Due from banks	~~W~~	—	—	—
Available-for-sale financial assets (debt securities)		—	119,331	119,331
Held-to-maturity financial assets		—	1	1
Loans and receivables		3,886,977	3,937,724	50,746
Guarantees		638,223	702,731	64,508
Commitments		445,946	482,534	36,588

	~~W~~	4,971,146	5,242,321	271,175

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

Hedge accounting

K-IFRS 1109 maintains mechanics of hedge accounting (fair value hedge, cash flow hedge and a hedge of a net investment in a foreign operation) as set forth in K-IFRS 1039. However, unlike requirements in K-IFRS 1039 that are too complex and strict, K-IFRS 1109 is more practical, principle based and less strict and focuses on the entity’s risk management activities. Also, K-IFRS 1109 allows broader range of hedged items and hedging instruments. Under K-IFRS 1039, a hedge is assessed to be highly effective only if the offset is in the range of 80-125 percentage by performing numerical test of effectiveness. In K-IFRS 1109, such requirements are alleviated.

Transactions not qualifying for hedge accounting requirements of K-IFRS 1039 may now qualify for hedge accounting under K-IFRS 1109, resulting in less volatility of profit or loss.

Pursuant to transitional provisions of hedge accounting, the Bank may choose as its accounting policy to continue to apply the hedge accounting of K-IFRS 1039 at the date of initial application of K-IFRS 1109.

K-IFRS 1115 ‘Revenue from Contracts with Customers’

K-IFRS 1115 ‘Revenue from Contracts with Customers’ replaces the existing guidance in K-IFRS 1011 ‘Construction Contracts’, K-IFRS 1018 ‘Revenue’, K-IFRS 2113 ‘Customer Loyalty Programmes’, K-IFRS 2115 ‘Agreements for the Construction of Real Estate’, K-IFRS 2118 ‘Transfers of Assets from Customers’ and K-IFRS 2031 ‘Revenue—Barter Transactions Involving Advertising Services’. The core principle of K-IFRS 1115 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. K-IFRS 1115 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

K-IFRS 1116 ‘Leases’

KIFRS 1116 ‘Leases’ replaces the existing guidance in K-IFRS 1017 ‘Leases’, K-IFRS 2104 ‘Determining whether an Arrangement contains a Lease’, K-IFRS 2015 ‘Operating Leases-Incentives’ and K-IFRS 2027 ‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’. The previous lease accounting model does not require a lessee to recognize assets and liabilities arising from operating leases. However, K-IFRS 1116 requires a lessee to recognize assets and liabilities for all leases for which the lease term is greater than 12 months and the underlying asset is not of low value. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

When an investment in an associate or a joint venture is held by, or it held indirectly through, an entity that is a venture capital organization, a mutual fund, etc., the entity may elect to measure that investment at fair value through profit or loss. The amendments clarify that an entity shall make this election separately for each associate of joint venture, at initial recognition of the associate or joint venture. The Bank will apply these amendments

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

retrospectively for annual periods beginning on or after January 1, 2018, and early adoption is permitted. The Bank expects that the application of this amendment would not have a material impact on its separate financial statements.

K-IFRS 1102 ‘Share-based Payment’

Amendment to K-IFRS 1102 clarifies the accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled and valuation method used to measure fair value of cash-settled share-based payment. The amendment to K-IFRS 1102 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its separate financial statements.

Enactments to Interpretation 2122‘Foreign Currency Transactions and Advance Consideration’

According to these enactments ‘Foreign Currency Transactions and Advance Consideration’, the date of the transaction for determining the exchange rate to use on initial recognition of the related asset, expense or income (or part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration. These enactments are effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Provisions for credit losses (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment). Financial assets that are not individually significant assess objective evidence of impairment individually or collectively. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Provisions for credit losses are measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

2. Basis of Preparation, Continued

Individual assessment of impairment losses is calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

A methodology based on historical loss experience is used to estimate inherent incurred loss on groups of assets for collective assessment of impairment. Such methodology incorporates factors such as type of collateral, product and borrowers, credit rating, loss emergence period, recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors based on historical loss experience and current condition. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 28, 2018, which will be submitted for approval to the shareholders’ meeting to be held on March 29, 2018.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognised in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognised in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held for trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (FVTPL) are measured at fair value upon initial recognition, and changes therein are recognised as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognised as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (EIR) method.

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognise interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognised as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognised. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognised in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognises a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognises any assets if it does not have control and recognises any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognised by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognise the financial asset, and recognises consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognised amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

impaired if, because of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognised, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognised in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (EIR). Furthermore, the carrying amount of the asset is reduced using an allowance account and the amount of the loss is recognised in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For a collective assessment of impairment, assets are analysed based on the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated based on historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted based on current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

Impairment loss on equity securities are not reversed through profit or loss. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognised in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognised, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidence that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state of high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•	The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value upon agreement of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognised in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognised immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•	Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•	Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•	Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•	Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•	Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•	Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(15) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized in accordance with K-IFRS 1036 ‘Impairment of Assets’.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognised in profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS 1018 ‘Revenue’

(20) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(21) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(22) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(23) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(24) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(25) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(26) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(27) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(28) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Cash	~~W~~	62,862	61,903
Due from banks in Korean won:
Due from Bank of Korea		2,136,005	1,793,111
Other due from banks in Korean won		1,501,419	326

		3,637,424	1,793,437

Due from banks in foreign currencies / off-shores		2,908,356	4,852,379

	~~W~~	6,608,642	6,707,719

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Reserve deposit	~~W~~	1,248,969	1,100,838
Others		140,402	158,685

	~~W~~	1,389,371	1,259,523

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	—	960
Debt securities:
Government and public bonds		532,899	1,132,553
Financial bonds		—	438,433

		532,899	1,570,986

		532,899	1,571,946

Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		15,534	20,543
Debt securities		378,304	196,810

		393,838	217,353

	~~W~~	926,737	1,789,299

(2)	Details of debt securities in financial assets held for trading as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	539,000	532,856	532,899
Debt securities in foreign currencies		379,283	379,734	378,304

	~~W~~	918,283	912,590	911,203

	December 31, 2016
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,128,000	1,136,748	1,132,553
Financial bonds in Korean won		440,000	439,132	438,433
Debt securities in foreign currencies		197,003	196,116	196,810

	~~W~~	1,765,003	1,771,996	1,767,796

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	10,959,862	10,948,295
Beneficiary certificates		2,937,542	6,291,294
Others		250,731	248,306

		14,148,135	17,487,895

Debt securities:
Government and public bonds		1,795,216	2,444,117
Financial bonds		4,639,828	2,577,911
Corporate bonds		7,762,985	10,200,145

		14,198,029	15,222,173

		28,346,164	32,710,068

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		305,728	314,031
Debt securities		3,411,029	3,656,031

		3,716,757	3,970,062

	~~W~~	32,062,921	36,680,130

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~8,855,069 million and ~~W~~7,215,001 million as of December 31, 2017 and 2016, respectively.

(2)	Changes in available-for-sale financial assets for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	36,680,130	41,291,619
Acquisition		14,494,489	25,932,198
Disposal		(17,666,359)	(31,473,491)
Change due to amortization		(31,712)	(39,902)
Change in fair value		(879,960)	788,955
Impairment loss		(186,928)	(195,338)
Reversal of impairment loss		2,177	13,083
Reclassification		6,623	186,119
Foreign exchange differences		(434,682)	108,808
Others(*1)		79,143	68,079

Ending balance	~~W~~	32,062,921	36,680,130

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

(*1)	For the year ended December 31, 2017, others represents the increase in available-for-sale equity securities including shares of STX Heavy Industries Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Chinhung International Inc. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act, and shares of Phoenix Materials Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds. For the year ended December 31, 2016, others represents the increase in available-for-sale equity securities including shares of Hojeon Limited, Phoenix Materials Co., Ltd., Great New wave Coming Co., Ltd., IS Dongseo Co., Ltd, i-Components Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of December 31, 2017 and 2016 are as follows:

Company	December 31, 2017
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	94,426	Undecided
National Happiness Fund Co., Ltd.	34,066		56,710	Undecided
Taihan Electric Wire Co., Ltd.(*1)	16,476,369		18,536	Undecided
Ajin P & P Co., Ltd.	516,270		5,321	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		3,532	Until May 18, 2018
Chinhung International Inc.(*2)	11,118,952		21,293	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,000	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	52,669,948	~~W~~	203,864

(*1)	For the year ended December 31, 2017, some shares have been disposed of in accordance with the decision of the council consisted of major shareholders, etc.

(*2)	The number of shares has changed after the decisions of capital reduction and debt-to-equity swap for the year ended December 31, 2017.

Company	December 31, 2016
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	180,957	Undecided
Taihan Electric Wire Co., Ltd.	18,061,894		33,505	Undecided
Ajin P & P Co., Ltd.	516,270		5,282	Undecided
Samho International Co., Ltd.	183,000		3,093	Undecided
Hyundai Cement Co., Ltd.(*1)	2,636,655		72,772	Until December 31, 2017
Jaeyoung Solutec Co., Ltd.	1,962,000		5,415	Until December 31, 2017
Chinhung International Inc.	13,113,200		27,407	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,067	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	59,035,310	~~W~~	332,544

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

(*1)	The number of shares has changed after the decisions of debt-to-equity swap and dissolution of disposal for the year ended December 31, 2016.

(4)	Details of debt securities in available-for-sale financial assets as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,790,000	1,838,455	1,795,216
Financial bonds in Korean won		4,648,000	4,644,729	4,639,828
Corporate bonds in Korean won		7,932,157	7,932,488	7,762,985
Debt securities denominated in foreign currencies / off shores		3,401,971	4,440,330	3,411,029

	~~W~~	17,772,128	18,856,002	17,609,058

	December 31, 2016
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	2,406,000	2,478,365	2,444,117
Financial bonds in Korean won		2,580,000	2,582,880	2,577,911
Corporate bonds in Korean won		10,411,739	10,412,424	10,200,145
Debt securities denominated in foreign currencies / off shores		3,667,121	4,683,298	3,656,031

	~~W~~	19,064,860	20,156,967	18,878,204

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2017 and 2016 are as follows:

	December 31, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	1,588	2,348	3,732	3,957
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		10,725	10,725	12,135	12,135

	~~W~~	12,313	13,073	15,867	16,092

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

7. Held-to-Maturity Financial Assets, Continued

(2)	Changes in held-to-maturity financial assets for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	15,867	28,560
Acquisition		—	—
Redemption		(2,080)	(13,247)
Change due to amortization		(97)	256
Foreign exchange differences		(1,377)	298

Ending balance	~~W~~	12,313	15,867

8. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of December 31, 2017 and 2016 are as follows:

	December 31, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	48,073,015	46,991,365	45,393,552	44,375,540
Loans for facility development		49,032,004	48,628,943	50,522,843	50,419,384
Loans for households		1,484,374	1,497,412	2,431,455	2,469,269
Inter-bank loans		2,173,687	1,963,261	1,899,360	1,741,845

		100,763,080	99,080,981	100,247,210	99,006,038

Loans in foreign currencies:
Loans		13,011,258	13,485,711	15,109,106	15,743,466
Inter-bank loans		1,694,398	1,696,023	1,050,368	1,050,645
Loans borrowed from overseas financial institutions		154,063	158,332	194,165	199,922
Off-shore loans		10,962,265	11,368,199	10,876,961	11,211,761

		25,821,984	26,708,265	27,230,600	28,205,794

Other loans:
Bills bought in foreign currency		2,253,141	2,191,273	1,704,591	1,657,104
Advances for customers on acceptances and guarantees		112,108	31,968	180,403	93,416
Privately placed corporate bonds		1,937,308	1,483,255	2,341,205	1,783,567
Others		9,117,599	9,025,687	9,617,152	9,386,905

		13,420,156	12,732,183	13,843,351	12,920,992

		140,005,220	138,521,429	141,321,161	140,132,824

Less:
Allowance for loan losses		(3,515,453)		(3,313,404)
Present value discount		(215,809)		(269,116)
Deferred loan origination costs and fees		5,364		2,231

	~~W~~	136,279,322		137,740,872

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404
Provision for loan losses		797,689	349,378	(739)	(130,201)	38,082	157,975	1,212,184
Write-offs		(49,090)	(45,234)	(1,771)	(19,926)	—	(862)	(116,883)
Recovery		3,110	—	—	7,225	17	—	10,352
Sale		(94,787)	(52,788)	—	(7,688)	(2,128)	(14,442)	(171,833)
Debt-to-equity swap		(154,094)	(181,136)	—	(9,091)	(2,591)	(142,024)	(488,936)
Foreign exchange differences		—	—	—	(60,073)	(23)	(38,422)	(98,518)
Others		(67,680)	8,810	—	(12,657)	(62,934)	(9,856)	(144,317)

Ending balance	~~W~~	1,594,886	598,972	4,232	498,437	494,638	324,288	3,515,453

	2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	2,050,925	558,162	9,790	352,757	638,572	549,094	4,159,300
Provision for loan losses		1,724,564	418,789	(1,013)	600,037	406,993	100,349	3,249,719
Write-offs		(658,851)	(151,431)	(2,035)	(224,859)	(332,574)	(75,693)	(1,445,443)
Recovery		12,789	5,205	—	10,783	17	35,131	63,925
Sale		(118,012)	(143,931)	—	(3,000)	(17,132)	(25,503)	(307,578)
Debt-to-equity swap		(1,790,262)	(133,587)	—	(22,698)	(157,581)	(196,253)	(2,300,381)
Foreign exchange differences		—	—	—	24,189	5	12,023	36,217
Others		(61,415)	(33,265)	—	(6,361)	(14,085)	(27,229)	(142,355)

Ending balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404

(3)	Losses related to loans for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Provision for loan losses	~~W~~	(1,212,184)	(3,249,719)
Losses on disposal of loan		(85,453)	(81,484)

	~~W~~	(1,297,637)	(3,331,203)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	2,231	3,981
New deferrals		19,939	9,465
Amortization		(16,806)	(11,215)

Ending balance	~~W~~	5,364	2,231

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

9. Derivative Financial Instruments, Continued

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	263,106,943	269,454,550	1,094,066	1,048,654
Currency		95,220,871	94,686,514	4,401,846	4,371,560
Stock		706,531	1,777,606	491	2,436
Commodities		1,232	1,232	375	375
Embedded derivatives		657,821	250,000	138,350	—
Allowance and other adjustments		—	—	(6,993)	(542)

		359,693,398	366,169,902	5,628,135	5,422,483

Hedging purpose derivative financial instruments:
Interest rate(*1)		17,225,203	17,225,203	503,659	209,708
Currency		6,606,163	6,819,227	118,012	281,193
Allowance and other adjustments		—	—	(197)	(5,581)

		23,831,366	24,044,430	621,474	485,320

	~~W~~	383,524,764	390,214,332	6,249,609	5,907,803

(*1)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

	December 31, 2016
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	288,402,494	293,260,959	1,766,182	1,625,764
Currency		79,667,068	78,097,355	3,864,914	3,735,015
Stock		208,061	983,362	541	6,821
Commodities		20,847	20,847	3,061	3,061
Embedded derivatives		647,131	250,000	144,370	—
Allowance and other adjustments		—	—	(74,340)	(1,997)

		368,945,601	372,612,523	5,704,728	5,368,664

Hedging purpose derivative financial instruments:
Interest rate		22,486,076	22,486,076	584,264	173,540
Currency		6,651,281	7,492,284	29,575	860,459
Allowance and other adjustments		—	—	(494)	(131)

		29,137,357	29,978,360	613,345	1,033,868

	~~W~~	398,082,958	402,590,883	6,318,073	6,402,532

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		35,848	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		15,124	52
Daehan Shipbuilding Co., Ltd.(*2)		—	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		194,101	205,878
Korea Railroad Financing 1		152,692	173,487
Korea Education Financing		63,947	67,931
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*3)		8,422	11,969
KDB Value PEF VI(*4)		599,982	1,058,374
KDB Consus Value PEF(*5)		110,823	213,869
KDB Sigma PEF II		129,330	117,330
KDB Value PEF VII		85,566	78,416
KDB-IAP OBOR PEF		34,140	—
Nvestor 2016 PEF		24,280	—
KDB Asia PEF		14,784	11,216
KoFC-KBIC Frontier Champ 2010-5 PEF		1,025	18,525
KDB Turn Around PEF(*7)		—	2,432
KTB Korea-Australia Global Cooperation PEF(*6)		—	—
Components and Materials M&A PEF		—	—
KDB Venture M&A PEF		—	—
KDBC IP Investment Fund 2		2,357	3,057
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment fund		—	1,135

	~~W~~	2,563,639	3,090,737

Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		452,500	—
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		221,468	220,697
Korea Maritime Guarantee Insurance Co., Ltd.		134,856	79,856
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF(*8)		42,997	45,645
Shinbundang Railroad Co., Ltd.(*9)		18,065	25,063

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2017		December 31, 2016
Troika Resources Investment PEF(*10)		9,035	13,189
Hyundai Merchant Marine Co., Ltd.(*11)		78,835	25
STX Engine Co., Ltd.		—	47,889
GM Korea Company(*12)		—	—
Others(*13)		1,911,149	1,936,430

		20,185,750	19,685,639

	~~W~~	22,749,389	22,776,376

(*1)	The Bank acquired additional 7,904,138 shares with voting rights of Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) due to debt-to-equity swap for the year ended December 31, 2017. Considering the DSME’s financial difficulty due to a decrease in the possibility of increase in contract price for additional works and an unexpected increase in contract costs in offshore plants as objective evidence of impairment, the Bank recognized ~~W~~90,509 million and ~~W~~2,028,975 million of impairment losses for the years ended December 31, 2017 and 2016, respectively.
(*2)	The Bank recognized ~~W~~1,522 million of impairment losses for the year ended December 31, 2017, considering the decrease in the value in use of assets held due to the decline in expected cash flows as objective evidence of impairment.
(*3)	The Bank recognized ~~W~~1,977 million of impairment losses for the year ended December 31, 2017, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.
(*4)	The Bank recognized ~~W~~517,040 million and ~~W~~708,308 million of impairment losses for the years ended December 31, 2017 and 2016, respectively, considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an objective evidence of impairment for the years ended December 31, 2017 and 2016, respectively.
(*5)	Considering the decline in the value in use of KDB Life Insurance Co., Ltd. due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as objective evidence of impairment, the Bank recognized ~~W~~103,101 million and ~~W~~187,662 million of impairment losses for the years ended December 31, 2017 and 2016, respectively.
(*6)	The Bank recognized ~~W~~18,143 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the decrease in fair value of the overseas stock held as an objective evidence of impairment.
(*7)	The Bank recognized ~~W~~219 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the default of the loan held as an objective evidence of impairment, and the PEF was liquidated for the year ended December 31, 2017.
(*8)	The Bank lost control over Multi Asset Electronic Power PEF (ex. KDB Electronic Power PEF) due to sale of Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) and the investment in Multi Asset Electronic Power PEF was reclassified from subsidiary to associate for the year ended December 31, 2016.
(*9)	Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~6,998 million and ~~W~~2,900 million of impairment losses for the years ended December 31, 2017 and 2016, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*10)	Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~4,155 million and ~~W~~10,148 million of impairment losses for the years ended December 31, 2017 and 2016, respectively.
(*11)	The Bank acquired additional 15,761,836 shares with voting rights of Hyundai Merchant Marine Co., Ltd. amounting to ~~W~~78,809 million due to capital increase by allocation to stockholders for the year ended December 31, 2017.
(*12)	Considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~68,115 million of impairment losses for the year ended December 31, 2016.
(*13)	The Bank recognized ~~W~~48,608 million of impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 18 other companies for the year ended December 31, 2017. The Bank recognized ~~W~~116,414 million of impairment losses for KoFC Mirae Asset Growth Champ 2010-4 and 13 other companies for the year ended December 31, 2016.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2017 and 2016 are as follows:

	Market value			Carrying amounts
	December 31, 2017		December 31, 2016	December 31, 2017	December 31, 2016
Korea Electric Power Co., Ltd.	~~W~~	8,058,625	9,304,913	16,921,067	16,921,067
Oriental Precision & Engineering Co., Ltd.(*1)		—	23,867	—	21,712
STX corporation(*3)		—	19,638	—	10,507
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		830,361	2,322,166	15,124	52
Hyundai Merchant Marine Co., Ltd.(*2)		206,820	171,957	78,835	25
Dongbu Steel Co., Ltd.		69,229	138,399	13	14
STX Engine Co., Ltd.(*3)		—	63,848	—	47,889

(*1)	The Bank has lost significant influence over it due to the disposal of some of its shares based on the resolution of the Council of Financial Creditors and it was reclassified to available-for-sale financial assets, for the year ended December 31, 2017.
(*2)	Hyundai Merchant Marine Co., Ltd. entered into a voluntary agreement for debt restructuring with Council of Financial Creditors and the Bank has obtained significant influence as the principal creditor bank for the year ended December 31, 2016.
(*3)	Reclassified from investments in associates to assets held for sale for the year ended December 31, 2017.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,481,387	1,171,441	309,946	76,587	22,762	(16,026)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		873,868	793,699	80,169	46,576	6,096	6,917	100.00
KDB Ireland Ltd.	Ireland	December	Finance		399,436	320,670	78,766	21,616	7,606	(1,212)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		745,374	677,237	68,137	90,386	60,790	(42,187)	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		363,222	293,418	69,804	140,860	10,046	1,048	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,446,753	8,456,091	2,990,662	11,101,818	621,492	527,133	56.01
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		315,526	286,621	28,905	46,853	3,165	2,378	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		281,704	248,520	33,184	38,824	(3,361)	(3,457)	100.00
Daehan Shipbuilding Co., Ltd.(*2)	Korea	December	Manufacturing		543,676	602,057	(58,381)	438,857	(6,352)	(6,352)	46.69
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,078,188	4,281,709	796,479	429,661	115,107	93,859	99.92
Korea BTL Financing 1(*3)	Korea	Semi- annually	Financial investment		469,776	321	469,455	18,526	17,072	17,072	41.67
Korea Railroad Financing 1(*3)	Korea	Semi- annually	Financial investment		309,417	12	309,405	13,879	13,040	13,040	50.00
Korea Education Financing(*3)	Korea	Semi- annually	Financial investment		128,391	7	128,384	5,011	4,668	4,668	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		38,805	6,729	32,076	25,456	13,418	13,480	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		9,775	6	9,769	865	751	751	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,797,318	7,732,081	2,065,237	12,068,750	(458,586)	(483,214)	99.84

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Consus Value PEF	Korea	December	Financial investment	~~W~~	17,331,649	17,089,983	241,666	4,515,023	49,595	(14,937)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		222,435	574	221,861	2	4,595	4,525	60.00
KDB Value PEF VII(*2)	Korea	December	Financial investment		214,051	62,087	151,964	15,766	10,027	(3,105)	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*2)	Korea	December	Financial investment		15,017	3	15,014	2,131	(294)	18	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		1,286	5	1,281	2	1,861	1,861	95.00
KDB Asia PEF(*2)	Korea	December	Financial investment		26,353	195	26,158	—	(2,619)	(4,466)	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,162	1,812	(650)	4	(2,251)	4,712	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56
KDB-IAP OBOR PEF(*2)	Korea	December	Financial investment		140,592	47,894	92,698	—	(1,598)	(8,062)	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		62,384	25,886	36,498	13,717	96	96	80.00
KDBC IP Investment Fund 2(*2)	Korea	December	Financial investment		9,398	3,000	6,398	2,167	2,162	1,776	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*2)	Korea	December	Financial investment		11,621	179	11,442	3,410	3,227	1,571	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		181,788,915	108,824,274	72,964,641	59,814,862	1,298,720	1,230,194	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing		765,050	5,122	759,928	39,671	(155,690)	(144,956)	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,402,083	359,898	1,042,185	732,967	20,934	17,383	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		829,503	9,885	819,618	29,627	43,704	43,704	26.67
GM Korea Company(*4)	Korea	December	Manufacturing		6,452,969	6,969,968	(516,999)	11,820,760	(588,131)	(587,798)	17.02

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	3,602,418	2,705,498	896,920	5,028,016	(1,218,503)	(1,325,963)	13.13
Korea Appraisal Board	Korea	December	Appraisal	248,358	42,180	206,178	142,738	8,662	6,818	30.60
Korea Maritime Guarantee Insurance Co., Ltd.	Korea	December	Finance	331,270	19,051	312,219	14,135	(1,920)	(1,859)	41.88
Multi Asset Electronic Power PEF	Korea	December	Financial investment	84,417	805	83,612	847	5,833	5,833	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	755,225	973,007	(217,782)	83,125	(55,814)	(55,814)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	30,895	4,106	26,789	3,406	3,834	3,834	54.94

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,569,053	1,243,081	325,972	98,026	42,615	51,403	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		890,137	816,885	73,252	85,407	5,923	6,144	100.00
KDB Ireland Ltd.	Ireland	December	Finance		414,379	334,400	79,979	32,977	11,389	14,128	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,482	1,009,157	110,325	43,963	19,777	7,289	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		370,416	301,661	68,755	181,368	29,833	45,352	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		15,064,830	14,405,453	659,377	12,819,221	(2,734,139)	(2,709,492)	79.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,028,667	4,290,575	738,094	521,862	115,953	73,952	99.92
Korea BTL Fund I(*3)	Korea	Semi- annually	Financial investment		499,048	342	498,706	21,173	19,624	19,624	41.67
Korea Railroad Fund I(*3)	Korea	Semi- annually	Financial investment		351,810	14	351,796	15,018	14,122	14,122	50.00
Korea Education Fund(*3)	Korea	Semi- annually	Financial investment		136,499	8	136,491	5,440	5,072	5,072	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		31,833	5,258	26,575	20,518	9,978	9,945	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		11,702	5	11,697	1,043	911	911	85.00
KDB Value PEF VI	Korea	December	Financial investment		11,620,676	9,175,905	2,444,771	11,399,719	(524,541)	(507,495)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		16,849,641	16,590,305	259,336	4,475,638	(312,433)	(401,632)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		197,621	286	197,335	3	1,954	1,593	60.00
KDB Value PEF VII(*2)	Korea	December	Financial investment		211,195	70,427	140,768	1,507	(9,062)	(8,170)	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*2)	Korea	December	Financial investment		50,213	2	50,211	1,900	2,001	4,221	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		1,081	1,661	(580)	—	(18,349)	(18,349)	95.00
KDB Asia PEF(*2)	Korea	December	Financial investment		23,489	—	23,489	—	(330)	1,056	50.00

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Components and Materials M&A PEF	Korea	December	Financial investment	~~W~~	1,964	5,208	(3,244)	13,225	12,532	12,631	83.33
KDB Turn Around PEF	Korea	December	Financial investment		3,372	1	3,371	19	(280)	(280)	95.17
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,911	(7,791)	—	—	—	56.56
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		177,837,042	104,786,497	73,050,545	60,190,384	7,048,581	7,041,557	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,386,501	368,230	1,018,271	779,874	8,481	7,375	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		816,600	160	816,440	56,134	49,367	49,367	26.67
GM Korea Company(*4)	Korea	December	Manufacturing		7,058,016	6,990,776	67,240	11,915,647	(835,801)	(827,675)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		4,398,098	3,419,277	978,821	4,584,810	(485,604)	(413,178)	14.15
Korea Appraisal Board	Korea	December	Appraisal		243,075	38,591	204,484	141,688	13,623	12,636	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		259,610	11,061	248,549	12,237	(4,318)	(4,463)	31.19
Multi Asset Electronic Power PEF	Korea	December	Financial investment		89,592	831	88,761	6,260	6,015	6,015	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other		784,948	946,916	(161,968)	83,493	(34,250)	(34,250)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment		28,887	5,932	22,955	(7,753)	(17,988)	(17,988)	54.94

(*1)	The Bank consolidates directly the investee which was a subsidiary of Daewoo Shipbuilding& Marine Engineering Co., Ltd. as it has control over the investee through the commencement of the administrative proceeding for the year ended December 31, 2017.
(*2)	Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.
(*3)	The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*4)	Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.
(*5)	Although the Bank’s shareholding in Hyundai Merchant Marine Co., Ltd. is less than 20%, the Bank is considered to have significant influence as the principal creditor bank of Hyundai Merchant Marine Co., Ltd.
(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

11. Property and Equipment

Changes in property and equipment for the years ended December 31, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2017
Acquisition cost:
Land	~~W~~	249,180	51	(121)	1,372	(21)	250,461
Buildings and structures		381,918	4,374	(468)	2,653	(54)	388,423
Leasehold improvements		39,307	2,194	(1,076)	—	(555)	39,870
Vehicles		1,395	—	(403)	—	(65)	927
Equipment		50,851	1,613	(405)	52	(338)	51,773
Construction in progress		63,042	17,899	—	(1,909)	—	79,032
Others		128,991	13,204	(137)	—	(236)	141,822

		914,684	39,335	(2,610)	2,168	(1,269)	952,308

Accumulated depreciation:
Buildings and structures(*1)		154,438	11,016	(160)	361	(48)	165,607
Leasehold improvements		28,982	4,145	(1,076)	—	(367)	31,684
Vehicles		1,244	79	(403)	—	(60)	860
Equipment(*1)		40,589	2,981	(388)	—	(262)	42,920
Others		102,141	11,097	(135)	—	(134)	112,969

		327,394	29,318	(2,162)	361	(871)	354,040

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	581,906	10,017	(448)	1,807	(398)	592,884

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

11. Property and Equipment, Continued

	2016
	January 1, 2016		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2016
Acquisition cost:
Land	~~W~~	255,152	—	(31)	(5,956)	15	249,180
Buildings and structures		377,154	7,274	(343)	(2,207)	40	381,918
Leasehold improvements		39,890	2,132	(2,522)	24	(217)	39,307
Vehicles		1,396	—	—	—	(1)	1,395
Equipment		50,797	2,848	(2,206)	—	(588)	50,851
Construction in progress		51,371	12,342	—	(671)	—	63,042
Others		129,313	9,955	(10,240)	—	(37)	128,991

		905,073	34,551	(15,342)	(8,810)	(788)	914,684

Accumulated depreciation:
Buildings and structures(*1)		144,630	10,543	(97)	(673)	35	154,438
Leasehold improvements		26,951	4,857	(2,518)	—	(308)	28,982
Vehicles		1,146	100	—	—	(2)	1,244
Equipment(*1)		39,764	3,485	(2,057)	—	(603)	40,589
Others		99,287	12,926	(10,024)	—	(48)	102,141

		311,778	31,911	(14,696)	(673)	(926)	327,394

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	587,911	2,640	(646)	(8,137)	138	581,906

(*1)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

12. Investment Property

Changes in investment property for the years ended December 31, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition/ depreciation	Reclassification	December 31, 2017
Acquisition cost:
Land	~~W~~	60,215	—	(1,372)	58,843
Buildings and structures		43,373	—	(796)	42,577

		103,588	—	(2,168)	101,420

Accumulated depreciation:
Buildings and structures		18,396	2,019	(361)	20,054
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,217	(2,019)	(1,807)	78,391

	2016
	January 1, 2016		Acquisition/ depreciation	Reclassification	December 31, 2016
Acquisition cost:
Land	~~W~~	54,259	—	5,956	60,215
Buildings and structures		40,519	—	2,854	43,373

		94,778	—	8,810	103,588

Accumulated depreciation:
Buildings and structures		15,882	1,841	673	18,396
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	75,921	(1,841)	8,137	82,217

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~85,375 million and ~~W~~88,792 million as of December 31, 2017 and 2016, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the years ended December 31, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2017
Development expense	~~W~~	36,338	46,708	—	(15,126)	—	67,920
Equipment usage right		791	—	(72)	(57)	(36)	626
Other deposits provided		11,442	—	(2)	—	(9)	11,431
Others		10,184	5,888	—	(5,491)	(56)	10,525

	~~W~~	58,755	52,596	(74)	(20,674)	(101)	90,502

	2016
	January 1, 2016		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2016
Development expense	~~W~~	48,516	7,135	—	(19,311)	(2)	36,338
Equipment usage right		831	—	—	(59)	19	791
Other deposits provided		11,641	52	(251)	—	—	11,442
Others		13,208	4,978	(2)	(8,006)	6	10,184

	~~W~~	74,196	12,165	(253)	(27,376)	23	58,755

14. Other Assets

Other assets as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Accounts receivable	~~W~~	4,837,465	4,477,826
Unsettled domestic exchange receivables		2,144,474	1,311,253
Accrued income		453,712	447,018
Guarantee deposits		152,917	159,415
Financial guarantee asset		23,371	32,713
Prepaid expenses		3,253	3,815
Advance payments		12,244	4,781
Others		76,759	65,054

		7,704,195	6,501,875
Allowance for credit losses		(236,203)	(221,200)
Present value discount		(2,551)	(2,758)

	~~W~~	7,465,441	6,277,917

The carrying amounts of financial assets included in other assets above amounted to ~~W~~7,378,355 million and ~~W~~6,212,830 million as of December 31, 2017 and 2016, respectively, and their fair value amounted to ~~W~~7,382,912 million and ~~W~~6,226,066 million as of December 31, 2017 and 31, 2016, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

15. Assets Held for Sale

The Bank as the principal creditor bank of STX Engine Co., Ltd. and STX Corporation decided to sell its stake in STX Engine Co., Ltd. and STX Corporation in accordance with a resolution adopted by the council of financial creditors. As December 31, 2017, the council of financial creditors has selected UAMCO., Ltd. and AFC Korea Ltd. as the priority negotiation partners and the sale procedure is in progress.

The Bank issued the public notice for the block sale of 79 companies that operate small and medium-sized businesses or venture businesses on October 10, 2016. The Bank selected UAMCO., Ltd. as the priority negotiation partner and entered into the stock purchase agreement contract on December 22, 2016 and completed sale procedures on March 7, 2017.

Assets held for sale as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Assets held for sale:
Available-for-sale financial assets	~~W~~	—	28,040
Investments in subsidiaries and associates		58,473	7,260

	~~W~~	58,473	35,300

The Bank recognized ~~W~~35,139 million of impairment loss relating to assets held for sale (~~W~~13,761 million of impairment loss on assets held for sale and ~~W~~21,378 million of impairment loss on available-for-sale financial assets) for the year ended December 31, 2016 and ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets classified as held for sale as of December 31, 2016.

16. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Debentures	~~W~~	1,583,713	1,893,077

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Carrying amount	~~W~~	1,583,713	1,893,077
Contractual cash flow amounts		1,511,996	1,741,000

Difference	~~W~~	71,717	152,077

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

17. Deposits

Deposits as of December 31, 2017 and 2016 are as follows:

	December 31, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	92,588	92,588	83,451	83,451
Time and savings deposits		24,736,965	24,722,973	29,840,228	29,866,647
Certificates of deposit		1,510,343	1,510,197	2,198,966	2,199,012

		26,339,896	26,325,758	32,122,645	32,149,110

Deposits in foreign currencies:
Demand deposits		1,396,322	1,396,322	855,671	855,671
Time and savings deposits		2,553,348	2,552,337	1,469,685	1,470,012
Certificates of deposit		2,388,267	2,388,049	2,771,681	2,773,984

		6,337,937	6,336,708	5,097,037	5,099,667

Off-shore deposits in foreign currencies:
Demand deposits		380,346	380,346	458,121	458,121

	~~W~~	33,058,179	33,042,812	37,677,803	37,706,898

18. Borrowings

(1)	Borrowings as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	4,789,607	4,788,758
Borrowings in foreign currencies	0.05	5.50		10,573,215	10,624,837
Off-shore borrowings in foreign currencies	0.69	4.32		1,302,512	1,304,341
Others	0.01	5.30		4,307,593	4,307,428

				20,972,927	21,025,364

Deferred borrowing costs				(1,298)

			~~W~~	20,971,629

	December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.65	~~W~~	4,745,629	4,746,115
Borrowings in foreign currencies	—	7.05		11,339,300	11,442,858
Off-shore borrowings in foreign currencies	0.19	4.32		1,930,531	1,935,192
Others	0.25	6.55		5,587,036	5,587,293

				23,602,496	23,711,458

Deferred borrowing costs				(2,539)

			~~W~~	23,599,957

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2017 and 2016 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2017		December 31, 2016
Ministry of Strategy and Finance	Borrowings from government fund(*1)	0.95 ~ 1.45	~~W~~	248,829	322,021
Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.60 ~ 1.00		3,183	3,807
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.24		104,161	132,852
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,563,235	2,246,926
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.10		648,512	781,837
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.28		64,056	69,685
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		871,314	915,418
Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		286,317	273,083

			~~W~~	4,789,607	4,745,629

(*1) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2017 and 2016 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2017		December 31, 2016
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	154,063	194,165
Mizuho and others	Bank loans from foreign funds	3M Libor+0.25 ~ 3M Libor+0.78		1,285,680	1,377,690
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.22 ~ 3M Libor+0.74		1,809,558	2,902,757
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.69 ~ 1.66		1,069,868	1,383,257
		—		—	36,255

				1,069,868	1,419,512

HSBC and others	Off-shore long term borrowings	3M Libor+0.35 ~ 3M Libor+0.62		214,280	483,400
JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		18,364	27,619
Others	Short-term borrowings in foreign currencies	0.05 ~ 5.50		5,724,739	5,081,972
	Long term borrowings in foreign currencies	0.12 ~ 4.30		1,599,175	1,782,716

			~~W~~	11,875,727	13,269,831

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

19. Debentures

Debentures as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.29	6.90	~~W~~	95,245,150	95,361,894
Discount on debentures				(47,122)
Premium on debentures				203
Valuation adjustment for fair value hedges				(227,991)

				94,970,240

Debentures in foreign currencies:
Debentures	0.16	8.20		12,932,807	12,599,884
Discount on debentures				(33,802)
Valuation adjustment for fair value hedges				(345,622)

				12,553,383

Off-shore debentures:
Debentures	—	7.73		10,628,444	10,331,998
Discount on debentures				(24,660)
Valuation adjustment for fair value hedges				(308,425)

				10,295,359

			~~W~~	117,818,982	118,293,776

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

19. Debentures, Continued

	December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.27	7.16	~~W~~	92,127,674	93,184,710
Discount on debentures				(48,228)
Valuation adjustment for fair value hedges				(25,893)

				92,053,553

Debentures in foreign currencies:
Debentures	0.04	8.20		15,086,068	14,903,846
Discount on debentures				(42,681)
Valuation adjustment for fair value hedges				(166,903)

				14,876,484

Off-shore debentures:
Debentures	0.04	7.73		10,466,035	10,307,645
Discount on debentures				(23,165)
Valuation adjustment for fair value hedges				(186,006)

				10,256,864

			~~W~~	117,186,901	118,396,201

20. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Present value of defined benefit liabilities	~~W~~	343,887	308,839
Fair value of plan assets		(298,240)	(265,122)

	~~W~~	45,647	43,717

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

20. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	308,839	(265,122)	43,717
Current service costs		37,649	—	37,649
Interest expense (income)		8,771	(7,675)	1,096
Remeasurements of defined benefit liabilities:
Demographic assumption		53	—	53
Financial assumption		(2,348)	3,764	1,416
Experience adjustment		1,885	—	1,885

		(410)	3,764	3,354

Payments from the plan		(10,828)	10,793	(35)
Contributions to the plan		—	(40,000)	(40,000)
Other		(134)	—	(134)

Ending balance	~~W~~	343,887	(298,240)	45,647

	2016
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	282,865	(229,505)	53,360
Current service costs		39,514	—	39,514
Past service costs		300	—	300
Interest expense (income)		7,793	(6,422)	1,371
Remeasurements of defined benefit liabilities:
Demographic assumption		5,525	—	5,525
Financial assumption		(23,934)	2,619	(21,315)
Experience adjustment		5,595	—	5,595

		(12,814)	2,619	(10,195)

Payments from the plan		(8,303)	8,186	(117)
Contributions to the plan		—	(40,000)	(40,000)
Other		(516)	—	(516)

Ending balance	~~W~~	308,839	(265,122)	43,717

(3)	Fair value of plan assets for each type as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
	Quoted market prices	Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~ —	298,240	—	265,122

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

20. Defined Benefit Liabilities, Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Current service costs	~~W~~	37,649	39,514
Past service costs		—	300
Interest expense (income), net		1,096	1,371

	~~W~~	38,745	41,185

(5)	The principal actuarial assumptions used as of December 31, 2017 and 2016 are as follows:

	December 31, 2017	December 31, 2016
Discount rate (%)	3.25	2.94
Future salary increasing rate (%)	6.50	6.26

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2017 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.44% decrease	11.20% increase
Future salary increasing rate	10.72% increase	9.25% decrease

(7)	The weighted average duration of defined benefit liabilities is 11.14 years as of December 31, 2017 (10.79 years as of December 31, 2016), and the expected contributions to the plan for the next annual reporting period amount to ~~W~~25,718 million as of December 31, 2017 (~~W~~48,093 million as of December 31, 2016).

21. Provisions

(1)	Changes in provisions for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250
Increase (reversal) of provision		(117,793)	267,690	92,859	(1,053)	6,700	248,403
Provision used		—	—	—	(15,276)	(2,511)	(17,787)
Foreign exchange differences		(79,751)	(17,175)	6,527	—	—	(90,399)
Other		—	—	—	22,484	—	22,484

Ending balance	~~W~~	638,222	445,946	135,321	135,497	8,965	1,363,951

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

21. Provisions, Continued

	2016
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	532,470	69,958	118,313	18,066	6,076	744,883
Increase (reversal) of provision		265,190	115,870	(82,202)	97,311	3,743	399,912
Foreign exchange differences		38,106	9,603	(176)	—	—	47,533
Other		—	—	—	13,965	(5,043)	8,922

Ending balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250

(2)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of December 31, 2017, the Bank is involved in 28 lawsuits as a plaintiff and 36 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~322,234 million and ~~W~~515,698 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2017 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		34,209	1st trial ruled against the Bank; 2nd trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		27,180	1st trial ruled in favor of the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing (*1)
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

(*1)	For the sale of the shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. that the Bank and Korea Asset Management Corp. (KAMCO) had held, the Bank, KAMCO and Hanhwa Chemical Co., Ltd. (Hanhwa Chemical), which was on behalf of the Hanhwa Consortium, entered into the memorandum of understanding on November 14, 2008, but the memorandum was revoked as reasons attributable to Hanhwa Chemical. Accordingly, the Bank and KAMCO took ~~W~~195 billion and ~~W~~120 billion, respectively, provided by Hanhwa Chemical as the performance guarantee. Relating to the performance guarantee, Hanhwa Chemical brought a law suit but the first and the second trial ruled in favor of the Bank because the courts of the first and the second trial regarded the performance guarantee as a penalty for the breach of the memorandum. On July 14, 2016, the Supreme Court judged unlike the first and the second trial that the performance guarantee was provided to compensate damages and the Bank’s taking all the performance guarantee was unfair, and remanded the case to the original court. After the reporting period, the case was terminated on January 11, 2018 and decided partially in favor of Hanhwa Chemical. As result of the judgement, the Bank recognized the amount to be paid to Hanhwa Chemical as a lawsuit provision as of December 31, 2017.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

21. Provisions, Continued

	December 31, 2016
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Land & Housing Corp.	Claim for debt absence	~~W~~	67,891	1st trial ruled in favor of the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		30,000	1st trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Korea Land & Housing Corp.	Delivery of stocks and stock transfer, etc.		52,030	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.		24,348	1st trial ruled against the Bank; 2nd trial in progress

(5)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

22. Other Liabilities

Other liabilities as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Accounts payable	~~W~~	4,580,635	4,276,159
Accrued expense		1,729,336	1,610,923
Advance receipts		—	790
Unearned income		37,919	38,374
Deposits withholding tax		26,735	24,522
Guarantee money received		393,869	29,832
Foreign exchanges payable		77,289	15,312
Domestic exchanges payable		238,958	293,303
Borrowing from trust accounts		1,062,609	755,912
Financial guarantee liability		28,969	38,874
Others		325,444	126,275

		8,501,763	7,210,276
Present value discount		(266)	(228)

	~~W~~	8,501,497	7,210,048

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~8,133,810 million and ~~W~~6,999,884 million as of December 31, 2017 and 2016, respectively, and their fair value amounted to ~~W~~8,133,787 million and ~~W~~6,999,907 million as of December 31, 2017 and 2016, respectively.

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,587,619,768 shares issued and 3,508,619,768 shares issued as of December 31, 2017 and 2016, respectively, and outstanding with a total par value of ~~W~~17,983,099 million and ~~W~~17,543,099 million as of December 31, 2017 and 2016, respectively. For the year ended December 31, 2017, the Bank’s total issued shares and par value increased by issuing new stocks.

(2) Capital surplus

Capital surplus as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Paid-in capital in excess of par value	~~W~~	63,133	65,079
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,498,001	2,499,947

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

23. Equity, Continued

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Valuation gain on available-for-sale financial assets(*1):
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	683,258	1,563,546
Income tax effect		(187,896)	(378,378)

		495,362	1,185,168

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(69,467)	22,169
Income tax effect		—	—

		(69,467)	22,169

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(6,910)	(17,150)
Income tax effect		1,900	4,150

		(5,010)	(13,000)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		21,881	25,235
Income tax effect		(6,017)	(6,107)

		15,864	19,128

	~~W~~	436,749	1,213,465

(*1)	The amount includes ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets that are reclassified to assets held for sale as of December 31, 2016.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Increase (Decrease)	Tax Effect	December 31, 2017
Valuation gain on available-for-sale financial assets	~~W~~	1,185,168	(880,288)	190,482	495,362
Exchange differences on translation of foreign operations		22,169	(91,636)	—	(69,467)
Valuation loss on cash flow hedge		(13,000)	10,240	(2,250)	(5,010)
Remeasurements of defined benefit liabilities		19,128	(3,354)	90	15,864

	~~W~~	1,213,465	(965,038)	188,322	436,749

	2016
	January 1, 2016		Increase (Decrease)	Tax Effect	December 31, 2016
Valuation gain on available-for-sale financial assets	~~W~~	576,022	803,626	(194,480)	1,185,168
Exchange differences on translation of foreign operations		(330)	22,606	(107)	22,169
Valuation loss on cash flow hedge		(17,902)	6,466	(1,564)	(13,000)
Remeasurements of defined benefit liabilities		11,400	10,195	(2,467)	19,128

	~~W~~	569,190	842,893	(198,618)	1,213,465

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Legal reserve	~~W~~	—	3,578,770
Voluntary reserve
Regulatory reserve for loan losses		1,308,500	1,370,828
Unappropriated retained earnings (Accumulated deficits)		434,782	(3,641,098)

	~~W~~	1,743,282	1,308,500

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

23. Equity, Continued

(ii)	Changes in legal reserve for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	3,578,770	5,473,906
Coverage of deficits		(3,578,770)	(1,895,136)

Ending balance	~~W~~	—	3,578,770

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	(3,641,098)	(1,895,136)
Transfer from legal reserve		3,578,770	1,895,136
Transfer from regulatory reserve for credit losses		62,328	—
Profit (loss) for the year		434,782	(3,641,098)

Ending balance	~~W~~	434,782	(3,641,098)

(iv)	Statements of appropriation of retained earnings (disposal of deficits) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
I. Unappropriated retained earnings (Accumulated deficits):
Unappropriated retained earning carried forward from the prior year	~~W~~	—	—
Profit (loss) for the year		434,782	(3,641,098)

		434,782	(3,641,098)

II. Appropriation of retained earnings (Disposal of deficits):
Contribution to (Transfer from) legal reserve		173,913	(3,578,770)
Contribution to (Transfer from) regulatory reserve for credit losses		63,530	(62,328)
Dividends (~~W~~41 per share)		147,092	—

		384,535	(3,641,098)

III. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	50,247	—

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

23. Equity, Continued

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Beginning balance	~~W~~	1,308,500	1,370,828
Planned provision for (reversal of) reserve for credit losses		63,530	(62,328)

Ending balance	~~W~~	1,372,030	1,308,500

(ii)	Required reversal of (provision for) regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Profit (loss) for the year	~~W~~	434,782	(3,641,098)
Required reversal of (provision for) regulatory reserve for credit losses		(63,530)	62,328

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	371,252	(3,578,770)

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	105	(1,033)

24. Net Interest Income

Net interest income for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Interest income:
Due from banks	~~W~~	49,480	32,495
Financial assets held for trading		46,363	52,965
Available-for-sale financial assets		407,669	566,266
Held-to-maturity financial assets		316	1,046
Loans		4,369,445	4,361,244

		4,873,273	5,014,016

Interest expense:
Financial liabilities designated at fair value through profit or loss		(68,190)	(73,259)
Deposits		(484,254)	(579,844)
Borrowings		(295,026)	(280,052)
Debentures		(2,539,432)	(2,656,481)

		(3,386,902)	(3,589,636)

	~~W~~	1,486,371	1,424,380

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

24. Net Interest Income, Continued

Interest received from impaired assets relating to loan receivables for the years ended December 31, 2017 and 2016 were ~~W~~156,909 million and ~~W~~176,385 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

25. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Fees and commission income:
Loan commissions	~~W~~	171,199	194,667
Underwriting and investment consulting commissions		152,045	146,034
Brokerage and agency commissions		7,097	7,800
Trust and retirement pension plan commissions		23,585	24,736
Fees on asset management		1,835	2,060
Other fees		78,928	69,218

		434,689	444,515

Fees and commission expenses:
Brokerage and agency fees		(11,561)	(12,695)
Other fees		(19,550)	(30,848)

		(31,111)	(43,543)

	~~W~~	403,578	400,972

26. Dividend Income

Dividend income for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Financial assets held for trading	~~W~~	178	177
Available-for-sale financial assets		219,383	173,472
Investments in subsidiaries and associates		631,250	1,023,773

	~~W~~	850,811	1,197,422

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

27. Net Loss on Financial Assets Held for Trading

Net loss related to financial assets held for trading for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Gains on financial assets held for trading:
Gains on sale	~~W~~	14,661	18,332
Gains on valuation		1,355	1,279

		16,016	19,611

Losses on financial assets held for trading:
Losses on sale		(35,269)	(35,033)
Losses on valuation		(2,617)	(5,496)
Purchase related expenses		(247)	(164)

		(38,133)	(40,693)

	~~W~~	(22,117)	(21,082)

28. Net Gain on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	2,714	6,051
Gains on valuation		77,819	60,319

		80,533	66,370

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(32)	(370)
Losses on valuation		(141)	—

		(173)	(370)

	~~W~~	80,360	66,000

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

29. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	1,113,122	461,678
Reversal of impairment losses		2,177	13,083

		1,115,299	474,761

Losses on available-for-sale financial assets:
Losses on sale		(43,345)	(31,220)
Impairment losses		(186,928)	(195,338)

		(230,273)	(226,558)

	~~W~~	885,026	248,203

30. Net Gain on Derivatives

Net gain on derivatives for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	2,148,591	2,245,469
Currency		11,223,678	8,535,974
Stock		24,266	8,233
Commodity		6,774	48,627
Embedded derivatives		45,331	32,038
Gains on adjustment of derivatives		46,095	11,914

		13,494,735	10,882,255

Losses on trading purpose derivatives:
Interest		(2,148,288)	(2,281,674)
Currency		(11,496,872)	(8,015,843)
Stock		(20,706)	(7,251)
Commodity		(6,774)	(48,525)
Embedded derivatives		(43,786)	(160,928)
Losses on adjustment of derivatives		(11,055)	(80,790)

		(13,727,481)	(10,595,011)

		(232,746)	287,244

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

30. Net Gain on Derivatives, Continued

	2017		2016
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		17,690	46,905
Currency		691,998	352,141
Gains on adjustment of derivatives		5,671	1,042

		715,359	400,088

Losses on hedging purpose derivatives:
Interest		(281,367)	(323,839)
Currency		(208,363)	(594,777)
Losses on adjustment of derivatives		(181)	(333)

		(489,911)	(918,949)

		225,448	(518,861)

Net gain on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		618,061	487,623
Gains on redemption		171,505	41,373

		789,566	528,996

Losses on fair value hedged items:
Losses on valuation		(21,741)	(178,595)
Losses on redemption		(140,965)	(62,435)

		(162,706)	(241,030)

		626,860	287,966

	~~W~~	619,562	56,349

Related with cash flow hedge, the Bank recognized ~~W~~172 million of loss and ~~W~~13 million of gain in the statement of comprehensive income as the ineffective portion for the years ended December 31, 2017 and 2016, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

31. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	665,194	738,573
Losses on foreign exchange transactions		(654,956)	(847,171)

		10,238	(108,598)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		3,309,624	1,456,881
Losses on foreign exchange translations		(3,641,639)	(1,614,658)

		(332,015)	(157,777)

	~~W~~	(321,777)	(266,375)

32. Other Operating income (expense), net

Other operating income (expense) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Other operating income:
Gains on sale of loans	~~W~~	174,537	113,872
Reversal of credit losses		749	—
Gains on disposal of investments in subsidiaries and associates		3,492	466,830
Reversal of provisions		194,700	130,677
Others		5,374	22,393

		378,852	733,772

Other operating expenses:
Losses on sale of loans		(259,990)	(195,356)
Provision for credit losses		(36,245)	(178,732)
Losses on disposal of investments in subsidiaries and associates		(13,004)	(3,578)
Provision for other losses		(443,103)	(530,589)
Insurance expenses		(50,616)	(57,845)
Contribution to credit guarantee fund		(139,219)	(140,174)
Educational taxes		(33,534)	(40,904)
Foreign security contributions		(8,269)	(3,231)
Others		(28,456)	(28,085)

		(1,012,436)	(1,178,494)

	~~W~~	(633,584)	(444,722)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

33. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Payroll costs:
Short-term employee benefits	~~W~~	346,679	352,213
Defined benefit costs		38,745	41,185
Defined contribution costs		3,510	3,541

		388,934	396,939

Depreciation and amortization:
Depreciation of property and equipment		29,318	31,911
Amortization of intangible assets		20,674	27,376

		49,992	59,287

Other:
Employee welfare benefits		28,922	27,784
Rent expenses		28,896	28,978
Taxes and dues		25,430	22,887
Advertising expenses		17,092	17,790
Electronic data processing expenses		58,757	60,829
Fees and charges		23,335	25,565
Others		39,938	41,842

		222,370	225,675

	~~W~~	661,296	681,901

34. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Other non-operating income:
Gain on disposal of assets held for sale	~~W~~	9,297	533,530
Gain on disposal of property and equipment		536	301
Rental income on investment property		1,418	1,431
Others		6,787	2,771

		18,038	538,033

Other non-operating expenses:
Loss on disposal of assets held for sale		(102)	—
Impairment loss on assets held for sale		—	(13,761)
Losses on disposal of property and equipment		(51)	(166)
Losses on disposal of intangible assets		(16)	—
Depreciation of investment property		(2,019)	(1,841)
Donations		(6,238)	(2,317)
Others		(27,860)	(2,730)

		(36,286)	(20,815)

	~~W~~	(18,248)	517,218

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

35. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Current income tax(*1)	~~W~~	377,992	169,011
Changes in deferred income taxes on temporary differences		(318,504)	(223,435)
Deferred income tax recognized directly to equity		188,322	(198,618)

Income tax expense(benefit)	~~W~~	247,810	(253,042)

(*1)	Includes changes such as those that arise from final tax returns.

(2)	Profit (loss) before income taxes and income tax expense (benefit) for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Profit (loss) before income taxes	~~W~~	682,592	(3,894,140)
Income taxes calculated using enacted tax rates		164,725	(941,920)
Adjustments:
Non-deductible losses and tax-free gains		(48,035)	(79,008)
Non-recognition effect of deferred income taxes		75,123	722,078
Net adjustments for prior years		(25,699)	16,927
Others		81,696	28,881

		83,085	688,878

Income tax expense (benefit)	~~W~~	247,810	(253,042)

Effective tax rate (%)		36.30	—

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

35. Income Tax Expense (Benefit), Continued

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2017 and 2016 are as follows:

	2017
	January 1, 2017(*1)		Decrease	Increase	December 31, 2017	Deferred tax assets (liabilities)
Derivatives	~~W~~	232,582	232,582	(113,946)	(113,946)	(31,335)
Investments in subsidiaries and associates		(7,080,102)	(13,893)	773,983	(6,292,226)	(2,440,218)
Gains on fair value hedged items valuation		(451,203)	(451,203)	(791,376)	(791,376)	(217,628)
Losses on foreign exchange translation for hedged liabilities		407,027	407,027	515,299	515,299	141,707
Impairment losses on debt securities		284,895	33,072	—	251,823	69,251
Impairment losses on equity securities		661,040	176,835	88,213	572,418	153,508
Defined benefit obligation		278,329	10,792	45,866	313,403	86,186
Plan assets		(264,474)	(10,792)	(44,558)	(298,240)	(82,016)
Financial assets held for trading		(81,178)	(20,364)	(6,432)	(67,246)	(18,493)
Available-for-sale financial assets		(160,554)	(1,608)	—	(158,946)	(3,275)
Write-off		3,383,852	2,358	423,745	3,805,239	820,691
Provisions		732,474	1,239,175	1,235,235	728,534	200,347
Property impairment losses		7,149	173	—	6,976	1,918
Loan origination fees		(4,770)	(4,770)	(6,661)	(6,661)	(1,832)
Gains on sales of loans		(39,861)	(14,917)	(6,466)	(31,410)	(8,638)
Others		22,104	(493,907)	1,080,491	1,596,502	356,329

		(2,072,690)	1,090,560	3,193,393	30,143	(973,497)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		3,419,215	—	153,691	3,572,906	—

	~~W~~	1,346,525	1,090,560	3,347,084	3,603,049	(973,497)

(*1)	Temporary differences as of January 1, 2017 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

35. Income Tax Expense (Benefit), Continued

	2016
	January 1, 2016(*1)		Decrease	Increase	December 31, 2016	Deferred tax assets (liabilities)
Derivatives	~~W~~	(222,474)	(222,474)	237,144	237,144	57,389
Investments in subsidiaries and associates		(10,905,534)	(659,036)	3,140,635	(7,105,863)	(2,319,563)
Gains on fair value hedged items valuation		(284,952)	(284,952)	(451,203)	(451,203)	(109,191)
Losses on foreign exchange translation for hedged liabilities		618,458	618,458	407,027	407,027	98,501
Impairment losses on debt securities		378,394	157,089	63,310	284,615	68,877
Impairment losses on equity securities		1,039,495	441,188	88,644	686,951	147,945
Defined benefit obligation		252,238	8,185	34,277	278,330	67,356
Plan assets		(229,504)	(8,185)	(43,803)	(265,122)	(64,160)
Financial assets held for trading		(62,742)	(1,592)	(20,027)	(81,177)	(19,645)
Available-for-sale financial assets		(149,965)	—	(10,589)	(160,554)	(3,271)
Write-off		1,912,872	293,582	1,934,014	3,553,304	667,019
Provisions		162,579	669,280	1,239,175	732,474	177,259
Property impairment losses		7,322	173	—	7,149	1,730
Accrued dividends		1,710	1,710	—	—	—
Loan origination fees		(7,470)	(7,470)	(4,770)	(4,770)	(1,154)
Gains on sales of loans		(35,089)	(8,729)	(13,501)	(39,861)	(9,646)
Others		1,796,611	2,298,204	503,515	1,922	(51,447)

		(5,728,051)	3,295,431	7,103,848	(1,919,634)	(1,292,001)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		564,390	—	2,876,993	3,441,383	—

	~~W~~	(5,163,661)	3,295,431	9,980,841	1,521,749	(1,292,001)

(*1)	Temporary differences as of January 1, 2016 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

35. Income Tax Expense (Benefit), Continued

(4)	Changes in deferred income taxes recognized directly to equity for the years ended December 31, 2017 and 2016 are as follows:

	2017
	December 31, 2017			January 1, 2017		Changes in tax effect
	After-tax amount		Tax effect	After-tax amount	Tax effect
Gains on valuation of available-for-sale financial assets	~~W~~	495,362	(187,896)	1,185,168	(378,378)	190,482
Exchange differences on translation of foreign operations		(69,467)	—	22,169	—	—
Losses on valuation of cash flow hedge		(5,010)	1,900	(13,000)	4,150	(2,250)
Remeasurements of defined benefit liabilities		15,864	(6,017)	19,128	(6,107)	90

	~~W~~	436,749	(192,013)	1,213,465	(380,335)	188,322

	2016
	December 31, 2016			January 1, 2016		Changes in tax effect
	After-tax amount		Tax effect	After-tax amount	Tax effect
Gains on valuation of available-for-sale financial assets	~~W~~	1,185,168	(378,378)	576,022	(183,898)	(194,480)
Exchange differences on translation of foreign operations		22,169	—	(330)	107	(107)
Losses on valuation of cash flow hedge		(13,000)	4,150	(17,902)	5,714	(1,564)
Remeasurements of defined benefit liabilities		19,128	(6,107)	11,400	(3,640)	(2,467)

	~~W~~	1,213,465	(380,335)	569,190	(181,717)	(198,618)

36. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the years ended December 31, 2017 and 2016 are computed as follows:

(i) Basic earnings (loss) per share

	2017		2016
Profit (loss) attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	434,781,932,134	(3,641,097,648,004)
Weighted average number of ordinary shares outstanding (B)		3,543,630,727	3,464,257,965

Basic earnings (loss) per share (A/B) (in won)	~~W~~	123	(1,051)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

36. Earnings (Loss) per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2017
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,508,619,768	365	1,280,646,215,320
Increased paid-in capital (B)	50,000,000	222	11,100,000,000
Increased paid-in capital (C)	16,000,000	96	1,536,000,000
Increased paid-in capital (D)	13,000,000	11	143,000,000

Cumulative shares (E=A+B+C+D)			1,293,425,215,320

Weighted average number of ordinary shares outstanding (E/365)			3,543,630,727

	2016
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,447,079,768	366	1,261,631,195,088
Increased paid-in capital (B)	10,000,000	156	1,560,000,000
Increased paid-in capital (C)	49,540,000	93	4,607,220,000
Increased paid-in capital (D)	2,000,000	60	120,000,000

Cumulative shares (E=A+B+C+D)			1,267,918,415,088

Weighted average number of ordinary shares outstanding (E/366)			3,464,257,965

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the years ended December 31, 2017 and 2016 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2017 and 2016 are as follows:

	December 31, 2017			December 31, 2016
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*1)	~~W~~	8,472,566	4,339,565	6,495,857	2,396,388

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

38. Guarantees and Commitments

Guarantees and commitments as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	399,219	656,295
Guarantees for bond issuance		1,817,983	1,727,380
Guarantees for loans		664,148	899,924
Acceptances for foreign loans		—	200
Letter of guarantee		37,105	46,599
Guarantees for on-lending debt		28,272	46,719
Others		4,856,801	6,723,376

		7,803,528	10,100,493

Unconfirmed acceptances and guarantees:
Letter of credit		2,080,609	2,368,186
Others		1,397,251	2,164,945

		3,477,860	4,533,131

Commitments:
Commitments on loans		4,176,745	5,098,833
Others		2,180,792	2,189,766

		6,357,537	7,288,599

Bills endorsed:
With recourse		3,028	1,475

	~~W~~	17,641,953	21,923,698

39. Day One Profit or Loss

Changes in deferred day one profit or loss for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	1,155	2,507
New deferrals		5,796	115
Amortization		(259)	1,953
Others (end of transactions, etc.)		(1,154)	(3,420)

Ending balance	~~W~~	5,538	1,155

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

40. Trust Accounts

(1)	Trust accounts as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Accrued trust fee	~~W~~	25,581	29,172
Deposits		13,625	44,702
Borrowings from trust accounts		1,008,213	659,568
Accrued interest on deposits		1,383	3,075

(2)	Transactions with trust accounts for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Trust fees	~~W~~	21,458	22,715
Interest expenses on deposits		(984)	(5,435)
Interest expenses on borrowings from trust accounts		(14,026)	(13,598)

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Principals guaranteed money trust	~~W~~	266,278	268,072
Principals and interest guaranteed money trust		231,445	227,960

	~~W~~	497,723	496,032

Principal of money trust	~~W~~	462,999	461,139
Income from trust deposits payable		34,724	34,893

41. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2017 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 6 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 6 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, Ubest 3rd Securitization Specialty Co., Ltd. and 7 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 34 others

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

Classification	Corporate name
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Insurance Co., Ltd., GM Korea Company, Hyundai Merchant Marine Co., Ltd. and 68 others, Korea Infrastructure Financing 2 Co., Troika Resources Investment PEF and 70 others, KoFC-KVIC Job Creation Fund II and 89 others
Others	Key management personnel

(2)	Significant balances with related parties as of December 31, 2017 and 2016 are as follows:

	Account	December 31, 2017		December 31, 2016
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	108,030	134,072
	Allowance for loan losses		(30)	(37)
	Derivative financial assets		1,183	5,870
	Other assets		49	271
	Deposits		71	22
	Derivative financial liabilities		3,689	778
	Other liabilities		529	484
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		28,344	8,135
	Borrowings		1	4,800
KDB Ireland Ltd.	Loans		314,908	329,806
	Allowance for loan losses		(112)	(117)
	Derivative financial assets		1,868	2,905
	Other assets		446	368
	Derivative financial liabilities		1,094	649
KDB Bank Europe Ltd.	Cash and due from banks		430,567	402,077
	Loans		10,714	12,085
	Allowance for loan losses		(12)	(14)
	Derivative financial assets		1,583	242
	Other assets		528	466
	Derivative financial liabilities		21	2,963
Banco KDB Do Brazil S.A.	Cash and due from banks		107,140	120,850
	Loans		107,140	120,850
	Allowance for loan losses		(120)	(135)
	Other assets		148	117
	Allowance of other assets		(1)	—
KDB Asia Ltd.	Cash and due from banks		192,852	234,010
	Loans		54,641	48,340
	Allowance for loan losses		(6)	(5)
	Derivative financial assets		287	274
	Other assets		310	355
	Deposits		2	2
	Derivative financial liabilities		47	32

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2017		December 31, 2016
KDB Value PEF VI	Loans	~~W~~	1,291,074	1,542,812
	Allowance for loan losses		(3,628)	(1,209)
	Derivative financial assets		15,573	25,349
	Other assets		48,748	22,096
	Allowance of other assets		(51)	(16)
	Deposits		64,725	28,242
	Borrowings		5,762	25,762
	Derivative financial liabilities		1,597	36,405
	Other liabilities		26,998	92
	Other provisions		331	17
KDB Consus Value PEF	Securities		70,155	71,517
	Derivative financial assets		—	95,821
	Other assets		810	320
	Deposits		36	1
	Derivative financial liabilities		60,617	—
	Other liabilities		1,552	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities		—	42,889
	Loans		1,766,654	2,259,681
	Allowance for loan losses		(591,476)	(564,172)
	Derivative financial assets		9,296	231,656
	Other assets		2,974	2,856
	Deposits		644,998	488,196
	Derivative financial liabilities		134,612	1,579
	Other liabilities		2,947	2,566
	Other provisions		598,086	499,491
Others	Securities		—	150,875
	Loans		775,025	234,205
	Allowance for loan losses		(153,892)	(1,821)
	Derivative financial assets		4,349	23,242
	Other assets		8,328	6,335
	Allowance of other assets		(343)	(3)
	Deposits		21,083	25,604
	Derivative financial liabilities		—	2
	Other liabilities		578	558
	Other provisions		3,524	1,388
Associates:
Korea Electric Power Co., Ltd.	Securities		59,643	171,575
	Loans		134,792	125,666
	Allowances for loan losses		(27)	(42)
	Derivative financial assets		39,790	2,856
	Other assets		122	288
	Deposits		497,312	137,016
	Borrowings		15,129	55,899
	Derivative financial liabilities		290	23,595
	Other liabilities		282	687
	Other provisions		8	8

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2017		December 31, 2016
Others	Securities	~~W~~	186	4,813
	Loans		2,816,174	3,312,375
	Allowances for loan losses		(1,151,038)	(641,085)
	Derivative financial assets		—	7,857
	Other assets		150,011	10,970
	Deposits		964,048	1,281,598
	Derivative financial liabilities		—	13,051
	Other liabilities		2,428	2,120
	Other provisions		135,844	97,252

(3)	Significant profit or loss with related parties for the years ended December 31, 2017 and 2016 are as follows:

	Account	2017		2016
Subsidiaries:
Mirae Asset Daewoo Co., Ltd.(*1)	Dividend income	~~W~~	—	46,359
	Fees and commission income, other income		—	97,438
	Interest expenses		—	(3,653)
	Other operating expenses		—	(98,724)
KDB Capital Corporation	Interest income		1,299	1,368
	Dividend income		35,225	31,062
	Reversal of allowance for loan losses		—	6
	Fees and commission income, other income		4,456	5,526
	Provision for loan losses		(109)	(96)
	Other operating expenses		(12,445)	(4,184)
Multi Asset Global Investments Co., Ltd.(*1)	Dividend income		—	389
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		6,716	5,319
	Fees and commission income,
	other income		50	44
	Interest expenses		(17)	(17)
KDB Ireland Ltd.	Interest income		4,079	2,869
	Reversal of allowance for loan losses		23	247
	Fees and commission income, other income		114	31
	Provision for loan losses		(31)	(251)
	Other operating expenses		(1,276)	(2,281)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	2017		2016
KDB Bank Europe Ltd.	Interest income	~~W~~	6,177	5,328
	Reversal of allowance for loan losses		—	2
	Fees and commission income, other income		2,874	241
	Provision for loan losses		—	(3)
	Other operating expenses		(68)	(3,574)
Banco KDB Do Brazil S.A.	Interest income		2,880	2,643
	Reversal of allowance for loan losses		123	104
	Provision for loan losses		(61)	(114)
	Other operating expenses		(14)	(143)
KDB Asia Ltd.	Interest income		3,963	2,623
	Reversal of allowance for loan losses		61	92
	Fees and commission income, other income		1,487	1,612
	Provision for loan losses		(56)	(81)
	Other operating expenses		(1,646)	(1,103)
KDB Value PEF VI	Interest income		50,907	48,579
	Fees and commission income, other income		51,669	36,264
	Interest expenses		(463)	(60)
	Other operating expenses		(23,700)	(18,577)
KDB Consus Value PEF	Interest income		3,315	3,407
	Fees and commission income, other income		13,769	103,885
	Other operating expenses		(198,367)	(35,668)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		67,860	140,077
	Fees and commission income, other income		17,323	146,243
	Interest expenses		(5,124)	(4,110)
	Provision for loan losses		(25,489)	(568,382)
	Other operating expenses		(523,125)	(589,451)
Others	Interest income		27,877	13,637
	Dividend income		78,966	85,655
	Reversal of allowance for loan losses		21,512	7,745
	Fees and commission income, other income		29,750	18,632
	Interest expenses		(96)	(142)
	Provision for loan losses		(310,776)	(2,219)
	Other operating expenses		(33,108)	(760)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	2017		2016
Associates:
Korea Electric Power Co., Ltd.	Interest income	~~W~~	4,476	8,403
	Dividend income		418,246	654,829
	Reversal of allowance for loan losses		14	—
	Fees and commission income, other income		56,944	5,958
	Interest expenses		(2,002)	(1,820)
	Provision for loan losses		—	(8)
	Other operating expenses		(6,672)	(13,745)
Korea Aerospace Industries Co., Ltd.(*1)	Interest income		—	1,857
	Dividend income		—	10,298
	Fees and commission income, other income		—	421,394
	Interest expenses		—	(22)
	Other operating expenses		—	(625)
Others	Interest income		213,068	172,310
	Dividend income		102,545	235,483
	Fees and commission income, other income		48,895	103,743
	Interest expenses		(8,244)	(7,673)
	Provision for loan losses		(72,839)	(183,482)
	Other operating expenses		133,221	(167,193)

		~~W~~	184,156	713,541

(*1)	The Bank lost control or significant influence for the year ended December 31, 2016.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

41. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of December 31, 2017 and 2016 are as follows:

	Account	December 31, 2017		December 31, 2016
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	125,154	210,492
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,098,718	2,651,426
	Unconfirmed acceptances and guarantees		799,035	1,418,367
Others	Loan commitments		315,500	439,300
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		140,759	166,664
	Unconfirmed acceptances and guarantees		24,696	50,965
Others	Confirmed acceptances and guarantees		176,062	361,259
	Unconfirmed acceptances and guarantees		90,741	129,077
	Loan commitments		8,243	258,519

		~~W~~	3,778,908	5,686,069

(5)	Details of compensation to key management personnel for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Short-term employee benefits	~~W~~	1,030	837
Post-employment benefits		40	42

	~~W~~	1,070	879

(6)	No asset pledged as collaterals to the related parties as of December 31, 2017 and 2016 exists and details of assets pledged as collaterals from the related parties as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	51,709	50,570	KDB Ireland Ltd.

	December 31, 2016
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	57,021	55,591	KDB Ireland Ltd.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Cash and due from banks:
Cash and foreign currencies	~~W~~	62,862	61,903
Due from banks in Korean won		3,637,424	1,793,437
Due from banks in foreign currencies/off-shores		2,908,356	4,852,379

		6,608,642	6,707,719

Less: Restricted due from banks, others		(3,305,131)	(2,764,815)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		444,643	20,083
Loans:
Call-loans		4,126,167	4,772,401
Inter-bank loans		711,892	355,461

		4,838,059	5,127,862

		5,282,702	5,147,945

	~~W~~	8,586,213	9,090,849

(2)	Significant transactions not involving cash flows for the years ended December 31, 2017 and 2016 are as follows:

	2017		2016
Decrease in loans due to write-offs	~~W~~	116,883	1,445,443
Increase in available-for-sale financial assets due to debt-to-equity swap		79,143	68,079
Increase in available-for-sale financial assets due to the contribution in kind		250,000	—
Increase (decrease) in accumulated other comprehensive income due to securities valuation		(880,288)	803,626
Deferred income tax effect due to securities valuation		190,482	(194,480)
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		15	26,868
Reclassification of loans to investments in subsidiaries and associates		—	1,339,636
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		6,638	241,027
Reclassification of investments in subsidiaries and associates to assets held for sale		58,473	21,022
Reclassification of available-for-sale financial assets to assets held for sale		—	28,040
Transfer from investment property to property and equipment		1,807	—
Transfer from property and equipment to investment property		—	8,137

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of December 31, 2017 and 2016 are as follows:

	December 31, 2017			December 31, 2016
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	4,612,255	3,516,978	2,663,139	1,535,825

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	545,597	381,140	—	926,737
Available-for-sale financial assets		2,172,210	15,813,842	14,076,869	32,062,921
Derivative financial assets		372	6,110,887	138,350	6,249,609

	~~W~~	2,718,179	22,305,869	14,215,219	39,239,267

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,583,713	—	1,583,713
Derivative financial liabilities		1,497	5,902,375	3,931	5,907,803

	~~W~~	1,497	7,486,088	3,931	7,491,516

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,063,256	726,043	—	1,789,299
Available-for-sale financial assets		4,269,001	20,441,636	11,969,493	36,680,130
Derivative financial assets		104	6,171,456	146,513	6,318,073

	~~W~~	5,332,361	27,339,135	12,116,006	44,787,502

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,893,077	—	1,893,077
Derivative financial liabilities		1,265	6,386,577	14,690	6,402,532

	~~W~~	1,265	8,279,654	14,690	8,295,609

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Financial assets				Financial liabilities
	Available-for-sale financial assets		Derivative financial assets	Total	Derivative financial liabilities
January 1, 2017	~~W~~	11,969,493	146,513	12,116,006	14,690
Profit or loss		(29,957)	(6,020)	(35,977)	3,931
Other comprehensive income		187,895	—	187,895	—
Acquisition / Issue		2,229,908	17,139	2,247,047	—
Sale / Settlement		(259,992)	(19,282)	(279,274)	—
Transfer out(*1)		(20,478)	—	(20,478)	(14,690)

December 31, 2017	~~W~~	14,076,869	138,350	14,215,219	3,931

	2016
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2016	~~W~~	11,087,560	73,876	11,161,436	3,179	88,363	91,542
Profit or loss		(10,505)	(138,283)	(148,788)	—	37,609	37,609
Other comprehensive loss		(28,422)	—	(28,422)	—	—	—
Acquisition / Issue		1,552,657	280,319	1,832,976	—	12,262	12,262
Sale / Settlement		(624,077)	(33,600)	(657,677)	(3,179)	(4,363)	(7,542)
Transfer out(*1)		(7,720)	(35,799)	(43,519)	—	(119,181)	(119,181)

December 31, 2016	~~W~~	11,969,493	146,513	12,116,006	—	14,690	14,690

(*1)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2017 and 2016 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities designated at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(iv) Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2017 and 2016 are as follows:

December 31, 2017
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.70 ~ 20.26
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	7.66 ~ 9.31
		Volatility	11.45 ~ 25.79
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	19.20 ~ 23.60
		Correlation coefficient	(-)0.42 ~ 0.95
Interest rate options	Modified Black model	Volatility	19.20 ~ 23.60
Stock index options	Black-Scholes model	Volatility	11.00 ~ 21.00
Equity options	Finite difference method	Volatility	16.62 ~ 57.31
		Correlation coefficient	(-)0.11 ~ 0.75

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2016
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.26 ~ 20.60
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	8.27 ~ 8.89
		Volatility	18.12 ~ 28.06
Derivative financial instruments:
Interest rate swaps	Discounted cash flow	Volatility	26.30 ~ 33.10
	method	Correlation coefficient	(-)0.58 ~ 0.96
Interest rate options	Modified Black model	Volatility	26.30 ~ 33.10
Stock index options	Black-Scholes model	Volatility	9.20 ~ 21.70
Equity options	Finite difference method	Volatility	15.74 ~ 74.16
		Correlation coefficient	(-)0.02 ~ 0.80

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2017 and 2016 is as follows:

	December 31, 2017
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	928,359	(301,212)
Derivatives financial instruments(*2)		24,296	(97,113)	—	—

	~~W~~	24,296	(97,113)	928,359	(301,212)

	December 31, 2016
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale equity securities(*1)	~~W~~	—	—	1,296,266	(342,805)
Derivatives financial instruments(*2)		10,786	(9,192)	—	—

	~~W~~	10,786	(9,192)	1,296,266	(342,805)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.

(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,303,511	3,305,131	—	6,608,642
Held-to-maturity financial assets		2,348	10,725	—	13,073
Loans(*1)		—	4,126,167	134,395,262	138,521,429
Other financial assets(*1)		—	6,632,670	750,242	7,382,912

	~~W~~	3,305,859	14,074,693	135,145,504	152,526,056

Financial liabilities:
Deposits(*1)	~~W~~	—	1,869,256	31,173,556	33,042,812
Borrowings(*1)		—	790,080	20,235,284	21,025,364
Debentures		—	118,293,776	—	118,293,776
Other financial liabilities(*1)		—	4,726,539	3,407,248	8,133,787

	~~W~~	—	125,679,651	54,816,088	180,495,739

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,942,904	2,764,815	—	6,707,719
Held-to-maturity financial assets		3,957	12,135	—	16,092
Loans(*1)		—	4,772,401	135,360,423	140,132,824
Other financial assets(*1)		—	5,488,152	737,914	6,226,066

	~~W~~	3,946,861	13,037,503	136,098,337	153,082,701

Financial liabilities:
Deposits(*1)	~~W~~	—	1,397,243	36,309,655	37,706,898
Borrowings(*1)		—	4,050,754	19,660,704	23,711,458
Debentures		—	118,396,201	—	118,396,201
Other financial liabilities(*1)		—	4,469,999	2,529,908	6,999,907

	~~W~~	—	128,314,197	58,500,267	186,814,464

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2017 and 2016 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,303,511	—	—	—	—	3,305,131	—	—	6,608,642
Financial assets held for trading		444,643	482,094	—	—	—	—	—	—	926,737
Available-for- sale financial assets		—	—	—	32,062,921	—	—	—	—	32,062,921
Held-to-maturity financial assets		—	—	—	—	12,313	—	—	—	12,313
Loans		4,838,059	—	—	—	—	131,441,263	—	—	136,279,322
Derivative financial assets		—	5,628,135	—	—	—	—	—	621,474	6,249,609
Other financial assets		—	—	—	—	—	7,378,355	—	—	7,378,355

	~~W~~	8,586,213	6,110,229	—	32,062,921	12,313	142,124,749	—	621,474	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,583,713	—	—	—	—	—	1,583,713
Deposits		—	—	—	—	—	—	33,058,179	—	33,058,179
Borrowings		—	—	—	—	—	—	20,971,629	—	20,971,629
Debentures		—	—	—	—	—	—	117,818,982	—	117,818,982
Derivative financial liabilities		—	5,422,483	—	—	—	—	—	485,320	5,907,803
Other financial liabilities		—	—	—	—	—	—	8,133,810	—	8,133,810

	~~W~~	—	5,422,483	1,583,713	—	—	—	179,982,600	485,320	187,474,116

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2016
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,942,904	—	—	—	—	2,764,815	—	—	6,707,719
Financial assets held for trading		20,083	1,769,216	—	—	—	—	—	—	1,789,299
Available-for- sale financial assets		—	—	—	36,680,130	—	—	—	—	36,680,130
Held-to-maturity financial assets		—	—	—	—	15,867	—	—	—	15,867
Loans		5,127,862	—	—	—	—	132,613,010	—	—	137,740,872
Derivative financial assets		—	5,704,728	—	—	—	—	—	613,345	6,318,073
Other financial assets		—	—	—	—	—	6,212,830	—	—	6,212,830

	~~W~~	9,090,849	7,473,944	—	36,680,130	15,867	141,590,655	—	613,345	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,893,077	—	—	—	—	—	1,893,077
Deposits		—	—	—	—	—	—	37,677,803	—	37,677,803
Borrowings		—	—	—	—	—	—	23,599,957	—	23,599,957
Debentures		—	—	—	—	—	—	117,186,901	—	117,186,901
Derivative financial liabilities		—	5,368,664	—	—	—	—	—	1,033,868	6,402,532
Other financial liabilities		—	—	—	—	—	—	6,999,884	—	6,999,884

	~~W~~	—	5,368,664	1,893,077	—	—	—	185,464,545	1,033,868	193,760,154

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,249,609	—	6,249,609	3,869,101	271,589	2,108,919
Unsettled spot exchange receivables(*1)		4,488,196	—	4,488,196	4,485,735	—	2,461
Unsettled domestic exchange receivables		3,658,339	1,513,865	2,144,474	—	—	2,144,474
Security pledged as collateral for repurchase agreements		4,612,255	—	4,612,255	3,516,978	—	1,095,277
Reverse repurchase agreements\		1,448,727	—	1,448,727	1,448,727	—	—
Receivables from securities transaction		16,721	—	16,721	16,721	—	—

	~~W~~	20,473,847	1,513,865	18,959,982	13,337,262	271,589	5,351,131

	December 31, 2017
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	5,907,803	—	5,907,803	3,693,464	—	2,214,339
Unsettled spot exchange payables(*1)		4,487,581	—	4,487,581	4,485,735	—	1,846
Unsettled domestic exchange payables		1,752,823	1,513,865	238,958	—	—	238,958
Repurchase agreements		3,516,978	—	3,516,978	3,516,978	—	—
Payables from securities transaction		18,254	—	18,254	18,254	—	—

	~~W~~	15,683,439	1,513,865	14,169,574	11,714,431	—	2,455,143

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2016
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,318,073	—	6,318,073	3,395,332	—	2,922,741
Unsettled spot exchange receivables(*1)		4,187,417	—	4,187,417	4,186,354	—	1,063
Unsettled domestic exchange receivables		2,593,428	1,282,175	1,311,253	—	—	1,311,253
Security pledged as collateral for repurchase agreements		2,663,139	—	2,663,139	1,535,825	—	1,127,314
Reverse repurchase agreements\		554,855	—	554,855	554,855	—	—
Receivables from securities transaction		17,038	—	17,038	17,038	—	—

	~~W~~	16,333,950	1,282,175	15,051,775	9,689,404	—	5,362,371

	December 31, 2016
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	6,402,532	—	6,402,532	3,773,532	—	2,629,000
Unsettled spot exchange payables(*1)		4,187,232	—	4,187,232	4,186,354	—	878
Unsettled domestic exchange payables		1,575,478	1,282,175	293,303	—	—	293,303
Repurchase agreements		1,535,825	—	1,535,825	1,535,825	—	—
Payables from securities transaction		6,345	—	6,345	6,345	—	—

	~~W~~	13,707,412	1,282,175	12,425,237	9,502,056	—	2,923,181

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

47. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	874,426	78,812	34,930	486,582	1,474,750
Operating income (loss) from intersegment sales		(9,836)	(17,396)	—	27,232	—

	~~W~~	864,590	61,416	34,930	513,814	1,474,750

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	537,928	(1,222,362)	31,688	(617,727)	(1,270,473)
Operating income (loss) from intersegment sales		(39,191)	(517,813)	—	557,004	—

	~~W~~	498,737	(1,740,175)	31,688	(60,723)	(1,270,473)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

47. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2017 and 2016 are as follows:

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,584,329	(397,111)	19,451	279,702	1,486,371
Non-interest income Income related to securities(*1)		13,068	788,838	—	61,003	862,909
Other non-interest income		220,479	902,685	25,406	172,505	1,321,075

		233,547	1,691,523	25,406	233,508	2,183,984
Provision for loan losses and others(*2)		(406,467)	(1,132,006)	—	4,164	(1,534,309)
General and administrative expenses		(546,819)	(100,990)	(9,927)	(3,560)	(661,296)

Operating income	~~W~~	864,590	61,416	34,930	513,814	1,474,750

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,624,666	(254,968)	14,355	40,327	1,424,380
Non-interest income Income related to securities(*1)		170,431	30,681	—	26,009	227,121
Other non-interest income		295,186	1,520,384	26,849	(108,329)	1,734,090

		465,617	1,551,065	26,849	(82,320)	1,961,211
Provision for loan losses and others(*2)		(1,033,129)	(2,931,615)	—	(9,419)	(3,974,163)
General and administrative expenses		(558,417)	(104,657)	(9,516)	(9,311)	(681,901)

Operating income	~~W~~	498,737	(1,740,175)	31,688	(60,723)	(1,270,473)

(*1)	Income related to securities is composed of net gain (loss) on financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)	Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2017 and 2016 and the geographical non-current asset information as of December 31, 2017 and 2016 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2017		2016	December 31, 2017	December 31, 2016
Domestic	~~W~~	24,860,929	18,079,228	23,505,974	23,492,323
Overseas		650,840	628,313	5,192	6,931

	~~W~~	25,511,769	18,707,541	23,511,166	23,499,254

(*1)	Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

47. Operating Segments, Continued

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and four other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2017, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2017
•	Submission of application for approval of changes due to redevelopment of Corporate Credit Rating System to Financial Supervisory Service

•	Major reporting

•	Result of preliminary verification of suitability for the redeveloped Corporate Credit Rating System

•	The plan for improvement of industrial portfolio management

•	The result of internal capital allocation for 2017

•	The result of assessment of suitability for internal capital in 2016

•	The plan for large exposures management

•	Integrated crisis analysis in the first half of 2017

•	The result of the verification on BIS capital adequacy ratio for 2016

•	The result of the simulation of the Business Continuity Plan for 2017

•	Resolution of Credit Committee on a quarterly basis

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, parallel run of IFRS 9 accounting system with the current IAS 39 accounting system for mandatory implementation of IFRS 9 in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010 Mar. 2012 Oct. 2017	Calculate corporate credit rating Corporate credit rating system build- up based on K-IFRS Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA Fermat	Feb. 2006 Mar. 2014	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May. 2006 May. 2009	Manage process and calculate CSA, KRI and OPVaR Pre-operate the AMA
BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk- weighted assets
Loan Loss Allowance Calculation System	IAS 39 IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model (Implemented in 2018)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

In addition, the Bank is responding to revised standards such as capital requirements for banks’ equity investments in funds, which will take effect in 2017, and the Standardised Approach for measuring counterparty credit risk (SA-CCR), which will take effect in 2018.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Neither past due nor impaired	~~W~~	134,017,850	135,713,296
Past due but not impaired		79,422	110,074
Impaired		5,907,948	5,497,791

		140,005,220	141,321,161
Allowance for loan losses		(3,515,453)	(3,313,404)
Present value discount		(215,809)	(269,116)
Deferred loan origination costs and fees		5,364	2,231

Net value	~~W~~	136,279,322	137,740,872

Ratio of allowance for loan losses to total loans		2.51%	2.34%

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Loans that are neither past due nor impaired as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 43,629,209	46,555,052	3,647,881	23,814,695	1,059,912	10,763,637	129,470,386
CCC	1,902,339	114,993	—	1,369,865	70,398	142,237	3,599,832
CC	378,016	164,281	—	200,848	—	204,487	947,632
C	—	—	—	—	—	—	—
D	—	—	—	—	—	—	—

	~~W~~45,909,564	46,834,326	3,647,881	25,385,408	1,130,310	11,110,361	134,017,850

	December 31, 2016
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~41,669,296	49,112,728	4,323,484	24,943,999	1,414,037	10,323,134	131,786,678
CCC	1,291,431	224,191	—	1,161,028	506,130	463,816	3,646,596
CC	17,550	375	—	262,097	—	—	280,022
C	—	—	—	—	—	—	—
D	—	—	—	—	—	—	—

	~~W~~42,978,277	49,337,294	4,323,484	26,367,124	1,920,167	10,786,950	135,713,296

Loans that are past due but not impaired as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	12,918	18,450	7,278	19,172	1,000	12,291	71,109
30 ~ 60 days		62	825	944	—	—	111	1,942
60 ~ 90 days		511	5,848	12	—	—	—	6,371

	~~W~~	13,491	25,123	8,234	19,172	1,000	12,402	79,422

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	19,149	37,063	4,749	20,905	—	27	81,893
30 ~ 60 days		3,049	6,102	101	—	10,310	—	19,562
60 ~ 90 days		397	7,947	22	—	—	253	8,619

	~~W~~	22,595	51,112	4,872	20,905	10,310	280	110,074

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Impaired loans as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	2,064,364	2,127,552	—	364,599	790,687	350,544	5,697,746
Collective		85,596	45,003	1,946	52,805	15,311	9,541	210,202

	~~W~~	2,149,960	2,172,555	1,946	417,404	805,998	360,085	5,907,948

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	2,243,062	1,075,058	—	776,764	408,473	689,485	5,192,842
Collective		149,618	59,379	2,459	65,807	2,255	25,431	304,949

	~~W~~	2,392,680	1,134,437	2,459	842,571	410,728	714,916	5,497,791

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2016.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA(*1)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment are less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Exposure after credit risk mitigation by asset type as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,492,552	—	15,492,552
Bank		19,519,149	—	19,519,149
Corporate		129,607,364	(298,540)	129,308,824
Stock		29,785,368	—	29,785,368
Indirect investments		7,672,509	(1,645,991)	6,026,518
Asset securitization		4,366,731	—	4,366,731
Over-the-counter derivatives		11,620,076	(5,036,913)	6,583,163
Retail assets		1,525,960	(26,260)	1,499,700
Others		46,602,601	(460,376)	46,142,225

	~~W~~	266,192,310	(7,468,080)	258,724,230

	December 31, 2016
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	14,368,761	—	14,368,761
Bank		19,094,357	—	19,094,357
Corporate		134,968,173	(373,757)	134,594,416
Stock		31,017,838	—	31,017,838
Indirect investments		4,997,605	—	4,997,605
Asset securitization		5,485,028	—	5,485,028
Over-the-counter derivatives		11,149,751	(5,693,790)	5,455,961
Retail assets		2,475,355	(7,186)	2,468,169
Others		45,113,990	(601,491)	44,512,499

	~~W~~	268,670,858	(6,676,224)	261,994,634

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. Thus, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,603,430	3,237	101,001	680,679	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		9,352,893	633,974	608,602	370,648	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	10,725	10,725
Loans		130,150,253	1,072,177	748,063	4,491,908	136,462,401
Derivative financial assets		615,912	3,722	—	2,032	621,666
Other assets		7,549,444	22,361	12,818	32,367	7,616,990

		151,271,932	1,735,471	1,470,484	5,588,359	160,066,246

Guarantees		11,010,380	—	137,907	136,129	11,284,416
Commitments		5,816,367	59,319	65,747	416,104	6,357,537

		16,826,747	59,319	203,654	552,233	17,641,953

	~~W~~	168,098,679	1,794,790	1,674,138	6,140,592	177,708,199

	December 31, 2016
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,773,656	107,417	218,332	729,130	4,828,535
Available-for-sale financial assets:
Bonds (excluding government bonds)		11,709,024	721,151	677,401	347,733	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	12,135	12,135
Loans		131,765,403	815,448	782,621	4,598,044	137,961,516
Derivative financial assets		606,238	6,534	—	1,062	613,834
Other assets		6,330,606	15,805	9,617	80,940	6,436,968

		154,184,927	1,666,355	1,687,971	5,769,044	163,308,297

Guarantees		14,220,608	—	229,697	184,794	14,635,099
Commitments		6,677,563	49,998	160,787	400,251	7,288,599

		20,898,171	49,998	390,484	585,045	21,923,698

	~~W~~	175,083,098	1,716,353	2,078,455	6,354,089	185,231,995

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Industry information of credit exposure as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,022,093	366,254	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		2,683,738	7,094,979	1,187,400	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	10,725	—	10,725
Loans		62,566,742	63,829,681	10,065,978	136,462,401
Derivative financial assets		—	621,666	—	621,666
Other assets		138,509	196,787	7,281,694	7,616,990

		65,388,989	75,775,931	18,901,326	160,066,246

Guarantees		8,933,696	1,806,124	544,596	11,284,416
Commitments		207,903	6,016,498	133,136	6,357,537

		9,141,599	7,822,622	677,732	17,641,953

	~~W~~	74,530,588	83,598,553	19,579,058	177,708,199

	December 31, 2016
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,414,596	413,939	4,828,535
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,309,835	8,621,033	1,524,441	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	12,135	—	12,135
Loans		64,267,161	62,661,748	11,032,607	137,961,516
Derivative financial assets		—	613,834	—	613,834
Other assets		133,858	183,190	6,119,920	6,436,968

		67,710,854	76,506,536	19,090,907	163,308,297

Guarantees		11,913,529	1,981,975	739,595	14,635,099
Commitments		542,435	6,555,462	190,702	7,288,599

		12,455,964	8,537,437	930,297	21,923,698

	~~W~~	80,166,818	85,043,973	20,021,204	185,231,995

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Credit exposures of due from banks and debt securities by credit rating as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	126,594	2,031,854	—	2,158,448
A+ ~ A-		1,750,534	3,825,206	—	5,575,740
BBB+ ~ BB-		1,166,917	3,542,568	10,725	4,720,210
Below BB-		—	30,292	—	30,292
Unrated		1,344,302	1,536,197	—	2,880,499

	~~W~~	4,388,347	10,966,117	10,725	15,365,189

	December 31, 2016
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	852,572	2,462,574	—	3,315,146
A+ ~ A-		2,607,700	3,651,222	—	6,258,922
BBB+ ~ BB-		998,717	5,652,769	—	6,651,486
Below BB-		—	185,646	—	185,646
Unrated		369,546	1,503,098	12,135	1,884,779

	~~W~~	4,828,535	13,455,309	12,135	18,295,979

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2017 and 2016 are as follows:

BIS capital adequacy ratio

	December 31, 2017		December 31, 2016
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	29,412,410	28,569,965
Additional Tier 1 capital		4,327	9,021

		29,416,737	28,578,986
Tier 2 capital		4,638,109	4,648,003

	~~W~~	34,054,846	33,226,989

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	216,003,011	216,315,301
Market risk-weighted assets		2,413,057	2,685,966
Operational risk-weighted assets		4,801,430	4,659,937

	~~W~~	223,217,498	223,661,204

BIS capital adequacy ratio (A/B):		15.26%	14.86%
Tier 1 capital ratio:		13.18%	12.78%
Common Equity Tier 1 ratio		13.18%	12.77%
Additional Tier 1 capital ratio		—	0.01%
Tier 2 capital ratio		2.08%	2.08%

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Equity capital based on BIS

	December 31, 2017		December 31, 2016
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	17,938,099	17,543,099
Capital surplus, etc.		1,548,609	1,546,046
Retained earnings		9,023,996	8,751,785
Non-controlling interests		2,639	3,536
Accumulated other comprehensive income		1,048,942	838,808
Common stock deductibles		(149,875)	(113,309)

		29,412,410	28,569,965
Additional Tier 1 capital (D)
Non-controlling interests		4,327	9,021

		29,416,737	28,578,986

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		447,445	699,600
Qualified capital securities		2,900,000	2,400,000
Non-qualified capital securities		1,290,298	1,548,358
Non-controlling interests		366	45

		4,638,109	4,648,003

Equity capital (A+B)	~~W~~	34,054,846	33,226,989

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Market risk required capital

The Bank’s Market risk required capital as of December 31, 2017 and 2016 are as follows:

	December 31, 2017		December 31, 2016
Interest rate	~~W~~	53,628	61,977
Stock price		50,111	48,831
Foreign exchange rate		15,120	36,782
commodity		—	243
Option		60,891	60,198

	~~W~~	179,750	208,031

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of December 31, 2017 and 2016 are as follows:

December 31, 2017
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 856,927	26,219

December 31, 2016
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 715,490	219,120

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,686,931	2,609,945	38,551	22,349	4,711	246,155	6,608,642
Financial assets held for trading		532,899	341,291	37,013	—	—	15,534	926,737
Available-for-sale financial assets		28,346,164	3,551,367	22	130,433	—	34,935	32,062,921
Held-to-maturity financial assets		1,588	10,725	—	—	—	—	12,313
Loans		101,055,808	32,548,067	1,061,489	1,100,855	167,344	345,759	136,279,322
Derivative financial assets		5,589,047	637,902	13,200	3,939	2,103	3,418	6,249,609
Other financial assets		4,667,246	2,138,600	204,406	86,214	5,245	276,644	7,378,355

		143,879,683	41,837,897	1,354,681	1,343,790	179,403	922,445	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL		1,434,567	149,146	—	—	—	—	1,583,713
Deposits		26,339,896	6,427,270	22,876	266,509	432	1,196	33,058,179
Borrowings		8,095,006	12,078,010	41,795	748,354	—	8,464	20,971,629
Debentures		94,398,139	15,371,088	1,623,208	367,484	805,053	5,254,010	117,818,982
Derivative financial liabilities		5,240,676	649,181	12,016	2,690	2,444	796	5,907,803
Other financial liabilities		4,730,832	2,905,457	182,281	54,005	1,968	259,267	8,133,810

		140,239,116	37,580,152	1,882,176	1,439,042	809,897	5,523,733	187,474,116

Net financial position	~~W~~	3,640,567	4,257,745	(527,495)	(95,252)	(630,494)	(4,601,288)	2,043,783

	December 31, 2016
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,843,579	4,398,732	40,550	111,225	6,525	307,108	6,707,719
Financial assets held for trading		1,571,946	193,002	3,808	—	—	20,543	1,789,299
Available-for-sale financial assets		32,710,068	3,720,623	17,439	149,234	31,069	51,697	36,680,130
Held-to-maturity financial assets		3,732	12,135	—	—	—	—	15,867
Loans		101,307,227	33,746,424	1,017,898	1,414,307	81,407	173,609	137,740,872
Derivative financial assets		5,384,725	905,062	14,930	6,665	—	6,691	6,318,073
Other financial assets		3,387,493	2,015,600	71,070	404,591	5,930	328,146	6,212,830

		146,208,770	44,991,578	1,165,695	2,086,022	124,931	887,794	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL		1,893,077	—	—	—	—	—	1,893,077
Deposits		32,122,645	5,284,082	8,969	256,125	2,965	3,017	37,677,803
Borrowings		8,095,992	14,503,518	20,770	972,012	—	7,665	23,599,957
Debentures		91,716,007	17,589,620	1,623,937	773,468	435,384	5,048,485	117,186,901
Derivative financial liabilities		5,539,859	834,663	18,209	4,596	2,403	2,802	6,402,532
Other financial liabilities		3,941,008	2,105,207	62,589	492,632	2,464	395,984	6,999,884

		143,308,588	40,317,090	1,734,474	2,498,833	443,216	5,457,953	193,760,154

Net financial position	~~W~~	2,900,182	4,674,488	(568,779)	(412,811)	(318,285)	(4,570,159)	1,704,636

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,590,394	192,338	504,039	321,796	13,703	6,622,270
Financial assets held for trading		926,678	—	—	—	—	926,678
Available-for-sale financial assets		287,400	1,537,734	6,764,184	8,995,777	15,848,543	33,433,638
Held-to-maturity financial assets		1,504	—	10,848	115	—	12,467
Loans		12,524,041	14,449,933	49,137,375	54,726,337	15,952,742	146,790,428
Other financial assets		6,634,313	—	—	—	750,845	7,385,158

	~~W~~	25,964,330	16,180,005	56,416,446	64,044,025	32,565,833	195,170,639

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	69,285	263,040	587,957	416,339	662,446	1,999,067
Deposits		14,237,933	6,423,163	9,678,063	3,117,355	147,189	33,603,703
Borrowings		3,558,421	4,189,089	7,898,567	4,340,343	1,435,422	21,421,842
Debentures		6,401,501	10,955,197	44,473,217	46,565,221	16,852,878	125,248,014
Other financial liabilities		5,865,093	1,820,414	—	—	456,243	8,141,750

	~~W~~	30,132,233	23,650,903	62,637,804	54,439,258	19,554,178	190,414,376

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,458,432	302,968	444,077	487,331	18,494	6,711,302
Financial assets held for trading		1,789,299	—	—	—	—	1,789,299
Available-for-sale financial assets		289,330	1,154,662	8,957,267	12,211,224	15,605,470	38,217,953
Held-to-maturity financial assets		16	—	3,412	12,916	—	16,344
Loans		10,491,670	14,039,736	46,736,870	59,134,994	15,889,480	146,292,750
Other financial assets		5,502,931	—	—	—	712,813	6,215,744

	~~W~~	23,531,678	15,497,366	56,141,626	71,846,465	32,226,257	199,243,392

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	30,592	269,205	1,047,972	51,145	1,148,658	2,547,572
Deposits		16,311,057	6,887,519	12,560,196	2,069,435	456,699	38,284,906
Borrowings		6,521,128	3,191,542	6,622,199	6,067,364	1,554,034	23,956,267
Debentures		5,267,257	9,924,819	43,219,511	46,945,954	19,840,837	125,198,378
Other financial liabilities		5,253,377	1,709,811	—	—	39,275	7,002,463

	~~W~~	33,383,411	21,982,896	63,449,878	55,133,898	23,039,503	196,989,586

Remaining contractual maturity risks of derivative financial instruments as of December 31, 2017 and 2016 are as follows:

Net settlement of derivative financial instruments

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(79)	498	(129)	—	—	290
Interest rate		(3,242)	(2,210)	(86,807)	(112,351)	(40,505)	(245,115)
Stock		134	—	—	—	—	134
Hedging purpose derivatives:
Interest rate		20,569	19,411	134,695	1,127,275	2,480,383	3,782,333

	~~W~~	17,382	17,699	47,759	1,014,924	2,439,878	3,537,642

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	394	(97)	(330)	—	—	(33)
Interest rate		13,761	28,713	21,967	(53,428)	(279,862)	(268,849)
Stock		(795)	(8)	—	—	—	(803)
Hedging purpose derivatives:
Interest rate		27,622	38,959	158,181	1,166,187	2,536,018	3,926,967

	~~W~~	40,982	67,567	179,818	1,112,759	2,256,156	3,657,282

Gross settlement of derivative financial instruments

	December 31, 2017
	Within 1 month	1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 39,285,254	35,664,287	67,286,704	51,321,999	5,411,444	198,969,688
Outflow	39,393,627	35,877,527	67,746,331	51,188,768	5,491,291	199,697,544

Hedging purpose derivatives:
Currency
Inflow	34,137	338,206	11,887,281	8,582,741	1,464,554	22,306,919
Outflow	34,608	359,082	11,987,081	8,453,255	1,439,125	22,273,151

Total inflow	~~W~~ 39,319,391	36,002,493	79,173,985	59,904,740	6,875,998	221,276,607

Total outflow	~~W~~ 39,428,235	36,236,609	79,733,412	59,642,023	6,930,416	221,970,695

	December 31, 2016
	Within 1 month	1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 24,438,577	27,150,974	65,784,993	38,670,296	3,678,791	159,723,631
Outflow	24,276,226	27,120,929	65,314,905	38,554,464	3,710,967	158,977,491

Hedging purpose derivatives:
Currency
Inflow	34,733	240,864	3,567,044	18,149,439	1,185,221	23,177,301
Outflow	33,955	273,474	3,680,451	18,656,057	1,168,538	23,812,475

Total inflow	~~W~~ 24,473,310	27,391,838	69,352,037	56,819,735	4,864,012	182,900,932

Total outflow	~~W~~ 24,310,181	27,394,403	68,995,356	57,210,521	4,879,505	182,789,966

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2017 and 2016

(In millions of won)

48. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of December 31, 2017 and 2016 are as follows:

	December 31, 2017
	Within 1 month	1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~ 1,749,883	1,423,597	3,756,986	4,325,805	28,145	11,284,416
Commitments	289,450	166,927	1,612,032	2,135,849	2,153,279	6,357,537

	~~W~~ 2,039,333	1,590,524	5,369,018	6,461,654	2,181,424	17,641,953

	December 31, 2016
	Within 1 month	1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~ 1,437,178	1,795,957	6,057,995	5,268,978	74,991	14,635,099
Commitments	277	68,372	1,245,369	3,527,294	2,447,287	7,288,599

	~~W~~ 1,437,455	1,864,329	7,303,364	8,796,272	2,522,278	21,923,698

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under

Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. In connection with its investigation of former President Park, the special independent prosecutor also conducted related investigations of several large Korean business groups and members of their senior management for bribery, embezzlement and other possible misconduct, which the Korean prosecutor’s office has continued following the end of the special independent prosecutor’s term. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on 18 charges including bribery, abuse of power and coercion. On April 6, 2018, the Seoul Central District Court found former President Park guilty of 16 counts of corruption, including bribery, abuse of power and coercion, and sentenced her to 24 years in prison and assessed a fine of Won 18 billion.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment;

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are four major political parties: The Minjoo Party of Korea, or MPK, the Liberty Korea Party, or LKP, the Bareun Future Party, or BFP, and the Party for Democracy and Peace, or PDP

As of March 31, 2018, the parties control the following number of seats in the National Assembly:

	MPK	LKP	BFP	PDP	Others	Total
Number of seats	121	116	30	14	12	293

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and 7 million reserves. The Republic’s military forces, composed of approximately 630,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•	From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•	North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•	In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•	In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although a bilateral summit between the two Koreas was held on April 27, 2018 and there has been an announcement of a potential summit between the United States and North Korea, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2013		2014		2015		2016			2017(6)
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.8%		4.0%		5.3%		5.0%			5.4	%(6)
GDP Growth (at chained 2010 year prices)		2.9%		3.3%		2.8%		2.9%			3.1	%(6)
Inflation		1.3%		1.3%		0.7%		1.0%			1.9%
Unemployment(1)		3.1%		3.5%		3.6%		3.7%			3.7%
Trade Surplus(2)		$44.0		$47.2		$90.3		$89.2			$95.2
Foreign Currency Reserves		$346.5		$363.6		$368.0		$371.1			$389.3
External Liabilities(3)		$423.5		$424.3		$396.1		$384.1			$418.8	(6)
Fiscal Balance	~~W~~	14.2	~~W~~	8.5	~~W~~	(0.2)	~~W~~	16.9		~~W~~	24.0	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		32.8%		34.6%		37.3%		38.5	%(6)		N/A	%(7)
Direct External Debt of the Government(4) (as % of GDP(5))		0.6%		0.5%		0.5%		0.4	%(6)		N/A	%(7)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.
(7)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global financial and economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In the event that difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ~~W~~1,450.9 trillion as of December 31, 2017 from ~~W~~843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•	a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 13.8% of the Republic’s total population as of December 31, 2017, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate;

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry; and

•	deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea).

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2013	2014	2015	2016	2017(1)	As % of GDP 2017(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	727,799.9	748,200.8	771,239.2	798,728.9	832,234.7	48.1
Government	214,467.3	224,724.2	234,766.4	249,166.9	265,347.0	15.3
Gross Capital Formation	416,000.3	435,078.1	452,315.1	480,261.6	537,732.6	31.1
Exports of Goods and Services	770,114.8	747,134.3	709,122.0	694,216.1	745,645.6	43.1
Less Imports of Goods and Services	(698,936.9)	(669,058.0)	(600,239.3)	(581,662.3)	(652,156.8)	(37.7)
Statistical Discrepancy	—	—	(3,079.4)	1,074.9	1,595.5	0.1
Expenditures on Gross Domestic Product	1,429,445.4	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	100.0
Net Factor Income from the Rest of the World	10,199.0	4,684.5	4,259.2	4,422.8	62.9	0.0
Gross National Income(2)	1,439,644.4	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	100.0
Gross Domestic Product at Chained 2010 Year Prices:
Private	680,349.5	692,236.0	707,492.7	725,362.3	744,284.4	47.8
Government	199,783.4	205,869.2	212,021.6	221,514.2	229,100.7	14.7
Gross Capital Formation	409,153.8	430,685.5	462,114.3	488,039.9	537,370.0	34.5
Exports of Goods and Services	788,788.0	804,797.1	803,746.1	824,330.0	840,019.9	54.0
Less Imports of Goods and Services	(696,724.6)	(706,938.4)	(721,740.4)	(755,861.0)	(808,985.5)	(52.0)
Statistical Discrepancy	(172.8)	1,019.1	2,481.2	3,261.9	3,366.9	0.2
Expenditures on Gross Domestic Product(3)	1,380,832.6	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	10,037.5	4,706.4	4,249.8	4,293.6	261.0	0.0
Trading Gains and Losses from Changes in the Terms of Trade	(19,138.8)	(14,000.4)	38,787.9	59,90505	65,729.0	4.2
Gross National Income(4)	1,371,733.1	1,417,814.2	1,510,005.6	1,574,137.3	1,622,212.6	104.3
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	3.8	4.0	5.3	5.0	5.4
At Chained 2010 Year Prices	2.9	3.3	2.8	2.9	3.1

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2013	2014	2015	2016	2017(1)	As % of GDP 2017(1)
	(billions of Won)
Industrial Sectors:	531,054.1	547,231.2	578,352.0	608,403.1	654,616.6	37.8
Agriculture, Forestry and Fisheries	30,437.2	31,560.3	32,612.2	31,647.0	33,935.4	2.0
Mining and Manufacturing	406,127.7	411,030.4	426,228.8	442,502.4	479,927.3	27.7
Mining and Quarrying	2,471.0	2,520.2	2,577.1	2,802.1	2,815.2	0.2
Manufacturing	403,656.7	408,510.2	423,651.7	439,700.3	477,112.1	27.6
Electricity, Gas and Water Supply	30,238.7	37,373.8	44,988.9	49,879.4	47,531.0	2.7
Construction	64,250.5	67,266.7	74,522.1	84,374.3	93,222.9	5.4
Services:	772,184.1	807,624.1	845,294.8	882,458.9	914,424.9	52.8
Wholesale and Retail Trade, Restaurants and Hotels	150,251.9	152,205.2	156,363.1	164,350.4	168,423.0	9.7
Transportation and Storage	46,772.0	50,306.8	56,154.6	59,230.7	56,987.2	3.3
Finance and Insurance	72,478.1	75,859.8	78,699.7	81,075.7	85,784.4	5.0
Real Estate and Leasing	103,527.1	109,549.0	114,618.7	118,359.9	122,262.5	7.1
Information and Communication	50,589.2	52,510.8	54,257.2	56,710.7	57,581.0	3.3
Business Activities	94,758.4	100,936.7	106,944.2	110,894.2	115,417.2	6.7
Public Administration and Defense	93,776.3	98,333.5	102,848.3	107,601.0	114,832.9	6.6
Education	71,599.3	74,007.8	76,237.2	77,664.4	79,432.7	4.6
Health and Social Work	52,851.5	57,129.7	61,980.4	68,100.9	74,356.4	4.3
Cultural and Other Services	35,580.3	36,784.7	37,191.4	38,471.0	39,347.6	2.3
Taxes Less Subsidies on Products	126,207.2	131,224.0	140,477.2	150,924.2	161,356.9	9.3
Gross Domestic Product at Current Market Prices	1,429,445.4	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	100.0
Net Factor Income from the Rest of the World	10,199.0	4,684.5	4,259.2	4,422.8	62.9	0.0
Gross National Income at Current Market Price	1,439,644.4	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	100.0

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2012	2013	2014	2015	2016(1)
GDP per capita (thousands of Won)	27,439	28,346	29,284	30,660	31,952
GDP per capita (U.S. dollar)	24,350	25,886	27,805	27,097	27,533
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2012	2013	2014	2015	2016(1)
GNI per capita (thousands of Won)	27,721	28,548	29,377	30,744	31,984
GNI per capita (U.S. dollar)	24,600	26,070	27,892	27,171	27,561
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2013	2014	2015	2016	2017(1)	As % of GDP 2017(1)
	(billions of Won)
Industrial Sectors:	510,804.1	527,016.1	538,722.4	554,601.8	578,793.5	37.2
Agriculture, Forestry and Fisheries	28,357.7	29,378.2	29,251.4	28,441.6	28,530.8	1.8
Mining and Manufacturing	399,773.1	413,839.1	421,057.7	430,968.9	449,524.2	28.9
Mining and Quarrying	2,347.1	2,344.40	2,314.5	2,357.1	2,261.5	0.1
Manufacturing	397,426.0	411,494.7	418,743.2	428,611.8	447,262.7	28.7
Electricity, Gas and Water Supply	26,629.2	27,327.9	28,722.1	29,495.0	30,399.3	2.0
Construction	56,044.1	56,470.9	59,691.2	65,696.3	70,339.2	4.5
Services:	739,463.1	763,853.5	785,323.3	806,312.4	823,800.7	52.9
Wholesale and Retail Trade, Restaurants and Hotels	145,620.3	149,150.5	152,013.0	156,323.0	157,472.7	10.1
Transportation and Storage	47,556.1	48,646.9	49,486.3	50,616.8	51,765.3	3.3
Finance and Insurance	78,583.9	83,020.5	88,568.7	90,844.7	94,249.9	6.1
Real Estate and Leasing	93,999.5	97,112.9	98,773.8	99,559.1	100,496.5	6.5
Information and Communication	52,773.2	55,164.8	56,532.2	58,282.1	59,743.4	3.8
Business Activities	87,244.6	91,424.0	95,713.9	97,986.2	99,948.1	6.4
Public Administration and Defense	85,024.5	87,052.8	88,495.2	90,625.4	93,008.8	6.0
Education	64,773.0	64,865.2	65,158.4	65,234.3	65,574.5	4.2
Health and Social Work	51,247.1	54,740.1	58,653.1	63,157.9	67,738.3	4.4
Cultural and Other Services	32,683.2	33,106.0	32,999.7	33,682.9	33,803.2	2.2
Taxes Less Subsidies on Products	130,627.4	136,454.6	142,688.3	149,817.1	154,793.8	9.9
Gross Domestic Product at Chained 2010 Year Prices(2)	1,380,832.6	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5% and an increase in imports of goods and services by 2.4%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, which more than offset an increase in imports of goods and services by 1.7%, each compared with 2012.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.0% and gross domestic fixed capital formation increased by 3.4%, which more than offset an increase in imports of goods and services by 1.5%, each compared with 2013.

GDP growth in 2015 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4% and gross domestic fixed capital formation increased by 5.1%, which more than offset a decrease in exports of goods and services by 0.1% and an increase in imports of goods and services by 2.1%, each compared with 2014.

GDP growth in 2016 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 5.6% and exports of goods and services increased by 2.6%, which more than offset an increase in imports of goods and services by 4.7%, each compared with 2015.

Based on preliminary data, GDP growth in 2017 was 3.1% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8%, gross domestic fixed capital formation increased by 8.6% and exports of goods and services increased by 1.9%, which more than offset an increase in imports of goods and services by 7.0%, each compared with 2016.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight(1)	2013	2014	2015	2016	2017(2)
All Industries	10,000.0	100.1	100.3	100.0	102.3	104.2
Mining and Manufacturing	9,611.6	100.0	100.2	100.0	102.4	104.0
Mining	33.9	106.9	98.5	100.0	101.4	107.9
Petroleum, Crude Petroleum and Natural Gas	8.7	145.9	120.4	100.0	96.8	86.8
Metal Ores	0.9	124.7	126.6	100.0	95.0	84.0
Non-metallic Minerals	24.3	99.1	93.6	100.0	102.7	113.3
Manufacturing	9,577.7	100.0	100.3	100.0	102.4	104.0
Food Products	434.4	97.2	98.2	100.0	102.4	103.0
Beverage Products	82.4	96.1	97.2	100.0	103.7	105.3
Tobacco Products	43.2	100.2	107.9	100.0	113.0	122.4
Textiles	160.6	108.7	106.6	100.0	98.0	94.9
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	111.0	104.0	100.0	95.9	96.8
Tanning and Dressing of Leather, Luggage and Footwear	42.1	107.4	105.9	100.0	93.1	81.5
Wood and Products of Wood and Cork (Except Furniture)	31.7	100.4	96.4	100.0	101.6	106.2
Pulp, Paper and Paper Products	126.8	99.4	101.1	100.0	99.4	97.5
Printing and Reproduction of Recorded Media	50.2	102.9	102.7	100.0	101.7	101.4
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	89.7	94.3	100.0	106.3	110.9
Chemicals and Chemical Products	847.5	97.0	97.8	100.0	105.6	109.2
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	96.7	98.1	100.0	109.2	117.8
Rubber and Plastic Products	421.1	99.4	100.1	100.0	100.5	99.9
Non-metallic Minerals	271.7	97.4	93.8	100.0	109.2	111.3
Basic Metals	827.6	98.1	101.7	100.0	100.7	100.8
Fabricated Metal Products	557.8	100.9	104.6	100.0	99.3	94.3
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	100.4	98.7	100.0	107.0	110.9
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	115.2	104.2	100.0	101.0	118.1
Electrical Equipment	479.5	101.4	103.4	100.0	103.3	106.5
Other Machinery and Equipment	803.6	102.8	103.2	100.0	101.4	115.5
Motor Vehicles, Trailers and Semitrailers	1,076.4	96.1	98.7	100.0	97.7	94.9
Other Transport Equipment	506.5	123.7	109.9	100.0	89.0	68.7
Furniture	69.5	88.4	94.7	100.0	107.0	112.5
Other Products	42.4	104.0	103.8	100.0	104.4	108.3
Electricity, Gas	388.4	100.0	100.7	100.0	100.8	106.3
Total Index	10,000.0	100.1	100.3	100.0	102.3	104.2

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 0.7% in 2013, primarily due to increased exports. Industrial production increased by 0.2% in 2014, primarily due to increased exports. Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Industrial production increased by 2.3% in 2016, primarily due to increased domestic consumption. Based on preliminary data, industrial production increased by 1.9% in 2017, primarily due to increased domestic consumption and exports.

Manufacturing

The manufacturing sector increased production by 0.6% in 2013, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment, and by 0.3% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. The manufacturing sector increased production by 2.4% in 2016 and by 1.6% in 2017 (based on preliminary data), primarily due to increased demand for consumer electronics products, electronic components, communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers.

Automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the U.S. dollar and the Japanese Yen. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. Based on preliminary data, in 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the US and China.

Electronics. In 2012, electronics production amounted to ~~W~~314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ~~W~~325,684 billion, an increase of 3.5% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. In 2014, electronics production amounted to ~~W~~329,460 billion, an increase of 1.2% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2015, electronics production amounted to ~~W~~324,162 billion, a decrease of 1.6% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. Based on preliminary data, in 2016, electronics production amounted to ~~W~~306,331 billion, a decrease of 5.5% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports.

Iron and Steel. In 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume of iron and steel products decreased by 4.2% and 4.2%, respectively, primarily due to the appreciation of the Won against the U.S. dollar and the Japanese Yen and excess supply from China. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume of iron and steel products increased by 7.3% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume of iron and steel products increased by 0.6% but export sales volume of iron and steel products decreased by 2.2%, primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. Based on preliminary data, in 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries.

Shipbuilding. In 2013, the Republic’s shipbuilding orders amounted to approximately 19 million compensated gross tons, an increase of 137.5% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. Based on preliminary data, in 2017, the Republic’s shipbuilding orders amounted to approximately 6 million compensated gross tons, an increase of 200% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. In 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. In 2015, the agriculture, forestry and fisheries industry decreased by 0.4% compared to 2014, primarily due to unfavorable weather conditions. In 2016, the agriculture, forestry and fisheries industry decreased by 2.9% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. Based on preliminary data, in 2017, the agriculture, forestry and fisheries industry increased by 0.4% compared to 2016, primarily due to an increase in aquafarming production.

Construction

In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. In 2014, the construction industry increased by 0.6% compared to 2013, primarily due to an increase in the construction of private residential buildings. In 2015, the construction industry increased by 5.7% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. In 2016, the construction industry increased by 10.5% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings. Based on preliminary data, in 2017, the construction industry increased by 7.2% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2013	280.4	268.3	95.7
2014	283.1	269.5	95.2
2015	287.7	272.7	94.8
2016	294.7	279.1	94.7
2017(1)	301.1	283.6	94.2

(1)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2013	82.1	29.3	105.8	37.7	29.3	10.4	63.2	22.5	280.4	100.0
2014	84.8	30.0	104.9	37.1	33.0	11.7	60.4	21.3	283.1	100.0
2015	85.7	29.8	109.6	38.1	34.8	12.1	57.6	20.0	287.7	100.0
2016	81.9	27.8	118.1	40.1	34.2	11.6	60.5	20.5	294.7	100.0
2017(2)	86.3	28.7	119.6	39.7	31.6	10.5	63.6	21.1	301.1	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2017, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 22,529 megawatts and five nuclear plants under construction. In December 2017, the Government released the “Eighth Basic Plan relating to the Long-Term Supply and Demand of Electricity” which serves as the guideline for stable medium- and long-term supply of electric power. The objectives of the Eighth Basic Plan include, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources including through suspension of construction of new nuclear power plants, permanent closing of old coal-fired generation units and converting coal-fired generation units into LNG-fired generation units, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power, and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. In 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 5.7% and the business activities sector increased by 4.1%, each compared with 2013. In 2015, the service industry increased by 3.0% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 4.7% and the health and social work sector increased by 7.1%, each compared with 2014. In 2016, the service industry increased by 2.3% compared to 2015 as the health and social work sector increased by 7.8%, the wholesale and retail trade, restaurants and hotels sector increased by 2.7% and the finance and insurance sector increased by 2.3%, each compared with 2015. Based on preliminary data, in 2017, the service industry increased by 2.1% compared to 2016 as the health and social work sector increased by 7.9%, the finance and insurance sector increased by 3.5% and the public administration and defense sector increased by 2.5%, each compared with 2016.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2015=100)	(%)	(2010=100)		(%)		(%)
2013	105.7	(1.6)	98.0	1.3	116.4		6.7		3.1
2014	105.2	(0.5)	99.3	1.3	124.3		6.8		3.5
2015	101.0	(4.0)	100.0	0.7	138.0		11.1		3.6
2016	99.1	(1.8)	101.0	1.0	143.6		4.0		3.7
2017	102.5	3.5	102.9	1.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil.

In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2017, the economically active population of the Republic was 27.8 million and the number of employees was 26.7 million.

The following table shows selected employment information by industry and by gender:

	2013	2014	2015	2016	2017
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	25,299	25,897	26,178	26,409	26,725
Employment by Industry:
Agriculture, Forestry and Fishing	6.0	5.6	5.1	4.9	4.8
Mining and Manufacturing	17.1	17.3	17.6	17.2	17.2
S.O.C & Services	76.9	77.1	77.2	77.9	78.0
Electricity, Transport, Communication and Finance	12.2	11.8	11.8	11.8	11.4
Business, Private & Public Service and Other Services	35.3	35.3	35.4	36.3	36.4
Construction	7.0	7.1	7.0	7.0	7.4
Wholesale & Retail Trade, Hotels and Restaurants	22.4	23.0	23.0	22.9	22.8

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.3	58.0	57.7	57.6	57.5
Female	41.7	42.0	42.3	42.4	42.5

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

On February 28, 2018, the Korean National Assembly passed a bill to amend the Labor Standards Act, pursuant to which the maximum working hours of employees will be reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act will apply to workplaces with 300 or more workers from July 1, 2018, will be extended to workplaces with 50 or more workers from July 1, 2020, and will be further extended to workplaces with 5 or more workers from July 1, 2021

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2016. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In August 2013, unionized workers at Hyundai Motor and Kia Motors Corporation (“Kia Motors”) went on partial strikes demanding higher wages.

•	In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•	In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•	In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•	In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

•	In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2017, there were six nationwide banks, six regional banks, two internet banks and 38 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•	The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,055 billion in 2015, ~~W~~308 billion in 2016 and ~~W~~395 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ~~W~~17,938 billion as of December 31, 2017.

•	The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~1,130 billion in 2015, ~~W~~1,620 billion in 2016 and ~~W~~1,417 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ~~W~~11,815 billion as of December 31, 2017.

•	The Industrial Bank of Korea: the Government owned, directly and indirectly, 55.2% of its common shares and all of its preferred shares as of December 31, 2017. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2014, the Industrial Bank of Korea issued an aggregate of 3,022,240 new common shares to the Government for ~~W~~36 billion in cash and the Government sold 49,009,880 common shares of the Industrial Bank of Korea for ~~W~~675 billion in cash. In addition, in April 2014, the Industrial Bank of Korea disposed of 26,200,882 of its common shares held as treasury shares through an international offering for ~~W~~294 billion. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ~~W~~40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ~~W~~40 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ~~W~~1,674 billion as of December 31, 2017.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2013	1,441.6	25.7	1.8
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016	1,732.9	24.7	1.4
December 31, 2017(2)	1,775.9	21.0	1.2

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service.

In 2013, these banks posted an aggregate net profit of ~~W~~3.9 trillion, compared to an aggregate net profit of ~~W~~8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. In 2014, these banks posted an aggregate net profit of ~~W~~6.0 trillion, compared to an aggregate net profit of ~~W~~3.9 trillion in 2013, primarily due to decreased loan loss provisions. In 2015, these banks posted an aggregate net profit of ~~W~~3.4 trillion, compared to an aggregate net profit of ~~W~~6.0 trillion in 2014, primarily due to increased loan loss provisions. In 2016, these banks posted an aggregate net profit of ~~W~~1.6 trillion, compared to an aggregate net profit of ~~W~~3.4 trillion in 2015, primarily due to increased loan loss provisions. Based on preliminary data, in 2017, these banks posted an aggregate net profit of ~~W~~10.7 trillion, compared to an aggregate net profit of ~~W~~1.6 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2017, 79 mutual savings banks, 23 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8

March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. The index was 2,470.6 on June 7, 2018.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, in response to signs of inflationary pressures and the continued growth of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2013	2014	2015	2016	2017
	(billions of Won)
Money Supply (M1)(1)	515,643.4	585,822.6	708,452.9	795,531.1	849,862.4
Quasi-money(2)	1,405,151.6	1,491,411.4	1,538,922.1	1,611,928.0	1,680,491.2
Money Supply (M2)(3)	1,920,795.0	2,077,234.0	2,247,375.0	2,407,459.1	2,530,353.6
Percentage Increase Over Previous Year	4.6%	8.1%	8.2%	7.1%	5.1%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,050.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4

Won/U.S. Dollar Exchange Rate
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. The market average exchange rate was ~~W~~1,069.6 to US$1.00 on June 7, 2018.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2013	2014	2015	2016	2017(4)
	(millions of dollars)
Current Account	81,148.2	84,373.0	105,939.6	99,243.0	78,460.2
Goods	82,781.0	88,885.4	122,269.2	118,895.4	119,888.7
Exports(2)	618,156.9	613,020.6	542,881.2	511,947.3	577,381.4
Imports(2)	535,375.9	524,135.2	420,612.0	393,051.9	457,492.7
Services	(6,499.2)	(3,678.5)	(14,916.8)	(17,737.4)	(34,472.2)
Income	9,055.7	4,150.8	3,572.4	3,851.7	122.0
Current Transfers	(4,189.3)	(4,984.7)	(4,985.2)	(5,766.7)	(7,078.3)
Capital and Financial Account	80,077.6	89,325.1	106,239.0	102,520.6	87,069.1
Capital Account	(27.0)	(8.9)	(60.2)	(46.2)	(31.3)
Financial Account(3)	80,104.6	89,334.0	106,299.2	102,566.8	87,100.4
Net Errors and Omissions	(1,016.6)	4,969.9	419.8	3,370.0	8,671.5

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$105.9 billion in 2015. The current account surplus in 2015 increased from the current account surplus of US$84.4 billion in 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account. The Republic recorded a current account surplus of approximately US$99.2 billion in 2016. The current account surplus in 2016 decreased from the current account surplus of US$105.9 billion in 2015, primarily due to a decrease in surplus from the goods account and an increase in deficit from the service account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$78.5 billion in 2017. The current account surplus in 2017 decreased from the current account surplus of US$99.2 billion in 2016, primarily due to an increase in deficit from the service account which more than offset an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2013	2014	2015	2016	2017
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	9.6	11.0	14.1	15.0	15.7
Merger & Acquisition	5.0	8.0	6.8	6.3	7.2

Total	14.5	19.0	20.9	21.3	22.9

Actual Investment	9.9	12.1	16.5	10.6	13.3	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2016, the contracted and reported amount of foreign direct investment in the Republic increased to US$21.3 billion from US$20.9 billion in 2015, primarily due to an increase in foreign investment in (i) the service sector to US$15.5 billion in 2016 from US$14.7 billion in 2015 and (ii) the manufacturing sector to US$5.0 billion in 2016 from US$4.6 billion in 2015, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.7 billion in 2016 from US$1.6 billion in 2015.

In 2017, the contracted and reported amount of foreign direct investment in the Republic increased to US$22.9 billion from US$21.3 billion in 2016, primarily due to an increase in foreign investment in the manufacturing sector to US$7.2 billion in 2017 from US$5.0 billion in 2016, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.3 billion in 2017 from US$0.7 billion in 2016.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2013	2014	2015	2016	2017
	(billions of dollars)
North America
U.S.A.	3.5	3.6	5.5	3.9	4.7
Others	1.1	1.4	2.9	1.4	1.6

	4.6	5.0	8.4	5.3	6.3
Asia
Japan	2.7	2.5	1.7	1.2	1.8
Hong Kong	1.0	1.1	1.5	2.1	1.8
Singapore	0.4	1.7	2.5	2.3	1.8
China	0.5	1.2	2.0	2.0	0.8
Others	0.4	0.3	0.7	0.5	2.0

	5.0	6.8	8.4	8.1	8.2
European Union
Malta	1.8	0.4	0.7	4.1	1.1
Netherlands	0.6	2.4	0.5	1.5	1.7
England	0.1	0.4	0.3	0.4	2.2
Germany	0.4	0.2	0.5	0.3	0.7
France	0.5	0.2	0.1	0.2	0.3
Luxembourg	0.7	1.9	0.2	0.2	0.2
Others	0.8	1.2	0.4	0.8	1.1

	4.9	6.7	2.7	7.5	7.3
Others regions and countries	0.0	0.5	1.4	0.4	1.1

Total	14.5	19.0	20.9	21.3	22.9

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014	572.7	44.1%	525.5	40.5%	47.2	109.0
2015	526.8	42.1%	436.5	34.9%	90.3	120.7
2016	495.4	39.7%	406.2	32.5%	89.2	122.0
2017(4)	573.7	36.9%	478.5	30.8%	95.2	119.9

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(2)	As % of 2017 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	6.7	1.1	7.0	1.2	6.8	1.3	7.4	1.5	7.8	1.4
Raw Materials and Fuels	61.2	10.9	59.2	10.3	39.5	7.5	33.0	6.7	43.1	7.5
Petroleum & Derivatives	53.2	9.5	51.2	8.9	32.4	6.1	26.8	5.4	35.4	6.2
Others	8.0	1.4	8.0	1.4	7.1	1.3	6.2	1.3	7.7	1.3
Light Industrial Products	39.0	6.9	38.6	6.7	35.4	6.7	35.4	7.1	36.0	6.3
Heavy & Chemical Industrial Products	452.8	77.8	467.9	81.7	445.1	84.5	419.7	84.7	486.8	84.9
Electronic & Electronic Products	171.2	30.6	174.4	30.5	170.5	32.4	159.4	32.2	192.0	33.5
Chemicals & Chemical Products	64.4	11.5	65.6	11.5	55.9	10.6	55.3	11.2	65.7	11.5
Metal Goods	43.6	7.8	47.5	8.3	41.4	7.9	39.9	8.1	46.9	8.2
Machinery & Precision Equipment	55.3	9.9	57.9	10.1	57.3	10.9	55.2	11.1	63.3	11.0
Transport Equipment	113.1	20.2	116.5	20.3	112.8	21.4	101.0	20.4	108.8	19.0
Passenger Cars	44.3	7.9	44.8	7.8	41.7	7.9	37.5	7.6	38.8	6.8
Ship & Boat	36.2	6.5	38.7	6.8	38.8	7.4	33.5	6.8	41.4	7.2
Others	32.6	5.8	33.0	5.8	32.3	6.1	30.0	6.1	28.6	5.0
Others	5.2	0.9	6.0	1.0	7.2	1.4	8.9	1.8	10.1	1.8

Total	559.6	100.0	572.7	100.0	526.8	100.0	495.4	100.0	573.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(2)	As % of 2017 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	313.8	60.9	311.2	59.2	219.0	50.2	191.0	47.0	233.1	48.7
Crude Petroleum	99.4	19.3	94.9	18.1	55.1	12.6	44.3	10.9	59.6	12.5
Mineral	24.7	4.8	24.6	4.7	17.6	4.0	15.5	3.8	20.3	4.2
Chemicals	43.2	8.4	43.9	8.4	39.6	9.1	39.1	9.6	44.0	9.2
Iron & Steel Products	24.6	4.8	27.0	5.1	21.2	4.9	18.9	4.7	20.3	4.2
Non-ferrous Metal	12.5	2.4	12.8	2.4	11.6	2.7	10.7	2.6	12.1	2.5
Others	109.4	21.2	108.0	20.5	74.0	16.9	62.5	15.4	76.8	16.1
Capital Goods	144.2	28.0	149.0	28.3	150.8	34.5	147.8	36.4	171.8	35.9
Machinery & Precision Equipment	50.1	9.7	50.8	9.7	49.1	11.2	47.8	11.8	63.1	13.2
Electric & Electronic Machines	80.9	15.7	84.5	16.1	87.5	20.0	84.9	20.9	95.8	20.0
Transport Equipment	11.3	2.2	11.6	2.2	12.4	2.8	13.0	3.2	10.8	2.3
Others	1.9	0.4	2.1	0.4	1.9	0.4	2.1	0.5	2.1	0.4
Consumer Goods	58.2	11.3	65.3	12.4	66.7	15.3	67.4	16.6	73.6	15.4
Cereals	8.5	1.6	7.9	1.5	6.9	1.6	6.2	1.5	6.0	1.3
Goods for Direct Consumption	14.5	2.8	16.7	3.2	17.1	3.9	17.8	4.4	19.7	4.1
Consumer Durable Goods	21.0	4.1	24.7	4.7	26.6	6.1	27.0	6.6	30.0	6.3
Consumer Nondurable Goods	14.3	2.8	16.0	3.0	16.0	3.7	16.4	4.0	17.9	3.7

Total	515.6	100.0	525.5	100.0	436.5	100.0	406.2	100.0	478.5	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

In 2014, the Republic recorded a trade surplus of US$47.2 billion. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

In 2016, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$95.2 billion in 2017. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from

US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

The following table sets forth the Republic’s exports trading partners:

Exports

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(1)	As % of 2017 Total(1)
	(millions of dollars, except percentages)
China	145,869.5	26.1	145,287.7	25.4	137,123.9	26.0	124,432.9	25.1	142,120.0	24.8
United States	62,052.5	11.1	70,284.9	12.3	69,832.1	13.3	66,462.3	13.4	68,609.7	12.0
Japan	34,662.3	6.2	32,183.8	5.6	25,576.5	4.9	24,355.0	4.9	26,816.1	4.7
Hong Kong	27,756.3	5.0	27,256.4	4.8	30,418.2	5.8	32,782.4	6.6	39,112.3	6.8
Singapore	22,289.0	4.0	23,749.9	4.1	15,011.2	2.8	12,458.9	2.5	11,651.9	2.0
Vietnam	21,087.6	3.8	22,351.7	3.9	27,770.8	5.3	32,630.5	6.6	47,753.8	8.3
Taiwan	15,699.1	2.8	15,077.4	2.6	12,004.3	2.3	12,220.5	2.5	14,898.4	2.6
India	11,375.8	2.0	12,782.5	2.2	12,029.6	2.3	11,596.3	2.3	15,055.5	2.6
Indonesia	11,568.2	2.1	11,360.7	2.0	7,872.4	1.5	6,608.5	1.3	8,403.7	1.5
Mexico	9,727.4	1.7	10,846.0	1.9	10,891.9	2.1	9,720.8	2.0	10,932.6	1.9
Australia	9,563.1	1.7	10,282.5	1.8	10,830.6	2.1	7,500.7	1.5	19,861.6	3.5
Russia	11,149.1	2.0	10,129.2	1.8	4,685.7	0.9	4,768.8	1.0	6,906.6	1.2
Germany	7,907.9	1.4	7,570.9	1.3	6,220.2	1.2	6,443.0	1.3	8,483.8	1.5
Others(2)	168,924.6	30.2	173,501.0	30.3	156,489.1	29.7	143,445.3	29.0	153,088.4	26.7

Total	559,632.4	100.0	572,664.6	100.0	526,756.5	100.0	495,425.9	100.0	573,694.4	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017(1)	As % of 2017 Total(1)
	(millions of dollars, except percentages)
China	83,052.9	16.1	90,082.2	17.1	90,250.3	20.7	86,980.1	19.9	97,860.1	20.5
Japan	60,029.4	11.6	53,768.3	10.2	45,853.8	10.5	47,466.6	10.9	55,124.7	11.5
United States	41,511.9	8.1	45,283.3	8.6	44,024.4	10.1	43,215.9	9.9	50,749.4	10.6
Saudi Arabia	37,665.2	7.3	36,694.5	7.0	19,561.5	4.5	15,741.7	3.6	19,590.5	4.1
Qatar	25,873.8	5.0	25,723.1	4.9	16,474.8	3.8	10,081.3	2.3	11,267.1	2.4
Australia	20,784.6	4.0	20,413.0	3.9	16,437.8	3.8	15,175.9	3.5	19,159.7	4.0
Germany	19,336.0	3.8	21,298.8	4.0	20,956.5	4.8	18,917.0	4.3	19,748.7	4.1
Kuwait	18,725.1	3.6	16,892.0	3.2	8,973.4	2.1	7,262.3	1.7	9,594.0	2.0
Taiwan	14,632.6	2.8	15,689.8	3.0	16,653.9	3.8	16,403.1	3.8	18,073.0	3.8
United Arab Emirates	18,122.9	3.5	16,194.3	3.1	8,614.7	2.0	6,941.1	1.6	9,557.1	2.0
Indonesia	13,190.0	2.6	12,266.3	2.3	8,850.4	2.0	8,285.3	1.9	9,571.0	2.0
Malaysia	11,095.8	2.2	11,097.9	2.1	8,609.4	2.0	7,507.8	1.7	8,714.7	1.8
Others(2)	151,565.3	29.4	160,111.0	30.5	131,238.1	30.1	122,214.8	34.9	149,468.3	31.2

Total	515,585.5	100.0	525,514.5	100.0	436,499.0	100.0	406,192.9	100.0	478,478.3	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continues to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan. The Republic is also currently negotiating revisions to the bilateral FTA with the United States.

Non-Commodities Trade Balance

The Republic had a a non-commodities trade deficit of US$1.6 billion in 2013, a non-commodities trade deficit of US$4.5 billion in 2014, a non-commodities trade deficit of US$16.3 billion in 2015 and a non-commodities trade deficit of US$19.7 billion in 2016. Based on preliminary data, the Republic had a non-commodities trade deficit of US$41.4 billion in 2017.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2013	2014	2015	2016	2017
	(millions of dollars)
Gold	$4,794.5	$4,794.7	$4,794.7	$4,794.7	$4,794.7
Foreign Exchange(1)	335,647.5	353,600.5	358,513.8	361,701.4	379,476.6

Total Gold and Foreign Exchange	340,442.0	358,395.2	363,308.5	366,496.1	384,271.3

Reserve Position at IMF	2,527.7	1,917.1	1,411.8	1,727.5	1,621.1
Special Drawing Rights	3,489.9	3,280.5	3,241.4	2,878.0	3,374.3

Total Official Reserves	$346,459.6	$363,592.7	$367,961.9	$371,101.6	$389,266.7

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$346.5 billion as of December 31, 2013, US$363.6 billion as of December 31, 2014, US$368.0 billion as of December 31, 2015, US$371.1 billion as of December 31, 2016 and US$389.3 billion as of December 31, 2017, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$396.8 billion as of March  31, 2018.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2016 budgeted revenues increased by 6.8% to ~~W~~369.9 trillion from ~~W~~346.4 trillion in 2015, led by an increase in budgeted tax revenues (including revenues from social security contributions and income tax). 2016 budgeted expenditures and net lending increased by 4.0% to ~~W~~367.4 trillion from ~~W~~353.4 trillion in 2015, led by increases in budgeted expenditures on economic growth (including research and development), welfare services for senior citizens, unemployed people and temporary workers, promotion of cultural industries, military services, public assistance, child care and education. The 2016 budget anticipated a ~~W~~2.5 billion budget surplus.

2017 budgeted revenues increased by 5.8% to ~~W~~391.2 trillion from ~~W~~369.9 trillion in 2016, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2017 budgeted expenditures and net lending increased by 2.9% to ~~W~~378.2 trillion from ~~W~~367.4 trillion in 2016, led by increases in budgeted expenditures on welfare services for senior citizens, children, unemployed people and temporary workers, military services, infrastructure and community development. The 2017 budget anticipated a ~~W~~13.0 billion budget surplus.

2018 budgeted revenues increased by 6.4% to ~~W~~416.1 trillion from ~~W~~391.2 trillion in 2017, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2018 budgeted expenditures and net lending increased by 5.2% to ~~W~~397.7 trillion from ~~W~~378.2 trillion in 2017, led by increases in budgeted expenditures on the agriculture, forestry and fisheries industry, welfare services for senior citizens, children, unemployed people and temporary workers, health and medical services, education services and military services. The 2018 budget anticipated a ~~W~~18.4 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2013	2014	2015	2016	2017(1)	2016	2017	2018
	(billions of Won)
Total Revenues	314,438	320,895	339,186	371,264	403,839	369,913	391,175	416,085
Current Revenues	311,136	318,185	335,911	367,888	400,659	365,782	387,376	413,304
Total Tax Revenues	248,046	255,313	270,974	299,451	325,845	293,269	313,086	337,402
Taxes on income, profits and capital gains	91,674	95,976	105,751	120,612	134,242	114,680	126,847	135,942
Social security contributions	46,140	49,793	53,089	56,889	60,460	60,530	62,010	69,273
Tax on property	8,591	9,054	11,113	11,112	12,945	10,303	11,459	11,931
Taxes on goods and services	77,642	79,055	79,442	89,221	95,535	86,549	90,282	97,390
Taxes on international trade and transaction	10,562	8,721	8,495	8,045	8,529	8,292	8,991	9,418
Other tax	13,438	12,715	13,084	13,571	14,133	12,915	13,498	13,450
Non-Tax Revenues	63,089	62,872	64,936	68,437	74,814	72,513	74,290	75,902
Operating surpluses of departmental enterprise sales and property income	24,591	23,112	22,129	24,489	27,692	25,920	26,981	27,154
Administration fees & charges and non-industrial sales	8,537	7,997	8,664	8,469	9,067	8,578	8,978	9,460
Fines and forfeits	18,164	19,556	20,777	22,266	23,769	23,484	22,879	23,140
Contributions to government employee pension fund	8,776	9,915	10,929	11,289	12,311	11,372	12,370	13,200
Current revenue of non-financial public enterprises	3,021	2,292	2,437	1,924	1,974	3,159	3,082	2,947
Capital Revenues	3,302	2,710	3,276	3,376	3,180	4,131	3,800	2,781
Total Expenditures and Net Lending	300,238	312,394	339,351	354,354	379,809	367,413	378,196	397,739
Total Expenditures	302,036	311,507	330,537	342,612	363,671	352,710	367,705	388,134
Current Expenditures	268,019	280,466	296,216	309,981	332,719	320,293	336,209	358,912
Expenditure on goods and service	57,769	59,616	63,160	65,145	67,536	70,166	71,542	75,281
Interest payment	13,386	14,057	14,056	13,964	13,976	14,434	14,486	14,334
Subsidies and other current transfers	193,451	203,649	216,189	228,349	248,513	232,033	246,987	265,631
Current expenditure of non-financial public enterprises	3,414	3,143	2,810	2,524	2,694	3,661	3,193	3,666
Capital Expenditures	34,017	31,041	34,322	32,631	30,952	32,417	31,496	29,222
Net Lending	(1,798)	888	8,814	11,741	16,138	14,703	10,490	9,605

(1)	Preliminary.

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2013, the Republic recorded total revenues of ~~W~~314.4 trillion and total expenditures and net lending of ~~W~~300.2 trillion. The Republic had a fiscal surplus of ~~W~~14.2 trillion in 2013.

For 2014, the Republic recorded total revenues of ~~W~~320.9 trillion and total expenditures and net lending of ~~W~~312.4 trillion. The Republic had a fiscal surplus of ~~W~~8.5 trillion in 2014.

For 2015, the Republic recorded total revenues of ~~W~~339.2 trillion and total expenditures and net lending of ~~W~~339.4 trillion. The Republic had a fiscal deficit of ~~W~~0.2 trillion in 2015.

For 2016, the Republic recorded total revenues of ~~W~~371.3 trillion and total expenditures and net lending of ~~W~~354.4 trillion. The Republic had a fiscal surplus of ~~W~~16.9 trillion in 2016.

Based on preliminary data, the Republic recorded total revenues of ~~W~~403.8 trillion and total expenditures and net lending of ~~W~~379.8 trillion in 2017. The Republic had a fiscal surplus of ~~W~~24 trillion in 2017.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2016 amounted to approximately ~~W~~616.1 trillion, an increase of 5.7% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2017 amounted to approximately ~~W~~648.5 trillion, an increase of 5.3% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2017:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	4,900.0	US$	4,900.0
Chinese Yuan (CNY)	CNY	3,000.0		458.2
Euro (EUR)	EUR	1,125.0		1,343.2

Total			US$	6,701.4

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2017.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2013	453,674.0
2014	493,584.9
2015	547,625.6
2016	584,785.0
2017	619,971.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2013	2014	2015	2016	2017
	(billions of Won)
Domestic	32,978.5	29,158.4	26,393.8	24,241.6	21,130.5
External(1)	—	—	—	—	—

Total	32,978.5	29,158.4	26,393.8	24,241.6	21,130.5

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2013	2014	2015	2016	2017(1)
	(billions of dollars)
Long-term Liabilities	311.7	307.9	291.7	279.4	302.9
General Government	63.0	65.2	62.8	64.5	78.0
Monetary Authorities	29.2	25.9	20.1	10.8	14.5
Banks	102.2	104.0	103.1	93.8	91.7
Other Sectors	117.4	112.9	105.7	110.3	118.7
Short-term Liabilities	111.8	116.4	104.3	104.7	115.9
General Government	0.0	1.8	2.3	2.5	2.0
Monetary Authorities	10.8	12.2	12.0	6.9	8.1
Banks	77.9	79.9	74.8	78.4	85.1
Other Sectors	23.0	22.5	15.2	16.9	20.7

Total External Liabilities	423.5	424.3	396.1	384.1	418.8

(1)	Preliminary

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2017
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021	4.250	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2015-003	December 16, 2015	December 16, 2018	3.000	CNY	3,000,000,000		3,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies						USD	4,900,000,000
						EUR	1,125,000,000
						CNY	3,000,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	7,179,966,250,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,071.40, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

Euro amounts are converted to Won amounts at the rate of EUR1.00 to ~~W~~1,279.25, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd. CNY amounts are converted to Won amounts at the rate of CNY1.00 to ~~W~~163.65, the market average exchange rate in effect on December 31, 2017, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2017	2018-2066	546,715.2
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2007-2017	2012-2022	68,635.3
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1992-2017	2012-2030	779.2
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	1.6
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				616,140.6

2. Borrowings
Borrowings from The Bank of Korea	1.362-1.453	2016-2017	2018	1,336.2
Borrowings from the Sports Promotion Fund	1.205-1.265	2016	2019	100.0
Borrowings from The Korea Foundation Fund	1.515-1.73	2016-2017	2018-2019	40.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	1.215-2.755	2014-2016	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2015	2018-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.467	2015	2018	10.0
Borrowings from the Film Industry Development Fund	1.385-2.16	2015-2017	2018-2020	69.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019-2021	526.1

Total Borrowings				3,831.3

Total Internal Funded Debt				619,971.9

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2017
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-3.38	2013-2017	2018-2020	9,680.0
Korea Student Aid Foundation	Floating-5.07	2010-2017	2018-2037	11,430.0

Total Bonds				21,110.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	20.5
Total Borrowings				20.5

Total Internal Guaranteed Debt				21,130.5

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•	if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•	must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•	you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto (“FATCA”). We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•	rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•	on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•	we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•	the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2⁄3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•	permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•	cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a

U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Young Eun Ban, and the Senior Deputy General Manager of our New York Branch, Mr. Choon Keun Song, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•	each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•	any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner (“BO Application”). Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income) (“OIV”), a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or foreign tax laws, the alternative minimum tax, or the Medicare tax on net investment income. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult their own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

The application of the book-tax conformity rule to original issue discount and de minimis original issue discount is uncertain in some respects. The book/tax conformity rule applies to in some cases, and therefore may require accrual method holders to include original issue discount on an Original Issue Discount Debt Security in a more accelerated manner than described above if they do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the U.S. holder’s financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual method holders may be required to include de minimis original issue discount in gross income as the de minimis original issue discount accrues for financial statement purposes.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

The application of the book/tax conformity rule to debt securities with market discount is uncertain. Under the book/tax conformity rule, an accrual method holder that has made the election described in the prior paragraph to accrue market discount may be required to accrue market discount in a more accelerated manner than described above if the holder does so for financial accounting purposes. It is also possible, although less likely, that accrual method holders that have not made the election described above and that accrue market discount on a current basis on their financial statements may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Security and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the Internal Revenue Service. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the U.S. Internal Revenue Service or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Additionally, starting at the earliest on January 1, 2019, “foreign passthru payments” (a term not yet defined) may be subject to withholding under FATCA. Withholding on such payments under FATCA will not apply to debt securities issued before the date that is six months after the publication of final regulations defining “foreign passthru payment,” unless the debt securities are materially modified on or after such date.

By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Young Eun Ban, General Manager of our New York Branch, or Mr. Choon Keun Song, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Seong-wook Kim, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2016 and 2017 have been included in this prospectus in reliance upon the report of Nexia Samduck, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•	adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, as well as increased uncertainty in the wake of a referendum in the United Kingdom in June 2016, in which the majority of voters voted in favor of an exit from the European Union (“Brexit”);

•	adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese renminbi and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	declines in consumer confidence and a slowdown in consumer spending;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•	the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	the investigations of large Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct relating to the recent impeachment and dismissal of former President Park Guen-hye;

•	increased sovereign default risk in select countries and the resulting adverse effects on the global financial markets;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•	a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased Government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the occurrence of severe health epidemics in Korea or other parts of the world, including an outbreak of severe acute respiratory syndrome, swine or avian flu, Ebola or Middle East respiratory syndrome.

•	deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•	hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	573,000
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	2,323,000

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-9

(5)	The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank (No. 33-38873).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank (No. 33-44818).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank (No. 33-156305).

B-3	-	Form of Amendment No. 1 to Fiscal Agency Agreement, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Korea Development Bank (No. 333-111608).

C-1	-	Form of Warrant Agreement, including form of Warrants.*

C-2	-	Form of Guarantee Agreement, including form of Guarantees, incorporated herein by reference to Exhibit C-2 to the Registration Statement of The Korea Development Bank (No. 333-97299).

C-3	-	Form of Solicitation Indemnification Agreement, incorporated herein by reference to Exhibit C-3 to the Registration Statement of The Korea Development Bank (No. 333-97299).

D-1	-	Consent of the Chief Executive Officer & Chairman of The Korea Development Bank (included on page II-5).

D-2	-	Power of Attorney of the Chief Executive Officer & Chairman of The Korea Development Bank.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Korea Development Bank (No. 333-156305).

F	-	Consent of Nexia Samduck.

G-1	-	Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2), incorporated herein by reference to Exhibit G-2 to the Registration Statement of The Korea Development Bank (No. 333-189409).

H	-	The Korea Development Bank Act, incorporated herein by reference to Exhibit H to the Registration Statement of The Korea Development Bank (No. 333-197061).

I	-	The Enforcement Decree of The Korea Development Bank Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Korea Development Bank (No. 333-203739).

J	-	The Articles of Incorporation of The Korea Development Bank.**

K-1	-	Form of Prospectus Supplement relating to The Korea Development Bank’s Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”), incorporated herein by reference to Exhibit K-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

K-2	-	Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank’s Series C Notes, incorporated herein by reference to Exhibit K-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

L	-	Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer or sale from time to time of the Series C Notes, incorporated herein by reference to Exhibit L to the Registration Statement of The Korea Development Bank (No. 333-6866).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19th Floor, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants).**

M-2	-	Opinion (including consent) of Kim & Chang, 39, Sajik-ro 8-gil, Jongno-gu, Seoul, Korea, Korean counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.**

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-4	-	Opinion (including consent) of Bae, Kim & Lee LLC, 133, Teheran-ro, Gangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-6	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-7	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-8	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

N-1	-	Form of the Series C Note that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

N-2	-	Form of the Series C Note that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

O	-	Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Korea Development Bank (No. 333-6866).

*	May be filed by amendment.
**	Previously filed

SIGNATURE OF THE KOREA DEVELOPMENT BANK

Pursuant to the requirements of the Securities Act of 1933, as amended, The Korea Development Bank has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 8th day of June, 2018.

THE KOREA DEVELOPMENT BANK

By:	DONG GULL LEE*†
Chief Executive Officer & Chairman

†By:	/s/ JAE HEUN CHOI
Jae Heun Choi
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 8th day of June, 2018.

THE REPUBLIC OF KOREA

By:	DONG-YEON KIM*†
Minister of Strategy and Finance

†By:	/s/ SEONG-WOOK KIM
Seong-wook Kim
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of June, 2018.

†By:	/s/ YOUNG EUN BAN
Young Eun Ban

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE KOREA DEVELOPMENT BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of June, 2018.

†By:	/s/ CHOON KEUN SONG
Choon Keun Song

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 8th day of June, 2018.

†By:	/s/ SEONG-WOOK KIM
Seong-wook Kim

Financial Attaché
Korean Consulate General in New York

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank (No. 33-38873).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank (No. 33-44818).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank (No. 33-156305).

B-3	-	Form of Amendment No. 1 to Fiscal Agency Agreement, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Korea Development Bank (No. 333-111608).

C-1	-	Form of Warrant Agreement, including form of Warrants.*

C-2	-	Form of Guarantee Agreement, including form of Guarantees, incorporated herein by reference to Exhibit C-2 to the Registration Statement of The Korea Development Bank (No. 333-97299).

C-3	-	Form of Solicitation Indemnification Agreement, incorporated herein by reference to Exhibit C-3 to the Registration Statement of The Korea Development Bank (No. 333-97299).

D-1	-	Consent of the Chief Executive Officer & Chairman of The Korea Development Bank (included on page II-5).

D-2	-	Power of Attorney of the Chief Executive Officer & Chairman of The Korea Development Bank.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Korea Development Bank (No. 333-156305).

F	-	Consent of Nexia Samduck.

G-1	-	Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Development Bank Act, incorporated herein by reference to Exhibit H to the Registration Statement of The Korea Development Bank (No. 333-197061).

I	-	The Enforcement Decree of The Korea Development Bank Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Korea Development Bank (No. 333-203739).

J	-	The Articles of Incorporation of The Korea Development Bank.**

K-1	-	Form of Prospectus Supplement relating to The Korea Development Bank’s Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the “Series C Notes”), incorporated herein by reference to Exhibit K-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

K-2	-	Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank’s Series C Notes, incorporated herein by reference to Exhibit K-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

L	-	Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer or sale from time to time of the Series C Notes, incorporated herein by reference to Exhibit L to the Registration Statement of The Korea Development Bank (No. 333-6866).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19th Floor, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul, Korea, United States counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants).**

M-2	-	Opinion (including consent) of Kim & Chang, 39, Sajik-ro 8-gil, Jongno-gu, Seoul, Korea, Korean counsel to The Korea Development Bank, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.**

M-3	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-4	-	Opinion (including consent) of Bae, Kim & Lee LLC, 133, Teheran-ro, Gangnam-gu, Seoul 06133, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$300,000,000 Floating Rate Notes due 2022.**

M-5	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-6	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2020, US$150,000,000 Floating Rate Notes due 2022 and US$350,000,000 2.750% Notes due 2023.**

M-7	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, c/o 19F, Ferrum Tower, 19, Eulji-ro 5-gil, Jung-gu, Seoul 04539, The Republic of Korea, United States counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

M-8	-	Opinion (including consent) of Lee & Ko, Hanjin Building, 63, Namdaemun-ro, Jung-gu, Seoul 04532, The Republic of Korea, Korean counsel to The Korea Development Bank, in respect of the legality of The Korea Development Bank’s US$500,000,000 Floating Rate Notes due 2021 and US$500,000,000 3.375% Notes due 2023.**

N-1	-	Form of the Series C Note that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Korea Development Bank (No. 333-6866).

N-2	-	Form of the Series C Note that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Korea Development Bank (No. 333-6866).

O	-	Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Korea Development Bank (No. 333-6866).

*	May be filed by amendment.
**	Previously filed.